Exhibit 10.12

AGREEMENT AND PLAN OF MERGERS dated as of April 4, 2023 BY AND AMONG IM PRO MAKEUP NY L.P., IM PRO MAKEUP NY MERGER SUB, INC., ODDITY LABS, LLC, Revela Inc. and Evan Zhao AS THE REPRESENTATIVE

TABLE OF CONTENTS Page DEFINITIONS; INTERPRETATION ............................................................................ 6 1.1 Certain Definitions................................................................................................. 6 1.2 Cross Reference Table ......................................................................................... 19 1.3 Interpretive Matters.............................................................................................. 20 THE MERGERS .......................................................................................................... 22 2.1 The Mergers......................................................................................................... 22 2.2 Closing ................................................................................................................. 22 2.3 Effective Times.................................................................................................... 22 2.4 Effects of the Mergers.......................................................................................... 22 2.5 Certificate of Incorporation; Bylaws ................................................................... 23 2.6 Directors and Officers.......................................................................................... 23 CONVERSION OF SHARES; EXCHANGE............................................................ 23 3.1 Conversion; Allocation of Merger Consideration................................................ 23 3.2 Company Stock Options and Company SAFEs................................................... 24 3.3 Company SAFEs.................................................................................................. 25 3.4 Allocation Schedule and Certain Other Schedules.............................................. 25 3.5 Paying Agent; Cash Payments............................................................................. 27 3.6 Issuance of Consideration Shares. ....................................................................... 28 3.7 Lost, Stolen or Destroyed Certificates................................................................. 28 3.8 No Further Ownership Rights in Company Capital Stock................................... 28 3.9 Withholding ......................................................................................................... 29 3.10 Stock Transfer Books........................................................................................... 29 3.11 Taking of Necessary Action; Further Action....................................................... 29 3.12 Representative Expense Amount ......................................................................... 29 3.13 Appraisal Rights................................................................................................... 30 3.14 Deliveries at Closing............................................................................................ 31 3.15 Post-Closing Adjustment. .................................................................................... 33 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...................... 35 4.1 Organization and Good Standing......................................................................... 36 4.2 Authorization of Agreement ................................................................................ 36 4.3 Conflicts; Consents of Third Parties.................................................................... 37

TABLE OF CONTENTS (continued) Page 4.4 Capitalization ....................................................................................................... 38 4.5 Corporate Records ............................................................................................... 39 4.6 Financial Statements............................................................................................ 40 4.7 No Undisclosed Liabilities................................................................................... 41 4.8 Absence of Certain Changes................................................................................ 41 4.9 Taxes.................................................................................................................... 41 4.10 Real Property ....................................................................................................... 44 4.11 Tangible Personal Property.................................................................................. 45 4.12 Intellectual Property............................................................................................. 45 4.13 Material Contracts................................................................................................ 54 4.14 Employee Benefit Plans....................................................................................... 57 4.15 Labor.................................................................................................................... 59 4.16 Litigation.............................................................................................................. 62 4.17 Compliance with Laws; Permits.......................................................................... 62 4.18 Environmental Matters......................................................................................... 63 4.19 Insurance .............................................................................................................. 63 4.20 Related Party Transactions .................................................................................. 64 4.21 Bank Accounts..................................................................................................... 64 4.22 Brokers and Financial Advisors........................................................................... 64 4.23 Anti-Corruption Laws; Certain Business Practices ............................................. 64 4.24 Export Compliance .............................................................................................. 65 4.25 Social Media ........................................................................................................ 66 4.26 Solvency............................................................................................................... 66 4.27 Privacy ................................................................................................................. 66 REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I, AND MERGER SUB II....................................................................................... 68 5.1 Corporate Existence and Power........................................................................... 68 5.2 Corporate Authorization ...................................................................................... 68 5.3 Consideration Shares. .......................................................................................... 69 5.4 Litigation.............................................................................................................. 69

TABLE OF CONTENTS
(continued)

		Page
5.7	Conflicts; Consents of Third Parties	70
	COVENANTS OF THE COMPANY	72
6.1	Conduct of the Business Pending Closing	72
6.2	Restrictions on the Conduct of the Business Pending Closing	73
6.3	No Control of the Company's Business	75
6.4	Exclusive Dealing	75
6.5	Stockholder Approval; Notice of Stockholder Action; Consent	76
	ADDITIONAL COVENANTS AND AGREEMENTS	77
7.1	Access to Information	77
7.2	Efforts; Regulatory Compliance	77
7.3	Notification of Certain Matters	79
7.4	Fees and Expenses	79
7.5	Tax Matters	79
7.6	Employee Benefits	83
7.7	Resignation of Directors and Officers	83
7.8	Further Assurance	83
7.9	Directors' and Officers' Insurance; Indemnification Agreements	83
7.10	280G Approval	84
	CONDITIONS TO CLOSING	86
8.1	Conditions to Each Party's Obligation to Effect the Merger	86
8.2	Conditions to Obligation of the Company	86
8.3	Conditions to Obligations of Parent, Merger Sub I and Merger Sub II	87
	TERMINATION	89
9.1	Termination	89
9.2	Procedure Upon Termination	90
9.3	Effect of Termination	90
	SURVIVAL; INDEMNIFICATION	90
10.1	General Survival	90
10.2	Indemnification	91
10.3	Representative	98

TABLE OF CONTENTS
(continued)

Page

MISCELLANEOUS 100

11.1 Specific Performance 100

11.2 Governing Law; Submission to Jurisdiction 100

11.3 Entire Agreement 101

11.4 Amendment 101

11.5 Extension; Waiver 101

11.6 No Third Party Beneficiaries 101

11.7 Notices 102

11.8 Severability 104

11.9 Assignment; Binding Effect 104

11.10 Counterparts 104

<u>Miscellaneous Schedules</u>

Schedule 1.1(a)	Identified Persons
Schedule 1.1(b)	Key Employees and Key Contractors
Schedule 3.14(a)(iv)	Assignment Deeds
Schedule 5.3	Terms of Restricted Ordinary Shares
Schedule 5.10	Financial Statements of Parents
Schedule 8.3(a)(i)(i)	Terminated Contracts
Schedule 8.3(a)(i)(ii)	Required Consents

<u>Exhibits</u>

Exhibit A	Form of Written Stockholder Consent
Exhibit B	Form of Non-Competition Agreement
Exhibit C	Form of Offer Letter
Exhibit D-1	Form of First Certificate of Merger
Exhibit D-2	Form of Second Certificate of Merger
Exhibit E	Form of Resignation Letter
Exhibit F	Form of Written SAFEholder Consent
Exhibit G	Form of Consideration Shares Proxy
Exhibit H	Form of Accredited Investor Declaration
Exhibit I	Form of Parent Guarantee
Exhibit J	Form of Parent Certificate
Exhibit K	Form of Company Certificate
Exhibit L	Form of FIRPTA Certificate

5 AGREEMENT AND PLAN OF MERGERS THIS AGREEMENT AND PLAN OF MERGERS (this “Agreement“) is made and entered into as of April 4, 2023 (the “Agreement Date“) by and among, IM PRO MAKEUP NY L.P., a limited partnership incorporated under the laws of the state of New York (“Parent“), IM PRO MAKEUP NY Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub I“), ODDITY LABS, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub II“ and, together with Merger Sub I, “Merger Subs”), Revela, Inc., a Delaware corporation (the “Company“) and Evan Zhao, solely in his capacity as representative of the Equityholders (“Representative“). RECITALS WHEREAS, the parties intend that Merger Sub I be merged with and into the Company, with the Company surviving the merger (the “First Surviving Corporation”), on the terms and subject to the conditions set forth in this Agreement (the “First Merger“), immediately followed by the First Surviving Corporation merging with and into Merger Sub II, with Merger Sub II surviving the merger (the “Surviving Company”), on the terms and subject to the conditions set forth in this Agreement (the “Second Merger” and, together with the First Merger, the “Mergers”); WHEREAS, the board of directors of the Company has (a) determined that the Mergers are in the best interests of the Company and the holders of Company Capital Stock (“Stockholders“), and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers and (c) resolved to recommend adoption of this Agreement and approval of the Mergers by the Stockholders; WHEREAS, the boards of directors of Parent and Merger Subs have approved and declared advisable the execution, delivery and performance by Parent and Merger Subs of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, and Parent, as the sole stockholder of Merger Subs, has approved and adopted the execution, delivery and performance by Merger Subs of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers; WHEREAS, pursuant to the First Merger, at the First Effective Time, the Company Capital Stock shall be converted into the right to receive cash and Securities of Oddity Tech Ltd. (“Oddity”), the indirect holder of all equity interests in Parent, holding all such interests through disregarded entities for United States federal income Tax purposes, or through entities that will be treated as entities that are disregarded as separate from Oddity, effective prior to the Closing for United States federal income Tax purposes, in the amounts and on the terms and subject to the conditions set forth herein; WHEREAS, as a condition and inducement to Parent and Merger Subs entering into this Agreement, each of the Identified Persons, concurrently with the execution and delivery of this Agreement, is entering into (i) a non-competition agreement in the form attached hereto as Exhibit B (each, a “Non-Competition Agreement“) and (ii) offer letter with Parent or its Affiliates,

6 as applicable, in the form attached hereto as Exhibit C, in each case dated as of the Agreement Date, each of which shall become effective at, and conditional upon the occurrence of, the First Effective Time; WHEREAS, for U.S. federal income Tax purposes, it is intended that (i) the Mergers, stepped together, shall (A) be a single integrated transaction, consistent with the principles set forth in Rev. Rul. 2001-46, 2001-2 C.B. 321, that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and (B) for an exception to the general rule of Section 367(a)(1) of the Code, and (ii) this Agreement be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder; and NOW, THEREFORE, in consideration of the premises, covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows: DEFINITIONS; INTERPRETATION 1.1 Certain Definitions. The following terms shall have the following meanings: “Acquisition Transaction” means, other than the transactions contemplated by this Agreement: (a) any acquisition or purchase of Company Capital Stock by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) representing more than a ten percent (10%) voting interest in any class or series of Company Capital Stock, or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning Company Capital Stock representing ten percent (10%) or more of the voting interest in any class orseries of Company Capital Stock, or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than ninety percent (90%) of the equity interests in any class or series of capital stock of the surviving or resulting entity of such transaction; (b) any direct or indirect sale, license, acquisition or disposition of all or a material portion of the assets of any of the Company other than the sale of inventory or obsolete assets or non-exclusive licenses in the Ordinary Course of Business; or (c) any initial public offering of capital stock or other securities of the Company pursuant to a registration statement filed under the Securities Act or any similar offering or filing in any foreign jurisdiction. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. “Aggregate Merger Consideration” means (i) an amount equal to $32,236,901.42,

7 as may be adjusted pursuant to the Allocation Schedule prior to Closing; plus (ii) the positive difference between the Closing Cash and the Minimum Cash Amount, if any (the aggregate amount of (i) and (ii) may be referred hereto as the “Net Cash Aggregate Merger Consideration”); and plus (iii) the Consideration Shares, which for the purpose of this Agreement are deemed to be purchased based on a per share price of $430.31. “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by any Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition. “Assets” means, with respect to any Person, all businesses, properties, assets, machinery, equipment, furniture, fixtures, licenses, permits, franchises, goodwill, Technology, Intellectual Property Rights and rights of such Person, of every nature, kind and description, tangible and intangible, owned or leased, wherever located (whether in the United States or otherwise) and whether or not carried or reflected on the books or records of such Person, used, held for use or useful in connection with the operation of the businesses of such Person. “Assignment Deeds” means those certain deeds to be attached hereto as Schedule 3.14(a)(iv) required to the assignment of the Company Assets to the Surviving Company. “Business” means the business of the Company as was conducted prior to the First Effective Time. “Business Day” means a day except a Saturday, a Sunday or other day on which the banks in the State of Israel or the State of New York are authorized or required by Law to be closed. “Cash” means the cash and cash equivalents of the Company. For the avoidance of doubt, Cash shall not include any short-term and long-term investments or restricted cash. “Capitalization Representations” means the representations and warranties contained in Section 4.3(b) (Capitalization). “Certificate” means a certificate or certificates, if any, which immediately prior to the First Effective Time represented outstanding shares of Company Capital Stock. “Change of Control Payments” means, without duplication with the Transaction Expenses items already counted, the aggregate amount of all change of control, bonus, termination, severance or other similar payments, whether accrued or incurred prior to or at the First Effective Time, that are payable by the Company, to any Person as a direct result of or in connection with the Mergers or any of the other transactions contemplated by this Agreement pursuant to Contracts in effect as of the First Effective Time, including (a) to the extent attributed to the acceleration or early vesting of any right or benefit or lapse of any restriction as a result of or in connection with the Mergers (but specifically excluding any such acceleration or related benefits, such as severance, triggered solely by events incurred following, and not related to, the consummation of the Mergers, such as an involuntary termination following the First Effective Time), (b) any payment, cost, expense or Liability, of the Company arising out of, in connection with or pursuant to Section

8 280G of the Code resulting from the transactions hereunder and (c) any applicable value added Tax, employer-paid portion of any employment and payroll Taxes related thereto actually paid or payable (including any employment or payroll Taxes attributable to the cash-out of Company Stock Options pursuant to this Agreement, but excluding employer-related payroll Taxes related to any post-First Effective Time exercise of options or any such Taxes due in respect of any compensatory payments offered by Parent); in each case, excluding, for the avoidance of doubt, any severance payments to be made to any employees or Contractors who were either not extended offers by Parent or its Affiliates. “Closing Cash” means the Cash as of the close of business on the First Effective Time. For the avoidance of doubt, Closing Cash shall be calculated after payment of Outstanding Indebtedness and shall include the Minimum Cash Amount. “Closing Indebtedness” means the amount of Indebtedness of the Company, on a consolidated basis, as of the First Effective Time based on the same methodologies and accounting practices and principles applied on a consistent basis by the Company prior to Closing. For the avoidance of doubt, Closing Indebtedness shall not include Outstanding Indebtedness or other Indebtedness that is paid off by the Company prior to Closing. “Code” means the Internal Revenue Code of 1986, as amended. “Company Capital Stock” means the shares of the Company Common Stock and Company Preferred Stock (including those shares of Company Common Stock and Preferred Stock that will be issued upon conversion of the Company SAFEs). “Company Common Stock” means the shares of the Company’s common stock, par value $0.00001 per share. “Company Intellectual Property Registrations” means all applications, issuances and registrations with any Registration Office or Internet domain name registrar for Intellectual Property Rights (a) owned or purported to be owned by, or (b) for which an application is filed in the name of, in each case, the Company. “Company Preferred Stock” means, collectively, the shares of the Series Seed-1 Preferred Stock, Series Seed-2 Preferred Stock, and the Series Seed-3 Preferred Stock. “Company Products” means all products and services that are currently offered, distributed, or under development by the Company. “Company Technology” means any and all Technology that is, or was in the past three (3) years prior to the date hereof, owned, purported to be owned, or used by the Company. “Company Stock Option Plan” means the Company’s 2021 Equity Incentive Plan, and any appendix thereto, as amended. “Confidential Information” means all non-public information pertaining to the Company and/or its Business and/or the Company Products, Company Technology or Company Intellectual Property, including without limitation all Trade Secrets, any and all information

9 constituting or relating to product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans or new personnel acquisition plans and all other confidential or proprietary information with respect to a party and their customers and vendors; provided, however, that “Confidential Information” shall not include (a) issued Patents and published Patent applications or (b) information that is or becomes generally available to the public or general industry knowledge through no action or inaction by the Company or Parent. “Consideration Shares” means 45,601 Class A Ordinary A Shares of Oddity, par value NIS 0.001 each (the “Ordinary Consideration Shares”) and 40,285 Restricted Class A Ordinary Shares of Oddity (the “Restricted Consideration Shares”), terms (including vesting terms, if applicable) of which are set forth on Schedule 5.3. Number of the aggregate Consideration Shares at Closing may be adjusted based on the Allocation Schedule to be provided at Closing. “Contract” means any legally binding contract, agreement, indenture, note, purchase order, sales order, bond, loan or credit agreement, instrument, lease, commitment, mortgage, deed of trust, license or other arrangement, understanding or obligation, whether written or oral and all amendments, restatements, supplements or other modifications thereto or waivers thereunder. “Copyleft License” means any license that requires, as a condition of use, modification and/or distribution of Software or other Technology subject to such license, that such Software or other Technology subject to such license, or other Software or other Technology incorporated with, derived from, used, or distributed with such Software or other Technology subject to such license (a) in the case of Software, be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of allowing the making of derivative works, (c) be licensed under terms that allow the Company Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than to the extent permitted by Law), or (d) be redistributable at no license fee. Copyleft Licenses include, without limitation, all versions of the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses. “Copyrights” means copyrights and all other rights, throughout the world, with respect to Works of Authorship and all registrations thereof and applications therefor (including moral and economic rights, however denominated). “Credit Lines” means any credit facility extended to the Company (but excluding credit cards held by employees of the Company), if any. “Critical Employees” means Key Employees and Key Contractors of the Company. “Databases” means databases and other compilations and collections of data or information. “Environmental Law” means any applicable federal, state or local Laws relating to

10 the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Escrow Agent” means an escrow agent to be mutually appointed by Parent and Company prior to Closing. “Escrow Amount” means an amount equal to the lesser of (a) $10,500,000 or (b) fifteen percent (15%) of the Aggregate Merger Consideration, which amount may be, at the sole discretion of each Equityholder, deposited by the Equityholders or on behalf of the Equityholders either in cash (“Cash Escrow Amount”) or in Consideration Shares (“Equity Escrow Amount”), as set forth in the Allocation Schedule. “Escrow Period” means the date that is eighteen (18) months from the First Effective Time. “Escrowed Shares” means the Consideration Shares included in the Escrow Amount. “Equityholder” means holder of (a) shares of Company Capital Stock or (b) Company Stock Options. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Facilities” means all buildings and improvements on any real property leased or owned by the Company either currently or in the past, to the extent that the Company has or had control over such buildings and improvements. “fraud” means common law fraud (as opposed to any fraud claim based on constructive knowledge, negligent or reckless misrepresentation) under Delaware law, in connection with a representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement or in any of the other Transaction Documents. “Fundamental Documents” means the documents, as amended and in effect as of any applicable date, by which any Person (other than an individual) establishes its legal existence and which govern its internal affairs. For example, the “Fundamental Documents” of a corporation would be its articles of association or certificate of incorporation and bylaws, the “Fundamental Documents” of a limited liability company would be its certificate of formation or organization and operating agreement and the “Fundamental Documents” of a limited partnership would be its limited partnership certificate and its limited partnership agreement. “GAAP” means generally accepted accounting principles in the United States as in effect on the applicable date.

11 “Governmental Authority” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitral body, exercising executive, legislative, judicial, regulatory or administrative functions. “Grants” means, grants, funding, incentives or subsidies, or applications therefor. “Hazardous Material” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder. “Identified Persons” means certain employees and certain Contractors of the Company as set forth on Schedule 1.1(a). “Indebtedness” means, with respect to the Company and without duplication, the unpaid principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (including breakage costs, penalties and fees, if any, unpaid fees or expenses and other monetary obligations in respect of (a) all indebtedness for borrowed money or for the deferred or unpaid purchase price of property or services, (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument or commercial paper (including a purchase money obligation), (c) all deferred obligations to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit, surety bond, bank guarantee, performance bond or other instrument, (d) all Indebtedness of others guaranteed, directly or indirectly, by the Company or as to which the Company has an obligation (contingent or otherwise) that is substantially the economic equivalent of a guarantee, (e) all obligations under capital leases, (f) all Indebtedness of others secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on any property or assets of the Company (whether or not such obligation is assumed by the Company), (g) the aggregate net Liability pursuant to any derivative instruments, including any interest rate or currency swaps, caps, collars, options, futures or purchase or repurchase obligations, or other similar derivative instruments, (h) amounts related to R&D Tax Credit Advance, and (i) amounts related to unpaid marketing expenses. Notwithstanding the foregoing, “Indebtedness” shall not include Transaction Expenses or Change of Control Payments. “Indemnity Pro Rata Share” means with respect to each Escrowed Holder the quotient obtained by dividing: (a) the aggregate portion of the Net Aggregate Consideration payable to such Escrowed Holder under this Agreement with respect to shares of Company Capital Stock and Company Stock Options held by such Escrowed Holder as of the First Effective Time, by (b) the Net Aggregate Consideration payable to all of the Escrowed Holders with respect to all shares of Company Capital Stock and Company Stock Options held by such Escrowed Holders as of the First Effective Time (in each case giving no effect to any withholdings pursuant to Section 3.9 and any indemnification obligation pursuant to Article X).

12 “Intellectual Property Rights” means any and all of the following rights (anywhere in the world, whether statutory, common law or otherwise): (a) Patents, (b) Copyrights, (c) design rights and registrations thereof and applications therefor, (d) integrated circuit layouts and mask works including registrations thereof and application therefor, (e) rights with respect to Trademarks, (f) rights with respect to domain names, (g) rights with respect to Trade Secrets or Confidential Information, including rights to limit the use or disclosure thereof by any Person, (h) rights with respect to Databases, )i) publicity and privacy rights, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials, (j) any other intellectual property or proprietary rights equivalent or similar to any of the foregoing now known or hereafter recognized in any jurisdiction, (k) all rights to derivatives, improvements, modifications, enhancements, revisions and releases to any of the foregoing, and (l) all benefits, privileges, claims, causes of action and remedies arising out of or related to any of the foregoing, including the exclusive rights to apply for and maintain all registrations, renewals and extensions, to sue for past, present and future infringement, misappropriation, unauthorized uses or disclosures, or other violations, and to settle and retain proceeds from any such action, and all contractual and other entitlements to royalties and other payments for the use or practice thereof. “intentional misrepresentation” shall mean a misrepresentation of a representation or warranty contained in this Agreement that is made by a Person with the actual knowledge at the time of making such representation or warranty that such representation or warranty is inaccurate with the intent to deceive. “IRS” means the United States Internal Revenue Service. “IT Systems” means all computer systems, servers, network equipment and other computer hardware and information technology systems and services owned, leased or licensed by the Company or otherwise used in the operation of the Business. “Key Contractors” means the contractors of the Company set forth in Schedule 1.1(b). “Key Employees” means the employees of the Company set forth in Schedule 1.1(b). “Knowledge” means, (a) with respect to the Company, the actual knowledge of each of Evan Zhao, Avinash Boppana, and David Zhang, and any facts that such persons would have reasonably be expected to have discovered or become aware after reasonable inquiry in the course of reasonably performing such person’s duties, and (b) with respect to any other Person, the actual knowledge of the specified Person. “Law” means any applicable federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, edict, decree, statute, code, ordinance, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, including all Environmental Laws and Anti-Corruption Laws. “Legal Proceeding” means any suit, claim, action, litigation, arbitration, proceeding

13 (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, investigation or examination commenced, brought, conducted or heard by or before, or otherwise involving, any court, tribunal, other Governmental Authority, any arbitrator or arbitration panel. “Liability” means any Indebtedness, debt, loss, damage, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, vested or unvested, executory, due or to become due, whether in contract, tort, strict liability or otherwise and whether required to be reflected in financial statements under GAAP or not), and including all costs and expenses relating thereto. “Licensed Company Intellectual Property” means any Intellectual Property Rights licensed to the Company by any Person (or subject to a covenant not to sue granted to or in favor of the Company by any Person) that has been used, is used or is held for use by the Company. “Licensed Company Technology” means any Technology licensed to the Company by any Person (or subject to a covenant not to sue granted in favor of the Company by any Person) that has been used, is used or is held for use by the Company. “Lien” means, with respect to any property or asset, any lien, pledge, mortgage, deed of trust, security interest, hypothecation, charge or other adverse claim of any kind in respect of such property or asset, other than Liens arising under the COI or Bylaws, that do not impede the transferability of such Company Capital Stock in connection with the consummation of the transactions contemplated hereby. “Losses” means any and all deficiencies, judgments, losses, settlements, damages, interest, fines, penalties, Taxes, costs, expenses (including reasonable and documented legal, accounting and other costs and expenses of professionals) and other liabilities and expenses incurred or actually paid in connection with investigating, defending, or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor, in each case, whether or not arising out of a Third Party Claim; provided, however, that “Losses” shall not include punitive or exemplary damages except actually awarded to a third party. “Material Adverse Effect” means any change, effect, event, occurrence or development that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, properties, operations or financial condition of the Company or (b) prevents or delays beyond the Termination Date the Company from consummating the transactions contemplated by this Agreement; provided, however, that no change, effect, event, occurrence or development (by itself or when aggregated with any other changes, effects, events, occurrences or developments) resulting from, arising out or relating to, any of the following shall be deemed to constitute a Material Adverse Effect or otherwise be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (i) any circumstance, change, or effect resulting from or arising out of the announcement, existence or pendency of the transactions contemplated by this Agreement including the identity of the Parent and the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors or partners; (ii) changes in GAAP or other

14 applicable accounting standards, requirements or principles or Law after the Agreement Date or the interpretation of the foregoing; (iii) failure to meet any estimates, internal projections or forecasts; (iv) any action taken by the Company that is required to be taken by this Agreement or the failure to take action by the Company that is expressly prohibited under this Agreement; (v) any breach by Parent, Merger Sub I, or Merger Sub II of this Agreement, (vi) general economic or political conditions or changes in such conditions, (vii) changes affecting the industries in which the Company participates; and (viii) any act of God, any act of terrorism, war or other hostilities, any regional, national or international calamity, natural disasters, or any other similar event, provided that in each case of (vi), (vii) and (viii), such matters do not have a material disproportionate effect on the Company (relative to the other participants in the industries in which the Company operates). “Minimum Cash Amount” means an amount equal to $10,000,000 of Cash. “Net Aggregate Consideration” means the Aggregate Merger Consideration less (a) Closing Indebtedness, less (b) all Transaction Expenses, and less (c) the amount, if any, by which the Minimum Cash Amount exceeds the Closing Cash. Notwithstanding anything to the contrary in this Agreement, any deductions to be made to the Aggregate Merger Consideration pursuant to clauses (a), (b), and (c) of this definition of Net Aggregate Consideration shall at all times be made without duplication and in no event shall there be any double counting of any such item. “Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. For the avoidance of doubt, Open Source Licenses include all Copyleft Licenses. “Open Source Materials” means any Software or Technology subject to an Open Source License. “Order” means any order, injunction, judgment, decree, ruling, writ, assessment or other similar requirement or agreement enacted, adopted, promulgated or applied by any Governmental Authority. “Ordinary Course of Business” means the ordinary course of operations of the business of the Company through the Agreement Date consistent with past practice. “Owned Company Intellectual Property” means any and all Intellectual Property Rights owned or purported to be owned by the Company. “Owned Company Technology” means any Company Technology owned or purported to be owned by the Company. “Patents” means any domestic, international, regional or foreign patents, utility models, and applications, invention disclosures and drafts of patent applications (and any patents or utility models that issue as a result of such applications) and any reissues, divisions, divisionals, continuations, continuation-in-parts, provisional applications, renewals, extensions, substitutions, reexaminations, or invention registrations related to such patents, utility models and applications.

15 “Payment Card Industry Data Security Standard” means those standards set forth in https://www.pcisecuritystandards.org/security_standards/. “Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Authority . “Permitted Liens” means (a) statutory liens for current Taxes that are not yet due and payable or Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established as would be required by GAAP, (b) suppliers’, contractors’, workers’ and similar Liens arising or incurred in the ordinary course of business with respect to amounts not yet due and payable, (c) statutory liens to secure obligations to landlords, lessors, or renters under leases or rental agreements, and (d) liens disclosed on the Balance Sheet. “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity. “Personal Information” means, in addition to any definition provided by the Company for any similar term (e.g., “personally identifiable information” or “PII”) in any privacy policy or other public-facing statement, all information that is defined as such under applicable Privacy Law including information which states is associated with an identified or identifiable individual person or an individual person’s device (or, in the case of compliance with the CCPA (hereinafter defined) and where applicable, a household), which may include, but not be limited to, (a) information that identifies, could be used to identify or is otherwise identifiable with an individual, including name, physical address, telephone number, email address, financial account number or government-issued identifier (including Social Security number and driver’s license number), medical, health or insurance information, including protected health information (“PHI”) and electronic protected health information (“ePHI”) as these terms are defined under HIPAA, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data), (b) information that is created, maintained, or accessed by an individual (e.g., videos, audio or individual contact information), (c) any data regarding an individual’s activities online or on a mobile device or other application (e.g., searches conducted, web pages or content visited or viewed) and (d) Internet Protocol addresses, unique device identifiers or other persistent identifiers. Personal Information may relate to any individual, including a current, prospective or former customer or employee of any Person. Personal Information includes information in any form, including paper, electronic and other forms. “Post-Closing Tax Period” means any Tax period beginning after the Closing Date and the portion of any Straddle Tax Period beginning after the Closing Date. “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date, and the portion of any Straddle Period ending on and including the Closing Date. “Price Per Share” means with respect to each share of Company, an amount equal to (a) the Net Aggregate Consideration, divided by (b) the Total Share Number. “Privacy Law” means all applicable Laws currently in effect, governing the receipt,

16 collection, compilation, use, storage, registration of databases, processing, sharing, sale, safeguarding, security, disclosure or transfer of Personal Information, including but not limited to the California Consumer Privacy Act 2018 (“CCPA“), the California Privacy Rights Act of 2020 (“CPRA”), Privacy and Electronic Communications Directive 2002/58/EC concerning the processing of personal data and the protection of privacy in the electronic communications sector (Directive on privacy and electronic communications), the Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data and any amendments and local implementations thereto, and including all Laws governing practices associated with advertising, marketing and promoting online, the sending of solicited or unsolicited electronic mail messages, text messages, calls, faxes or any commercial or promotional communications of other kinds using Personal Information, including without limitation, the Communications Decency Act, the Telephone Consumer Protection Act, the CAN-SPAM Act, and all Laws governing breach notification. “Property Taxes” means all real property Taxes, personal property Taxes and similar ad valorem Taxes. “Registration Office” means, collectively, the United States Patent and Trademark Office, the United States Copyright Office, the World Intellectual Property Office and all equivalent foreign patent, trademark, copyright offices or other Governmental Authority. “Representative Expense Amount” means US$100,000. “Retention Bonus Amount” means US$6,000,000. “SEC” means the United States Securities and Exchange Commission, together with its staff. “Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and shall include such Person’s capital stock, membership interests, partnership interests or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock, membership interests, partnership interests or other equity interests. “Security Right” means any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to any equity security of the Company, whether issued or unissued, or any other security convertible into or exchangeable for any such security. “Security Right” includes any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting, and includes rights conferred by any Law, the Company’s Fundamental Documents or by Contract relating to any equity security of the Company. “Series Seed-1 Preferred Stock” means shares of Series Seed-1 preferred stock of the Company, par value $0.00001 per share. “Series Seed-2 Preferred Stock” means shares of Series Seed-2 preferred stock of

17 the Company, par value $0.00001 per share. “Series Seed-3 Preferred Stock” means shares of Series Seed-3 preferred stock of the Company, par value $0.00001 per share. “Social Media Accounts” means any and all accounts, profiles, pages, feeds, registrations and other presences on or in connection with any (a) social media or social networking website or online service, (b) blog or microblog, (c) mobile application, (d) photo, video or other content-sharing website, (e) virtual game world or virtual social world, (f) rating and review website, (g) wiki or similar collaborative content website or (h) message board, bulletin board, or similar forum. “Software” means all (a) computer programs and other software and code, including firmware and microcode, and including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, frameworks, software development kits, application programming interfaces, subroutines and other components thereof; (b) computerized Databases and other computerized compilations and collections of data or information, including all data and information included in such Databases, compilations or collections; (c) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons related to any of the foregoing; (d) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (e) documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing. “Straddle Period” means any Tax period beginning before or on and ending after the Closing Date. “Tax” (and with correlative meaning, “Taxes”) means (a) all U.S. federal, state, local or non-U.S. taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, escheat, unclaimed property, employment, social security, Medicare, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges in the nature of tax, (b) all interest, indexation differentials, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (a), (c) any transferee or successor liability in respect of any items described in clauses (a) or (b) payable by reason of contract, assumption, transferee liability, successor liability, operation of Law, or as a result of any express or implied obligation to assume Taxes or to indemnify any other Person, and (d) any liability for the payment of any amounts of the type described in clause (a) or (b) payable as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, including under Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise. “Taxing Authority” means the IRS and any other Governmental Authority responsible for the administration of any Tax. “Tax Return” means any return, report, declaration, or statement filed or required

18 to be filed with respect to any Tax (including any attachments and schedules thereto, and any amendment thereof) including any information return, claim for refund, amended return, declaration of estimated Tax, withholding tax return, amended withholding tax return and including, where permitted or required, combined, consolidated, affiliated or unitary returns for any group of entities that includes the Company. “Technology” means any and all (a) technology, formulae, algorithms, procedures, processes, methods, techniques, know-how, creations, inventions, discoveries, and improvements (whether patentable or unpatentable), (b) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, personnel, and other information and materials, (c) specifications, designs, models, devices, prototypes, schematics, and development tools, (d) Software, content, and other Works of Authorship, (e) Databases, (f) Trademarks, (g) domain names, and (h) Trade Secrets. “Total Share Number” means the sum of (a) the total number of shares of Company Common Stock issued and outstanding immediately prior to the First Effective Time (including shares of Company Common Stock that would be issued on account of shares of Company Preferred Stock that are deemed to convert into Company Common Stock in connection with the Mergers), plus (b) the total number of shares of Company Common Stock that are issuable upon the exercise of all outstanding Company Stock Options, plus (c) the total number of shares of Company Common Stock that are issuable upon the exercise of all outstanding instruments convertible into Company Common or Preferred Stock (including the Company SAFEs) which are not covered in any of the above sub-sections. “Trademarks” means unregistered and registered trademarks and service marks, trademark and service mark applications, trade dress and logos, brand names, trade names, d/b/a names, business names, corporate names, product names, slogans and other source or business identifiers and any renewals and extensions of any of the foregoing. “Trade Secrets” means confidential and proprietary information, whether oral or written, including designs, concepts, compilations of information, methods, techniques, procedures, processes, know-how, whether or not patentable, of any nature in any form, including all writings, memoranda, copies, reports, papers, surveys, analyses, drawings, letters, computer printouts, computer programs, computer applications, specifications, business methods, business processes, business techniques, business plans, data (including customer data), graphs, charts, sound recordings and/or pictorial reproductions, that (a) derive independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. “Transaction Documents” means this Agreement and each document, certificate and instrument executed in connection herewith. “Transaction Expenses” means, without duplication, any and all (whether or not disclosed) (a) unpaid costs, fees and expenses of outside professionals incurred by the Company in connection with the negotiation, execution and consummation of the transactions contemplated hereby, including all legal fees, Tax, consulting, accounting, management, dataroom provider,

19 finder or other similar fees and investment banking fees and expenses and the Representative’s engagement fee, to the extent unpaid prior to Closing (but not the Representative Expense Amount), (b) unpaid fees, costs premiums and other expenses relating to the D&O Tail Policy, (c) Change of Control Payments (excluding the acceleration of any unvested Common Stock Options and restricted shares of Common Stock and the conversion of any Company SAFEs) and (d) any applicable unpaid Taxes due in connection with any item described in clauses (a) and (b). Transaction Expenses shall exclude Indebtedness. “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code. “WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar foreign, state or local Laws. “Works of Authorship” means Software, register-transfer level and gate-level descriptions, netlists, documentation, scripts, verification components, test suites, websites, content, images, graphics, text, literary works, photographs, artwork, artistic works, audiovisual works, dramatic works, sound recordings, musical works, graphs, drawings, reports, analyses, designs, compilations, writings, and other works of authorship and copyrightable subject matter. 1.2 Cross Reference Table. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meaning therein defined: Term Definition 280G Approval.......................................... 90 280G Waiver............................................. 87 Accrued Interest........................................ 34 Adjustment Dispute Notice....................... 35 Affidavit of Loss....................................... 30 Agreed Adjustments.................................. 35 Agreed Amount......................................... 97 Agreement................................................... 6 Agreement Date .......................................... 6 Allocation Schedule .................................. 28 Anti-Corruption Laws............................... 66 Balance Sheet............................................ 42 Balance Sheet Date ................................... 42 Basket........................................................ 94 BIS ............................................................ 66 Cap ............................................................ 95 Certificate of Merger................................. 23 Claim Notice ............................................. 97 Closing ...................................................... 23 Closing Balance Sheet .............................. 34 Closing Date.............................................. 23 COI............................................................ 32 Company..................................................... 6 Company 401(k) Plans.............................. 85 Company Closing Certificate.................... 89 Company Disclosure Schedule ................. 37 Company Plans......................................... 59 Company Properties.................................. 46 Company Property .................................... 46 Company Requisite Vote .......................... 78 Company Software.................................... 52 Company Stock Option............................. 26 Company Warrants ................................... 27 Consent ..................................................... 79 Contested Amount .................................... 97 Contractors................................................ 62 Covered Person ......................................... 86 Covered Persons........................................ 86 D&O Tail Policy....................................... 86 Datasite ..................................................... 23

20 Designated Accounting Firm.................... 36 Determination Letter................................. 59 DGCL........................................................ 23 DLLCA ..................................................... 23 Dissenting Shares...................................... 32 Dissenting Stockholders............................ 32 Effective Time .......................................... 23 Employing Member .................................. 89 ERISA Affiliate ........................................ 59 Escrow Agreement.................................... 34 Escrow Fund ............................................. 34 Escrowed Holders..................................... 93 Excess Consideration................................ 36 Expert Calculations................................... 36 Financial Statements................................. 42 First Certificate of Merger ........................ 24 First Effective Time .................................. 24 Fundamental and Tax Representations Cap ................................................................ 95 Fundamental Representations................... 92 Future RSUs.............................................. 87 General Expiration Date ........................... 92 Grant Date................................................. 40 Hazardous Materials Activities................. 65 Inbound Intellectual Property Contracts... 52 Indemnification Claim .............................. 94 Indemnitees............................................... 93 Industry Organizations.............................. 55 Institutions................................................. 54 Intellectual Property Contracts ................. 52 Invention Assignment Agreements........... 50 Invoice....................................................... 79 IP Representations .................................... 92 IP Representations Cap............................. 95 Letter of Transmittal ................................. 29 Material Contracts..................................... 56 Merger......................................................... 6 Merger Sub.................................................. 6 Merger Sub Common Stock...................... 24 Merger Sub I Common Stock ................... 25 Non-Competition Agreement...................... 7 OFAC........................................................ 66 Optionholder ............................................. 26 Outbound Intellectual Property Contracts 51 Parent .......................................................... 6 Parent Closing Certificate ......................... 89 Parent Closing Statement.......................... 34 Parent Party............................................... 70 Paying Agent............................................. 28 Paying Agent Agreement.......................... 28 Payoff Letter ............................................. 78 Personal Property Leases.......................... 47 Real Property Lease .................................. 46 Real Property Leases................................. 46 Representative............................................. 6 Representative Group.............................. 101 Representative Losses............................. 101 Response Notice........................................ 97 Restricted Parties ...................................... 67 Retained Escrow Amount ......................... 98 Review Period........................................... 35 Safeholder ................................................. 27 Second Certificate of Merger.................... 24 Section 280G Approval............................. 87 Securities Act............................................ 40 Shortfall Consideration ............................. 37 Signing Estimated Allocation Schedule.... 27 Social Media Account Names................... 67 Stipulated Amount .................................... 98 Stockholders................................................ 6 Substantial Suppliers................................. 58 Survival Period.......................................... 93 Tax Claim.................................................. 82 Tax Holidays............................................. 44 Tax Representations.................................. 92 Termination Date ...................................... 91 Third Party Claim ..................................... 98 Trade Control Laws .................................. 67 Vested Optionholder................................. 26 Waived 280G Benefits.............................. 87 Written Stockholder Consent.................... 78 1.3 Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

21 (a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. (b) Dollars. Any reference in this Agreement to $ or “dollars” means United States dollars. (c) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. (d) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. (e) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. (f) Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. (g) Negotiation and Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. (h) Updates. Except as otherwise set forth herein, any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as in effect on the applicable date. (i) Foreign. The term “foreign” when used with respect to applicable Law or a Governmental Authority shall refer to all jurisdictions other than the United States. (j) Made Available. The term “made available” means a document was uploaded to the “Revela – Strategic Transaction” datasite at “box.com” (the“Datasite“) and made available for review by Parent and its counsels on or prior to the Agreement Date.

22 THE MERGERS 2.1 The Mergers. At the Closing, upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (the “DLLCA”), (a) Merger Sub I shall be merged with and into the Company in the First Merger, whereupon the separate corporate existence of Merger Sub I shall cease and the Company shall continue as the First Surviving Corporation and as a wholly-owned subsidiary of Parent, and (b) immediately following the First Merger, and as part of the same plan, the First Surviving Corporation shall be merged with and into Merger Sub II in the Second Merger, whereupon the separate corporate existence of the First Surviving Corporation shall cease and Merger Sub II shall continue as the Surviving Company and as a wholly-owned subsidiary of Parent. 2.2 Closing. Unless this Agreement is earlier terminated pursuant to Article IX, the closing of the Mergers (the “Closing”) shall take place on a date to be specified by the parties, which shall be no later than the third (3 rd ) Business Day after the satisfaction or waiver of each of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) or at such other time as the parties hereto agree (the “Closing Date”). The Closing shall take place remotely (through electronic exchange). 2.3 Effective Times. At the Closing, the parties hereto shall file (i) a Certificate of Merger in substantially the form attached hereto as Exhibit D-1 (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required by the DGCL in connection with the First Merger, and (ii) immediately following the filing of the First Certificate of Merger, the parties hereto shall file a Certificate of Merger in substantially the form attached hereto as Exhibit D-2 (the “Second Certificate of Merger”, together with the First Certificate of Merger, the “Certificates of Merger”) with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL and DLLCA, and make all other filings or recordings required by the DGCL and DLLCA in connection with the Second Merger. The First Merger shall become effective at the time that the First Certificate of Merger is filed and accepted by the Secretary of State of the State of Delaware or at such later time as is agreed to by Parent and the Company and specified in the First Certificate of Merger (the “First Effective Time”), and the Second Merger shall become effective at such time that the Second Certificate of Merger is filed and accepted by the Secretary of State or at such later time as is agreed by Parent and the Company and is specified in the Second Certificate of Merger, but in any event following the First Effective Time and as soon as practicable following the First Effective Time. 2.4 Effects of the Mergers. At the First Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub I shall vest in the First Surviving Corporation, and all debts, Liabilities and duties of the Company and Merger Sub I shall become the debts, Liabilities and duties of the First Surviving

23 Corporation, and the First Surviving Corporation shall be a wholly-owned subsidiary of Parent. At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, powers and franchises of the First Surviving Corporation and Merger Sub II shall vest in the Surviving Company, and all debts, Liabilities and duties of the First Surviving Corporation and Merger Sub II shall become the debts, Liabilities and duties owing of the Surviving Company, and the Surviving Company shall be a wholly-owned subsidiary of Parent. 2.5 Certificate of Incorporation; Bylaws. At the First Effective Time, the Certificate of Incorporation of Merger Sub I, as in effect immediately prior to the First Effective Time, shall be the Certificate of Incorporation of the First Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation. At the First Effective Time, the bylaws of Merger Sub I, as in effect immediately prior to the First Effective Time, shall be the bylaws of the First Surviving Corporation until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws, except that all references to Merger Sub I therein shall be changed to references to the First Surviving Corporation. 2.6 Directors and Officers. From and after the First Effective Time, the directors of Merger Sub I immediately prior to the First Effective Time shall be the directors of the First Surviving Corporation, and the officers of Merger Sub I immediately prior to the First Effective Time shall be the officers of the First Surviving Corporation (in replacement of such officers of the Company), in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the First Surviving Corporation. CONVERSION OF SHARES; EXCHANGE 3.1 Conversion; Allocation of Merger Consideration. (a) At the First Effective Time, and on the terms and subject to the conditions of this Agreement, by virtue of the First Merger and without any action on the part of the holders of Company Capital Stock or any shares of capital stock of Merger Sub I: (i) each share of common stock, par value $0.1 per share, of Merger Sub I (“Merger Sub I Common Stock“) issued and outstanding immediately prior to the First Effective Time shall, by virtue of the First Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the First Surviving Corporation; (ii) each share of Company Capital Stock held by the Company in its treasury or by Parent, either Merger Sub or any other Subsidiary of Parent, shall be cancelled and extinguished without any conversion thereof, and no cash or other consideration shall be delivered or deliverable in exchange therefor;

24 (iii) except for shares to be cancelled and extinguished in accordance with Section 3.1(ii) and the Dissenting Shares, each holder of shares of the Company (whether Common Stock, Series Seed-1 Preferred Stock, Series Seed-2 Preferred Stock or Series Seed-3 Preferred Stock) issued and outstanding immediately prior to the First Effective Time shall, by virtue of the First Merger and without any action on the part of Parent, either Merger Sub, the Company or any Stockholder, be entitled to receive for all the shares held by such stockholder, and such shares shall be converted into the right to receive (A) at the First Effective Time, a portion of the Net Aggregate Consideration, in cash and in Consideration Shares as set forth in the Allocation Schedule opposite such stockholder’s name, less the portion of the Escrow Fund, and the Representative Expense Amount attributable to such stockholder as set forth in the Allocation Table opposite such holder’s name (based upon the Indemnity Pro Rata Share of such holder), without interest, plus (B) any cash disbursements required to be made from the Escrow Fund and the Representative Expense Amount to the holder (based on such stockholder’s Indemnity Pro Rata Share of the released amount); provided, however, that any amounts payable pursuant to the foregoing clause (B) shall be payable at the times provided for in, and subject to the conditions and contingencies of, this Agreement and the Escrow Agreement; and (iv) If at any time during the period between the Agreement Date and the First Effective Time, any change in the outstanding Company Capital Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, split-up, exchange or readjustment of shares or any stock dividend thereon with a record date during such period, or any similar transaction or event, all references in this Agreement to specified numbers of shares of Company Capital Stock of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of Company Capital Stock of any class or series affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, stock split or combination, split-up, exchange or readjustment of shares or any stock dividend thereon, or any similar transaction or event. (b) At the Second Effective Time, by virtue of the Second Merger and without any action on the part of and on the terms and subject to the conditions of this Agreement, by virtue of the Second Merger and without any action on the part of the holders of capital stock in the First Surviving Corporation or any limited liability company interests in Merger Sub II, (i) each limited liability company interest of Merger Sub II issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as a limited liability company interest of the Surviving Company and shall not be affected by the Second Merger and (ii) each share of stock of the First Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist, and no consideration shall be paid with respect thereto, such that, immediately following the Second Merger, the Surviving Company shall be a direct wholly owned subsidiary of Parent. 3.2 Company Stock Options and Company SAFEs. (a) Prior to the First Effective Time, the Company shall take all actions necessary to provide that each option to purchase shares of Company Common Stock (each, a “Company Stock Option”) that is unexpired and unexercised immediately prior to the First Effective Time (with the unvested Company Stock Options being accelerated and becoming vested)

25 shall be cancelled as of and subject to the First Effective Time and each holder thereof (each, an “Optionholder”) shall cease to have any rights with respect thereto, except the right to receive the consideration payable in respect thereof, as set forth in this Section 3.2(a). At the First Effective Time, on the terms and subject to the conditions of this Agreement, each Optionholder shall, by virtue of the First Merger and without any further action on the part of Parent, either Merger Sub, the Company or such Optionholder, be entitled to receive, (i) at the First Effective Time, a portion of the Net Aggregate Consideration, in cash and in Consideration Shares as set forth in the Allocation Schedule opposite such Optionholder’s name (which reflects the deduction of the number of shares of Common Stock eligible to be purchased by such Optionholder that are equal in value to the exercise price applicable to such Optionholder’s Company Stock Options), less the portion of the Escrow Fund and the Representative Expense Amount attributable to such holder as set forth in the Allocation Table opposite such Optionholder’s name (based upon the Indemnity Pro Rata Share of such holder), without interest, plus (ii) any cash disbursements required to be made from the Escrow Fund, the Representative Expense Amount to the Optionholder (based on such Optionholder’s Indemnity Pro Rata Share of the released amount); provided, however, that any amounts payable pursuant to the foregoing clause (ii) shall be payable at the times provided for in, and subject to the conditions and contingencies of, this Agreement and the Escrow Agreement. For the avoidance of doubt, if the exercise price payable in respect of a share of Company Common Stock under a Company Stock Option equals or exceeds the Price Per Share, such Company Stock Option shall be cancelled for no consideration at the First Effective Time and the Optionholder shall have no further rights with respect thereto. (b) Prior to the First Effective Time, the Company shall take all actions necessary to provide that each Company Stock Option that provides for an exercise price per share that equals or exceeds the Price Per Share, shall, by virtue of the First Merger and without any action by Parent, either Merger Sub, the Company or the holder of such award be cancelled for no consideration at the First Effective Time and the holders of such awards shall have no further rights with respect thereto. (c) Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not at the First Effective Time be bound by any options, stock appreciation rights, restricted stock units, warrants, SAFEs or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the First Surviving Corporation or to receive any payment in respect thereof except as contemplated under this Agreement. The adjustments provided for in this Section 3.2 shall be and are intended to be effected in a manner that is consistent with Section 409A and Section 424(a) of the Code, to the extent applicable. 3.3 Company SAFEs. Immediately prior to the First Effective Time, all outstanding SAFEs which provides for issuance of shares of Company Capital Stock (the “Company SAFEs”) shall be converted into Company Shares in accordance with their terms, and each holder of such SAFE (each, a “Safeholder”) shall be deemed as a Stockholder for the purpose of this Agreement and shall cease to have any rights with respect to such SAFE. 3.4 Allocation Schedule and Certain Other Schedules.

26 (a) Concurrently with the execution of this Agreement by the parties, the Company shall deliver to Parent a spreadsheet setting forth the parties’ best estimates of (i) a hypothetical calculation of the Net Aggregate Consideration and (ii) a hypothetical allocation of the Net Aggregate Consideration (both of the Net Cash Aggregated Merger Consideration and the Consideration Shares, including the type thereof, e.g., whether restricted or not) among the Stockholders, the Optionholders, and the Safeholders (the “Signing Estimated Allocation Schedule“). The Signing Estimated Allocation Schedule is an estimate only, and the placeholders used for Net Aggregate Consideration (including the calculations used for Closing Cash, Transaction Expenses, and Closing Indebtedness) and amounts to be paid or issued, as the case may be, to the Stockholders, the Optionholders, and the Safeholders, will be subject to adjustments as shall appear in the Allocation Schedule. (b) At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent a correct and complete schedule certified by the Chief Executive Officer of the Company, accurately and completely setting forth, as of the date of such delivery (i) (A) the calculation of the Price Per Share, (B) the Company’s good faith estimate of the amount of Net Aggregate Consideration, Closing Cash, Closing Indebtedness and all outstanding Transaction Expenses, in each case calculated as of the First Effective Time, (C) allocation of the Net Aggregate Consideration, including the type thereof, e.g., whether restricted or not) among the Stockholders, the Optionholders and the Safeholders as of the First Effective Time, and (D) each Stockholder’s, Optionholder’s, and Safeholder’s Indemnity Pro Rata Share and portion of each of the Escrow Fund and the Representative Expense Amount, (ii) a correct and complete list of record holders of the issued and outstanding shares of Company Capital Stock as of the First Effective Time (including type and number of shares held by each such holder) with the then current address, email addresses and telephone number (each if available) of each holder, (iii) a correct and complete list of record holders of the outstanding Company Stock Options as of the Effective Time (including number of options held by each such holder) with the then current address, email addresses and telephone number (each if available) of each holder, (iv) a correct and complete list of record holders of the outstanding Company SAFEs as of the First Effective Time (including type and number of shares such SAFEs are covering and held by each such Safeholder) with the then current address, email addresses and telephone number (each if available) of each holder, (v) any other documentation reasonably requested by Parent in support of the calculations by the Company of the Net Aggregate Consideration and any item pursuant to which such Net Aggregate Consideration was calculated and (vi) any other information required for payment of the Transaction Expenses identified in the Allocation Schedule (collectively, the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with the liquidation preference under the COI, or as otherwise agreed to by the Stockholders in accordance with the terms and conditions under the COI. The Company may continue to update the Allocation Schedule up to one (1) Business Day prior to the Closing, and the certificate of the Chief Executive Officer of the Company referenced in this Section 3.4(b) shall be applicable to the final Allocation Schedule as of no more than one (1) Business Day prior to the Closing. Parent shall be entitled to rely entirely upon the Allocation Schedule in connection with making the payments and respective issuances. For the avoidance of doubt, the portion of the Net Cash Aggregate Merger Consideration of (X) each Stockholder (who are not employees or Contractors of the Company as at the First Effective Time) shall be fifty percent (50%) of such Stockholder’s pro-rated portion of the Net Aggregate Consideration (and the remaining portion of the Net Aggregate Consideration shall be Ordinary Consideration Shares), other than as specifically set forth in the Allocation

27 Schedule, and (Y) each Stockholder and each Optionholder (in each case, who are Key Employees or Key Contractors of the Company as at the First Effective Time) shall be twenty-five percent (25%) of such Stockholder’s or Optionholder’s pro-rated portion of the Net Aggregate Consideration (and the remaining portion of the Net Aggregate Consideration shall be Restricted Consideration Shares), other than as specifically set forth on the Allocation Schedule. 3.5 Paying Agent; Cash Payments. (a) At or prior to the Closing, Parent and Representative shall enter into a paying agent agreement with a mutually appointed paying agent (the “Paying Agent”) in a form agreed to between Parent, Company and the Paying Agent (the “Paying Agent Agreement”), pursuant to which the Paying Agent shall be appointed to act as paying agent for the Parent for the purpose of distributing (i) the Net Cash Aggregate Merger Consideration, (ii) the Representative Expense Amount to the Representative and (iii) the Cash Escrow Amount to the Escrow Agent. (b) Subject to the terms and conditions of this Agreement, as soon as reasonably practicable after the First Effective Time, but in no event later than two (2) Business Days thereafter (unless otherwise stated): (i) Parent shall deposit with the Paying Agent an amount equal to (A) the Cash Escrow amount pursuant to the provisions of Section 3.14(b), by means of wire transfer of immediately available funds, to be distributed by the Paying Agent to the Escrow Agent, and (B) the Representative Expense Amount pursuant to the provisions of Section 3.12, by means of wire transfer of immediately available funds, to be distributed by the Paying Agent to the Representative; (ii) Parent will deposit with the Paying Agent for distribution by the Paying Agent to the Optionholders (to accounts designated by the Optionholders in Letters of Transmittal) in cash in an amount equal to the Net Cash Aggregate Merger Consideration payable in respect of the Company Stock Options pursuant to Section 3.2(a), as further set forth on the Allocation Schedule, by means of wire transfer of immediately available funds, to be distributed by the Paying Agent to the Optionholders; (iii) Parent shall deposit with the Paying Agent for distribution by the Paying Agent to the Stockholders (to accounts designated by the Stockholders in Letters of Transmittal) cash in an amount equal to the Net Cash Aggregate Merger Consideration payable in respect of Company Capital Stock pursuant to Section 3.1(a)(iii), as further set forth on the Allocation Schedule, by means of wire transfer of immediately available funds, to be distributed by the Paying Agent only upon receipt of a duly executed and completed Letter of Transmittal from the applicable Stockholder; provided, however, that the Paying Agent shall not make any such disbursement to any Stockholder unless all Certificates previously held by such Stockholder or other documentation submitted in compliance with Section 3.6 shall have been delivered to the Paying Agent; (c) Unless submitted to the Paying Agent at or prior to Closing, as soon as practicable after the Closing Date, but no later than three (3) Business Days after the Closing, the Paying Agent will mail or otherwise cause to be delivered to each Stockholder and Optionholder,

28 a letter of transmittal (which will include appropriate information regarding IRS Form W-8/W-9 (or other appropriate United States Tax form)), in the form attached as an exhibit to the Paying Agent Agreement (the “Letter of Transmittal“). Following the Effective Time and delivery to the Parent or to the Paying Agent of a duly completed and executed Letter of Transmittal, and, in the case of Stockholders, together with surrender of a Certificate (or Certificates) or an Affidavit of Loss with respect thereto, each Stockholder and Optionholder, as applicable, shall be entitled to receive in exchange therefor the portion of the Net Cash Aggregate Merger Consideration to which such Stockholder and Optionholder, as applicable, is entitled pursuant to this Article III (subject to Section 3.9 and Section 3.14(b) and the Certificate(s) so surrendered shall be cancelled. Following the First Effective Time, until so surrendered or cancelled, each outstanding Certificate that, prior to the First Effective Time, represented shares of Company Capital Stock or the right to acquire shares of Company Capital Stock will be deemed from and after the First Effective Time, for all purposes, to evidence only the right to receive a portion of the Net Cash Aggregate Merger Consideration as provided in Section 3.1, Section 3.2 or Section 3.2(b), as applicable. (d) Any payments made by Parent or on its behalf to the Paying Agent pursuant to this Agreement and the Paying Agent Agreement, as applicable, shall be treated for all purposes as full satisfaction of Parent's payment obligations of such amounts under this Agreement and shall be deemed as if made to the applicable Equityholders. (e) The Company shall provide to Parent any information or other documentation that is reasonably required by the Paying Agent pursuant to the Paying Agent Agreement relating to cost basis reporting under Section 6045 of the Code and the Treasury Regulations promulgated thereunder, such as the acquisition date and acquisition price of any Company Capital Stock held by a Person that are “covered securities” within the meaning of Section 6045(g)(3) of the Code. 3.6 Issuance of Consideration Shares. At the First Effective Time, subject to the terms and conditions of this Agreement, Parent shall cause the Consideration Shares along with all related share certificates in the name of the Escrowed Holders to be issued to, and held by the Paying Agent for further transfer to the Equityholders, pursuant to the allocation set forth in the Allocation Schedule (which for the avoidance of any doubt shall include the type of Consideration Shares, e.g., whether restricted or not), all other than the Escrowed Shares that will be issued along with all related share certificates in the name of the Escrowed Holders the Effective Date, to the Escrow Agent. 3.7 Lost, Stolen or Destroyed Certificates. If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Parent or Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate, the portion of the Net Aggregate Consideration and any other amounts or other consideration payable or issued under this Article III with respect to the Company Capital Stock formerly represented thereby; provided, however, that Parent may, in its sole discretion, require the Person who is the owner of such lost, stolen or destroyed Certificate to provide an affidavit of loss in the form attached to the Letter of Transmittal (the “Affidavit of Loss”). 3.8 No Further Ownership Rights in Company Capital Stock. As of the First Effective

29 Time, all Certificates representing Company Capital Stock issued and outstanding immediately prior to the First Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Stockholder shall cease to have any rights with respect to such Stockholder’s Certificates or shares of Company Capital Stock represented thereby, except for the right to receive its respective portion of the Net Aggregate Consideration and any other amounts or other consideration payable or issuable under this Article III upon surrender of such Certificate in accordance with Section 3.5 (other than Certificates representing Company Capital Stock to be cancelled in accordance with Section 3.1(a)(ii) and Dissenting Shares). 3.9 Withholding. Each of Parent, each Merger Sub, the Paying Agent, the Escrow Agent, the First Surviving Corporation, and the Surviving Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable (in kind or otherwise) to any Equityholder or other Person pursuant to this Agreement such amounts as Parent, a Merger Sub, the Paying Agent, the Escrow Agent, the First Surviving Corporation, or the Surviving Company, as the case may be, are required to deduct or withhold therefrom under the Code, or any Tax law, with respect to the making of such payment; provided, that written notice of any intention to withhold (other than withholding required in connection with any (i) payment of compensatory amounts, (ii) failure by the Company to deliver the FIRPTA Certificate as required under this Agreement, or (iii) failure by an Equityholder to provide an applicable IRS Form W-8/W-9 (or other appropriate United States Tax form) as required by the Letter of Transmittal) shall be provided to the Representative at least ten (10) Business Days prior to any such withholding and Parent, either Merger Sub, the Paying Agent, the Escrow Agent, the First Surviving Corporation, or the Surviving Company as applicable, shall use commercially reasonable efforts to reduce or eliminate any such withholding. To the extent that such amounts are so withheld and timely paid over to the appropriate Taxing Authority, (a) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom or to which such amounts would otherwise have been paid in respect of whom such deduction and withholding was made, (b) such withheld amounts shall be remitted by such payor to the applicable Governmental Authority, and (c) such payor shall promptly provide to the Equityholder from which such amounts were withheld written confirmation of the amount so withheld. For the avoidance of doubt, no Israeli Taxes will be deductible or withheld from any portion of any amounts payable or otherwise deliverable (in kind or otherwise) to any Equityholder or other Person pursuant to this Agreement. 3.10 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the First Effective Time, and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company. 3.11 Taking of Necessary Action; Further Action. If at or any time after the First Effective Time or the Second Effective Time, as applicable, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Parent with control over, and to vest, perfect, or confirm of record or otherwise in, the First Surviving Corporation or the Surviving Company any and all right, title and possession to, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the First Surviving Corporation, the Surviving Company, Parent, and Representative shall, in the name of their respective corporations or otherwise, be fully authorized to take all such lawful and necessary action. 3.12 Representative Expense Amount. A portion of the Net Cash Aggregate Merger

30 Consideration otherwise payable to the Escrowed Holders equal to the Representative Expense Amount, shall not be paid at the First Effective Time to the Escrowed Holders, but shall instead be deposited with the Representative to be held in a segregated non-interest bearing account and used by the Representative for the direct payment of, or reimbursement of the Representative for, third party expenses incurred by the Representative in performing its duties pursuant to this Agreement. The portion of the Net Cash Aggregate Merger Consideration to be contributed on behalf of each Escrowed Holder hereunder to the Representative Expense Amount shall be based on the Indemnity Pro Rata Share of such Escrowed Holder. The Representative Expense Amount is solely for the use by the Representative to pay any costs, fees and other Representative Losses related to the performance by the Representative of its duties and obligations hereunder, and the Representative will not use the Representative Expense Amount for its operating expenses or any other corporate purposes. The Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Representative Expense Amount other than as a result of its gross negligence or willful misconduct. The Representative is not acting as a withholding agent or in any similar capacity in connection with the Representative Expense Amount and has no tax reporting or income distribution obligations on behalf of Parent with respect to the Representative Expense Amount. The Escrowed Holders will not receive any interest on the Representative Expense Amount and assign to the Representative any such interest. The Representative may contribute funds to the Representative Expense Amount from any consideration otherwise distributable to the Escrowed Holders. In the event that Representative has not used the entire Representative Expense Amount at such time as the termination of the Escrow Period (or such later time upon which outstanding claims for indemnification hereunder are deemed resolved), any remaining amount shall be distributed by the Representative to the Paying Agent for further distribution by the Paying Agent to the Escrowed Holders pro rata to their respective Indemnity Pro Rata Share. The Representative Expense Amount, or any portion thereof, will be distributed to the Escrowed Holders in accordance with the terms of the Paying Agent Agreement and such distribution shall be based on the Indemnity Pro Rata Share. If the Representative Expense Amount shall be insufficient to reimburse the Representative’s expenses in accordance with this Agreement, the Representative shall be entitled to seek additional amounts (i) from the funds in the Escrow Fund that would be finally distributable to the Escrowed Holders under Article X; provided, however, that any additional payment from the Escrow Fund shall not impact any of the obligations of each Escrowed Holder pursuant to Article X and (ii) directly from the Escrowed Holders. No Payor nor any Indemnitee shall have any right, title or interest to the Representative Expense Amount and shall not make any claims against the Representative Expense Amount under this Agreement or otherwise. 3.13 Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding shares of Company Capital Stock held by Persons who have exercised and perfected appraisal rights for such shares of Company Capital Stock in accordance with Section 262 of the DGCL (“Dissenting Shares”) and as of the First Effective Time have neither effectively withdrawn nor lost any right to such appraisal, shall not be converted into or represent a right to receive any portion of the consideration payable under this Article III attributable to such Dissenting Shares. Such Stockholders (the “Dissenting Stockholders”) shall be entitled to receive payment of the appraised value of such shares of Company Capital Stock held by them in accordance with Section 262 of the DGCL, unless and until such Dissenting Stockholders fail to perfect, effectively withdraw or otherwise lose their appraisal rights under the DGCL. Notwithstanding the foregoing, if any Dissenting Stockholder shall effectively withdraw or lose

31 (through failure to perfect or otherwise) the right to appraisal, then as of the First Effective Time or the occurrence of such event, whichever occurs later, such Dissenting Shares shall automatically be converted into and represent only the right to receive the applicable portion of the Net Aggregate Consideration with respect to such shares, without interest, upon surrender of the Certificate or Certificates representing such Dissenting Shares, subject to Section 3.9, Section 3.14(b), and Article X. The Company shall provide Parent (a) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Capital Stock, the withdrawal of such demands and any other related instruments served pursuant to the DGCL and received by the Company, and (b) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The payout and delivery of consideration under this Agreement to the holders of Company Capital Stock, Vested Options and Company SAFEs (other than to holders of Dissenting Shares who shall be treated as provided herein and under the DGCL) shall not be affected by the exercise or potential exercise of appraisal rights under the DGCL. The Company shall not settle any demands for appraisal under the DGCL without the prior written consent of Parent which shall not be unreasonably withheld, conditioned or delayed. 3.14 Deliveries at Closing. (a) Deliveries by the Company. On or prior to the Closing Date, the Company shall deliver, or cause to be delivered, to Parent the following: (i) a certificate dated as of the Closing Date, duly executed by the Secretary of the Company, given by him or her on behalf of the Company, certifying as to (A) an attached copy of the Company’s bylaws as in effect as of the Agreement Date and stating that such bylaws have not been amended, modified, revoked or rescinded since the Agreement Date, (B) an attached copy of the Company’s Amended and Restated Certificate of Incorporation as in effect as of the Agreement Date (the “COI”) and stating that such certificate has not been amended, modified, revoked or rescinded, (C) an attached copy of the resolutions of the board of directors of the Company authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, and stating that such resolutions have not been amended, modified, revoked or rescinded, and (D) an attached copy of the Written Stockholder Consent, and stating that such resolutions have not been amended, modified, revoked or rescinded; (ii) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Company as of a date not more than five (5) Business Days prior to the Closing Date; (iii) the Escrow Agreement and Paying Agent Agreement, duly executed by the Representative; (iv) the Assignment Deeds, duly executed by the Company; (v) Execution of the Written Stockholder Consent (as defined below) by all Stockholders; (vi) the Allocation Schedule, certified as to accuracy and completeness on behalf of the Company by its Chief Executive Officer;

32 (vii) the FIRPTA Certificate (as defined below); (viii) the Company Closing Certificate; (ix) the resignations of the directors and officers of the Company as of the First Effective Time, in the form attached hereto as Exhibit E; (x) Execution of consent and waiver of any unconverted Safeholders in the form attached hereto as Exhibit F; (xi) Proxy by all Stockholders, Optionholders, and Safeholders, in the form attached hereto as Exhibit G, in respect of all Consideration Shares issued to such Stockholders, Optionholders, and Safeholders; and (xii) a validly executed declaration by each Stockholder, Optionholder, and Safeholder, in the form attached hereto as Exhibit H of his/her/its confirmation that he, she, it is an Accredited Investor as defined in the Securities Act. Deliveries by Parent. On or prior to the Closing Date, Parent shall deliver or cause to be delivered to the Company or the applicable third party, the following: (xiii) the following Transaction Documents duly executed, as appliable, by the respective parties thereto, other than the Company and Representative: (A) Escrow Agreement; (B) Paying Agent Agreement; and (C) A certificate of Share Register of Oddity, duly certified by one of Oddity’s office holders, reflecting the issuance of the Consideration Shares; and (D) Documentation, reasonably satisfactory to the Company in consultation with tax advisors chosen by the Company in its sole discretion, that Oddity is ‘in control’ of Parent for purposes of Section 368(a)(2)(D) of the Code, together with a certification from one of Oddity’s office holders certifying that such documentation is true, correct, and complete, and there are no amendments or modifications thereof, or any intent to amend or modify such documentation.1 (xiv) Parent shall make the payments and equity issuances contemplated by this Article III. (b) Escrow. At the Closing, Parent, Representative and Escrow Agent shall enter into an Escrow Agreement, in a form to be agreed to prior to Closing (the “Escrow 1 For the avoidance of doubt these should be the duly completed and signed 8832 for the Israeli corp' (and proof of filing and IRS receipt thereof, such as mailing receipt and return receipt indicating IRS’ receipt) and the signed sale/merger documents for US corp. Note to Parent: Understood that there will be supporting documentation. The language contemplates a deliverable in the nature of a secretary’s certificate (i.e., officer certification).

33 Agreement”), pursuant to which Parent shall deposit, or shall cause to be deposited, with the Escrow Agent, the Escrow Amount (together with interest and income earned on the Cash Escrow Amount, if any (the “Accrued Interest”), the “Escrow Fund”) to be held and distributed by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement. The Escrow Amount will be deducted from the portion of the Net Aggregate Consideration attributed to the Escrowed Holders based on their respective Indemnity Pro Rata Share in accordance with the Allocation Schedule (which shall reflect the allocation between the Cash Escrow Amount and Escrowed Shares for each Equityholder, pursuant to such Equityholder’s choice). The Escrow Amount shall be available to satisfy any amounts due from the Escrowed Holders for any Indemnification Claims pursuant to Article X and the Escrow Amount and Accrued Interest shall be held and released in accordance with the Escrow Agreement and the provisions of Section 3.9 and Section 10.2. With respect to the Escrowed Shares- all cash or other additional securities, rights or other property accrued or issued on account of such Escrowed Shares as of their date of issuance shall be issued to the Paying Agent for further distribution to the Escrowed Holder. 3.15 Post-Closing Adjustment. (a) As promptly as practicable, but in no event later than 10 calendar days following the Closing Date, Company shall prepare and deliver to the Parent, a certificate, certified as true and correct as of such date by an authorized representative of Company, to include an unaudited balance sheet of the Company as of 12:01 a.m. (PT) on the Closing Date (the “Closing Balance Sheet”), together with a statement (the “Company Closing Statement”) setting forth in reasonable detail Company’s good faith calculation of each of (i) Closing Cash, (ii) Closing Indebtedness, (iii) Transaction Expenses, and (iv) the Net Aggregate Consideration and attaching all relevant backup materials and schedules; together with a reasonably detailed computation, and reasonable supporting materials, in each case, using the same methodologies and accounting practices and principles applied on a consistent basis by the Company prior to Closing. (b) From and after the delivery of the Closing Balance Sheet and the Company Closing Statement, Company shall provide the Parent and any accountants or advisors retained by Parent with reasonable access during normal business hours to the books and records and personnel of the Surviving Company, including relevant work papers and back-up materials and such other information and materials as reasonably requested by Parent, solely for the purposes of: (A) enabling the Parent and its accountants and advisors to calculate and to review Company’s calculations as reflected Closing Balance Sheet and Company Closing Statement; and (B) identifying any dispute related to the calculations set forth in the Company Closing Statement. (c) If the Parent disputes the calculation of Closing Cash, Closing Indebtedness, Transaction Expenses, or the Net Aggregate Consideration set forth in the Company Closing Statement, then Parentshall deliver a written notice (an “Adjustment Dispute Notice”) to Company, Representative and the Escrow Agent during the thirty (30) day period commencing upon receipt by Parent of the Closing Balance Sheet and the Company Closing Statement (the “Review Period”). The Adjustment Dispute Notice shall set forth, in reasonable detail, the basis for the dispute of such calculation and attaching all relevant backup materials and schedules. (d) If Parent does not deliver an Adjustment Dispute Notice prior to the expiration of the Review Period, Company’s calculations of each of Closing Cash, Closing

34 Indebtedness, Transaction Expenses and the Net Aggregate Consideration shall be deemed final and binding on Parent, the Representative and the Equityholders for all purposes of this Agreement. (e) If Parent delivers an Adjustment Dispute Notice prior to the expiration of the Review Period with respect to Company’s calculation of Closing Cash, Closing Indebtedness, Transaction Expenses or the Net Aggregate Consideration, then (i) with respect to those items which do not appear in the Adjustment Dispute Notice or not under a dispute, such items shall be deemed final and binding on Parent, the Representative and the Equityholders for all purposes of this Agreement, (ii) with respect to those items in dispute under the Adjustment Dispute Notice, the Representative and Parent shall negotiate in good faith, meet, confer and exchange any additional relevant information reasonably requested by the other party regarding the computation of such disputed items for a period of thirty (30) calendar days after the end of the Review Period, and use reasonable efforts to resolve by written agreement (the “Agreed Adjustments”) any differences as to such disputed items. In the event Parent and the Representative so resolve any such differences, Company’s calculations set forth in the Company Closing Statement, as adjusted by the Agreed Adjustments, shall be final and binding for purposes of this Agreement. If the Representative and Parent are unable to reach agreement on any disputed item within such thirty (30) calendar day period, then either the Representative or Parent may submit the objections as related to the items under dispute to KPMG, and if such firm declines such appointment, to another United States nationally recognized independent accounting firm mutually agreed upon by Parent and the Representative (such firm, or any successor thereto, being referred to herein as the “Designated Accounting Firm”) after such 30th day. In resolving any disputed item, the Designated Accounting Firm (x) shall determine the Closing Cash, Closing Indebtedness, Transaction Expenses and/or the Net Aggregate Consideration in accordance with the respective definitions thereof and shall use the same methodologies and accounting practices and principles applied on a consistent basis by the Company prior to Closing, (y) shall limit its review to matters still in dispute as specifically set forth in the Adjustment Dispute Notice (and only to the extent such matters are still in dispute) and (z) shall act as an expert and not as an arbitrator. The Designated Accounting Firm shall be directed by Parent and the Representative to resolve the unresolved objections as promptly as reasonably practicable, and, in any event, within forty-five (45) calendar days of such referral, and, upon reaching such determination, to deliver a copy of its calculations (the “Expert Calculations“) to the Representative, Parent and the Escrow Agent. In connection with the resolution of any such dispute by the Designated Accounting Firm, each of Parent, the Representative and their respective advisors and accountants shall have a reasonable opportunity to meet with the Designated Accounting Firm to provide their respective views as to any disputed issues with respect to the calculation of Closing Cash, Closing Indebtedness, Transaction Expenses or the Net Aggregate Consideration. The determination of Closing Cash, Closing Indebtedness, Transaction Expenses or the Net Aggregate Consideration (as applicable) made by the Designated Accounting Firm shall be final and binding on Parent, the Representative and the Equityholders for all purposes of this Agreement, absent manifest error, and judgment may be entered on such determination of the Designated Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced and either party may seek specific enforcement or take other necessary legal action to enforce any decision under this Section. In calculating Closing Cash, Closing Indebtedness, Transaction Expenses and the Net Aggregate Consideration (as applicable), the Designated Accounting Firm shall be limited to addressing only the particular disputes referred to in the Adjustment Dispute Notice. The Expert Calculations (A) shall reflect in detail the differences, if any, between the disputed items reflected

35 therein and the disputed items set forth in the Company Closing Statement and the Adjustment Dispute Notice, and (B) with respect to any specific discrepancy or disagreement, shall be no greater than the higher amount calculated by Parent or the Representative, as the case may be, and no lower than the lower amount calculated by Parent or the Representative, as the case may be. The fees and expenses of the Designated Accounting Firm shall be paid by Parent and the Representative (on behalf of the Equityholders from the Representative Expense Amount) in inverse proportion as they may prevail (based on the disputed items as resolved by the Designated Accounting Firm as compared to the disputed items proposed by Parent and the Representative, respectively), as determined by the Designated Accounting Firm. (f) If the Net Aggregate Consideration, as finally determined in accordance with this Section 3.15, is less than the Net Aggregate Consideration as set forth in the Allocation Schedule (the amount, if any, by which the Net Aggregate Consideration as set forth in the Allocation Schedule is greater than the Net Aggregate Consideration, as finally determined in accordance with this Section 3.15, the “Excess Consideration“), then Parent shall be obligated to seek to recover any and all Excess Consideration from the Escrow Fund. If there is any Excess Consideration, then Parent and the Representative shall promptly direct the Escrow Agent to disburse to the Surviving Company cash and/or Consideration Shares from the Escrow Fund, in an amount equal to such Excess Consideration based on the Indemnity Pro Rata Share for each Equityholder in accordance with such Equityholder’s consideration contribution to the Escrow Fund (i.e., pro rata ratio between cash and Consideration Shares) in accordance with the Allocation Schedule. If the Net Aggregate Consideration, as finally determined in accordance with this Section 3.15, is greater than the Net Aggregate Consideration as set forth in the Allocation Schedule (the amount by which the Net Aggregate Consideration as set forth in the Allocation Schedule is less than the Net Aggregate Consideration, as finally determined in accordance with this Section 3.15, the “Shortfall Consideration”), then Parent shall promptly deposit an amount in cash and such number of Consideration Shares equal, in proportions similar to those set forth in the Allocation Table, which together is equal to such Shortfall Consideration with the Paying Agent for disbursement to the Escrowed Holders based on their Indemnity Pro Rata Share (in accordance with the written instructions provided by the Representative to the Paying Agent). If the Net Aggregate Consideration, as finally determined in accordance with this Section 3.15, equals the Net Aggregate Consideration as set forth in the Allocation Schedule, then no disbursement shall be made to any party. (g) For clarity, the process set forth in this Section 3.15 shall be the exclusive remedy of Parent and the Representative for disputes related to the calculation of Net Aggregate Consideration and the Company Closing Statement; provided, however, that nothing in Section 3.15 shall relieve Parent, Merger Sub I, Merger Sub II, the Company or Representative of any Liability from any claims, causes of action or remedies arising from fraud. REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as disclosed in a document of even date herewith and delivered by the Company to Parent and Merger Subs concurrently with the execution and delivery of this Agreement and referring by numbered section (and, where applicable, by lettered subsection) of

36 the representations and warranties in this Agreement (unless the relevance of that disclosure or reference to other representations and warranties is readily apparent on the face of such disclosure) (the “Company Disclosure Schedule“), and regardless of whether any Section of this Article IV makes reference to the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Subs, as of the Agreement Date and as of the Closing Date (or, if given as of a specific date, at and as of such date), for the benefit of the Indemnitees. 4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect. Section 4.1 of the Company Disclosure Schedule accurately sets forth: (a) the names of the members of the board of directors (or similar body) of the Company; (b) the names of the members of each committee of the board of directors (or similar body) of the Company; and (c) the names and titles of the officers of the Company. 4.2 Authorization of Agreement. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Written Stockholder Consent, each other Transaction Document to which it is, or at the Closing will be, a party, and, subject to obtaining the Written Stockholder Consent, to perform its obligations under this Agreement and each such other Transaction Document, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each other Transaction Document to which it is, or at the Closing will be, a party, and the consummation of the transactions contemplated hereby and therebyhave been or will be duly and validly authorized by the board of directors and stockholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery or performance by the Company of this Agreement and each such other Transaction Document, or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and, when executed at Closing, each other Transaction Document to which it is a party will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and each other Transaction Document when so executed and delivered will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). (b) The board of directors of the Company has unanimously (i) determined this Agreement and the transactions contemplated hereby, including the Mergers, to be advisable and fair to, and in the best interests of, the Stockholders and that the consideration to be paid to the Equityholders for each share of Company Capital Stock andCompany Stock Options, held by them

37 in the Mergers is fair to and in the best interests of such Equityholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (iii) resolved to recommend that the Stockholders adopt this Agreement and approve the Mergers and the other transactions contemplated by this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. (c) The Company Requisite Vote (as defined below) is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and thereby approve the principal terms of the Mergers and the consummation of the transactions contemplated hereby. 4.3 Conflicts; Consents of Third Parties. (a) Except as set forth on Section 4.3(a) of the Company Disclosure Schedule, neither the execution and delivery by the Company of this Agreement or any of the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of the Company to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens (other than Permitted Liens) upon any of the properties or assets of the Company under, any provision of (i) the Company’s Fundamental Documents, (ii) any Material Contract or Permit to which the Company is a party,(iii) any Order applicable to the Company or any of the properties or assets of any of the Company or (iv) assuming compliance with the matters referred to in Section 4.3(b), any applicable Law, except with respect to clause (ii)-(iv) where a default, violation or failure to comply with such Material Contract, Order or applicable Law (as applicable) would not be material to the Company or impede its ability to consummate the transactions contemplated by this Agreement and would not reasonably expected to result in a material Liability to the Company. (b) Except for (i) any filings that may be required in connection with the transactions described herein under the HSR Act and any foreign antitrust, merger control, or competition law, and the receipt of any clearances, authorizations, approvals, or waiting period expirations or terminations as may be required in connection with the transactions described herein under the HSR Act and any foreign antitrust, merger control, or competition law (ii) the filing of the First Certificate of Merger as required by the DGCL and the Second Certificate of Merger as required by the DGCL and DLLCA and as set forth on Section 4.3(b) of the Company Disclosure Schedule and (iii) any consents, notices to, waivers, approvals and authorizations to third parties set forth on Section 4.3(a) of the Company Disclosure Schedule, no consent, notices to, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Authority, (or any other Person (other than the parties to this Agreement) is required on the part of the Company in connection with (i) the execution and delivery of this Agreement or any other Transaction Document, the compliance by the Company with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby or (ii) continuing validity and effectiveness immediately following the Closing of any Permit or Material Contract of the Company, other than as a result of any change of control provisions in any contracts

38 to which Parent, Merger Sub I, or Merger Sub II or any of their respective Affiliates is a party, or judgments, permits, orders or any applicable Law binding on Parent, Merger Sub I, or Merger Sub II or any of their respective Affiliates. 4.4 Capitalization. (a) As of the Agreement Date, the authorized capital stock of the Company consists of 25,300,000 shares of Company Common Stock par value $0.00001 per share, and 8,190,549 shares of Company Preferred Stock par value $0.00001 per share, of which 2,401,996 have been designated Series Seed-1 Preferred Stock, 3,165,031 have been designated Series Seed-2 Preferred Stock and 2,623,522 have been designated Series Seed-3 Preferred Stock. The rights and privileges of the Company Capital Stock are set forth in the COI. As of the Agreement Date, the number of shares of Company Common Stock and Company Preferred Stock outstanding is set forth in Section 4.3(b)(a)-1 of the Company Disclosure Schedule. Except as set forth on Section 4.3(b)(a) of the Company Disclosure Schedule, no shares of Company Capital Stock are held by the Company as treasury stock. As of the Agreement Date, (i) the number of shares of Company Common Stock that are reserved for issuance under the Company Stock Option Plan, (ii) the number of shares of Company Common Stock reserved for issuance outside of the Company Stock Option Plan, (iii) the number of shares of Company Common Stock subject to outstanding Company Stock Options granted under the Company Stock Option Plan, (iv) the number of shares of Company Common Stock subject to outstanding Company Stock Options granted outside the Company Stock Option Plan, and (v) the number of shares of Company Common Stock available for grant under the Company Stock Option Plan, in each case is set forth in Section 4.3(b)(a)-2 of the Company Disclosure Schedule. All issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable and such shares have not been issued in violation of any preemptive rights pursuant to applicable Law or in the Company’s Certificate of Incorporation. All issued and outstanding shares of Company Capital Stock have been issued pursuant to valid exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act“), and all other applicable securities laws. A true and complete list of record holders of the issued and outstanding Company Capital Stock as of the Agreement Date is set forth on Section 4.3(b)(a) of the Company Disclosure Schedule. (b) Section 4.3(b)(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all outstanding Company Stock Options, Company SAFEs and other rights to purchase or receive shares of Company Capital Stock granted under the Company Stock Option Plan, any sub-plans thereto or otherwise, and, for each such Company Stock Option and other right, (i) the number and type of shares of Company Capital Stock subject thereto, (ii) the terms of vesting (including the extent to which it will become accelerated as a result of the Mergers) and vested status, (iii) the grant and expiration dates, (iv) the exercise price, if applicable, (v) the name of the holder thereof and (vi) the status of the Company Stock Option as an “incentive stock option” as defined in Section 422 of the Code, a non-qualified stock option or otherwise. (c) Except as set forth on Section 4.3(b)(c) of the Company Disclosure Schedule, there is no existing option, restricted stock unit, stock appreciation right, performance stock, “phantom” stock, warrant, call, right or Contract of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the Company to issue, sell or transfer of any additional shares of

39 Company Capital Stock or other equity securities of the Company or other securities convertible into, exchangeable or evidencing the right to subscribe for or purchase shares of Company Capital Stock or other equity securities of the Company. The Company is not a party to any voting trust, stockholders agreement, investors’ rights agreement, voting trust, right of first refusal and co-sale agreement, management rights agreement or other similar Contract with respect to the voting, redemption, registration, sale, transfer or other disposition of Company Capital Stock or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Company Capital Stock or other Securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of Company Capital Stock or other equity securities of the Company. There are no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote with the holders of Company Capital Stock on any matter. (d) With respect to the Company Stock Options issued pursuant to the Company Stock Option Plan, (i) each grant of an option was duly authorized no later than the grant date of such option (the “Grant Date“) by all necessary corporate action and, except as set forth in Section 4.4(d) of the Company Disclosure Schedule, was executed and delivered by each party thereto within a reasonable time following the Grant Date, (ii) all options granted to U.S. taxpayers have an exercise price equal to no less than the fair market value of the underlying shares of Company Common Stock on the Grant Date, as determined in accordance with Section 409A of the Code, (iii) each such grant was made in accordance with the terms of the Company Stock Option Plan and all applicable Laws, including valid exemptions from registration under the Securities Act and all other applicable securities laws, (iv) the Company Stock Option Plan is the only plan or program the Company maintains under which outstanding options to acquire Company Common Stock, restricted stock, stock appreciation rights or other compensatory equity-based awards have been or may be granted, (v) the Company has made available to Parent true, correct and complete copies of each duly executed option agreement, (vi) other than with respect to number of shares of Common Stock underlying, exercise price, vesting commencement date, vesting schedule and tax track, no award agreement differs in any material respect from such form agreements, (vii) there is no agreement, arrangement or understanding (written or oral) to amend, modify or supplement such Company Stock Options in any case from the form provided to Parent and (viii) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company. (e) Except as set forth in Section 4.3(b)(e) of the Company Disclosure Schedule, there are no offer letters, other employment Contracts or other arrangements that contemplate a grant of options to purchase Company Capital Stock or other equity awards with respect to Company Capital Stock, or arrangements with Persons who have otherwise been promised options or any other rights to purchase Company Capital Stock or other equity awards with respect to Company Capital Stock, which options or other equity awards have not been granted as of the Agreement Date. 4.5 Corporate Records. (a) The Company has made available to Parent true, correct and complete

40 copies of the Company’s Fundamental Documents in existence as of the date of this Agreement. All such Fundamental Documents are in full force and effect and the Company is not in violation of any provisions therein. (b) The minute books and corporate resolutions of the Company previously made available to Parent, Merger Sub I, and Merger Sub II contain true, correct and complete records of all meetings (if available) and corporate resolutions and in each case accurately reflect in all material respects all corporate action of the Stockholders and board of directors (including committees thereof) of the Company which took place prior to the Agreement Date. The stock certificate books and stock ledger of the Company previously made available to Parent are true, correct and complete. 4.6 Financial Statements. (a) Section 4.6(a) of the Company Disclosure Schedule contains true, correct and complete copies of (i) the unaudited balance sheet of the Company as of December 31, 2021, and the related unaudited statements of operations and cash flows of the Company for the year then ended, (ii) the unaudited balance sheet of the Company as of December 31, 2022, and the related unaudited statements of operations and cash flows of the Company for the year then ended and (iii) the unaudited balance sheet of the Company as of February, 2023 and the related reviewed statements of operations and cash flows of the Company for the two month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the “Financial Statements”). Except as set forth on Section 4.6(a) of the Company Disclosure Schedule, each of the Financial Statements has been prepared materially in accordance with GAAP, as applied in the Balance Sheet, consistently applied by the Company throughout the periods presented and presents fairly, in all material respects, the financial position, results of operations and cash flow of the Company as of the dates and for the periods indicated therein; provided, however, that, in the case of the unaudited Financial Statements, such Financial Statements may not contain footnotes required by GAAP and are subject to normal recurring and year-end adjustments that are not, individually or in the aggregate, material to the Company. For the purposes hereof, the reviewed balance sheet of the Company as at February 28, 2023 is referred to as the “Balance Sheet” and February 28, 2023 is referred to as the “Balance Sheet Date”. (b) The Company has not identified or been made aware of (i) any fraud, whether or not material, that involves the Company’s management or any other current or former employee, consultant, or director of the Company who has a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or (ii) as of the Agreement Date, any claim or allegation regarding any of the foregoing. (c) The Company (i) makes and keeps accurate books and records that fairly reflect, in all material respects, the transactions and dispositions of assets of the Company; and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are recorded as necessary to permit preparation of their respective financial statements in conformity with GAAP; (B) receipts and expenditures are made only in accordance with general or specific authorizations of management and directors of the Company; (C) access to its assets is permitted only in accordance with general or specific authorizations of management and directors of the Company; and (D) the reported accounting for its assets and liabilities is compared with existing

41 assets and liabilities at reasonable intervals. (d) All accounts receivable of the Company have arisen from bona fide transactions in the Ordinary Course of Business consistent with past practices and are valid, genuine. 4.7 No Undisclosed Liabilities. Other than as set forth in Section 4.7 of the Company Disclosure Schedule, the Company has no Liabilities required by GAAP to be reflected in a consolidated balance sheet of the Company or disclosed in the notes thereto other than (a) those reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto, (b) accounts payable or accrued salaries incurred in the Ordinary Course of Business since the Balance Sheet Date and similar in character and amount to the liabilities and obligations set forth on the Financial Statements, (c) the Transaction Expenses (as shall be set forth in the Allocation Schedule) or (d) non-monetary liabilities arising under Contracts to which the Company is a party or otherwise bound and which were made available to Parent by the Company. For clarity, (x) the mere existence of a yet-to-be-resolved claim, complaint or notice from a third party involving Company arising after the Agreement Date shall not constitute a breach of this Section 4.7 on the theory that such claim or the matters underlying such claim constituted Liability or obligation of Company as of the Agreement Date and (y) this Section 4.7 shall not be deemed to address the subject matter of any other representation or warranty in this Article IV that is qualified by Company’s Knowledge so as to have the effect of the Company making a representation or warranty regarding such subject matter without a Knowledge qualifier. 4.8 Absence of Certain Changes. Except as expressly contemplated by this Agreement or as set forth on Section 4.8 of the Company Disclosure Schedule, since the Balance Sheet Date (i) as of the Agreement Date, there has not been any event, occurrence, development or state of facts that has had, individually or in the aggregate, a Material Adverse Effect and (ii) as of the Agreement Date, the business of the Company has been conducted in the ordinary course consistent with past practices. 4.9 Taxes. (a) (i) The Company has filed all income, franchise and other material Tax Returns required to be filed by it and such Tax Returns have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects, and (ii) all Taxes shown on such Tax Returns and all other amounts of Taxes (whether or not required to be shown on any Tax Return) due and payable by the Company have been fully and timely paid. With respect to any Taxes where payment is not yet due or owing, the Company has established in accordance with GAAP an adequate accrual for all such Taxes through the end of the last period for which the Company ordinarily records items on its respective books and records. The Company has not incurred any liability for Taxes since the Balance Sheet Date other than in the ordinary course of business consistent with past practice. (b) The Company has complied in material all respects with all applicable Laws relating to the payment and withholding of Taxes from payments made or deemed made to any

42 Person (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472 and 3406 of the Code or similar provisions under any foreign law), and has duly and timely withheld and paid over to the appropriate Taxing Authority all material amounts required to be so withheld and paid under all applicable Laws. The Company is in material compliance with, and its records contain all material information and documents necessary to comply with, all applicable information reporting and withholding requirements under all applicable Tax Laws. (c) Other than any Tax Returns that have not yet been required to be filed (taking into account any extensions), the Company has made available to Parent complete copies of (i) all income, franchise and all other material Tax Returns of the Company relating to the taxable periods with respect to which the applicable statute of limitation has not already expired (ii) any audit report issued relating to any material Taxes due from or with respect to the Company (iii) any closing or settlement agreements entered into by the Company with any Taxing Authority that are currently in effect, and (iv) all Tax rulings and similar Tax decisions from any Taxing Authority, in each case under subsection (ii) to (iv), for all taxable periods since inception. (d) Company has not received any written notice of any claim by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction. (e) To the Knowledge of the Company, there are no audits or investigations by any Taxing Authority in progress, nor has the Company received any written notice from any Taxing Authority that it intends to conduct such an audit or investigation. (f) The Company or any other Person on its behalf has not (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law nor has any Taxing Authority proposed any such adjustment, nor is there any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the Company, (ii) executed or entered into a closing agreement prior to the Closing Date pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company that is currently in effect, (iii) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, other than extensions of time to file obtained in the ordinary course of business, (iv) granted any extension for the assessment or collection of Taxes that is currently in effect, which Taxes have not since been paid, or (v) granted to any Person any power of attorney that is currently in force with respect to any Tax matter, other than authorizations to contact Tax Return preparers that were included in Tax Returns filed by the Company. (g) The Company is not a party to any Tax sharing, allocation, indemnity or similar Contract (other than customary Tax indemnification provisions in commercial Contracts the principal purpose of which is unrelated to Taxes). (h) The Company is not nor has it ever been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes or any similar group for federal, local or foreign Tax purposes (other than any group the common parent of which is the Company). The Company has no liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any comparable provision of state, local or foreign Law), as a transferee or

43 successor, by Contract or otherwise (other than under customary Tax indemnification provisions in commercial Contracts the principal purpose of which is unrelated to Taxes). (i) The Company has not engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1), (b)(2), or any other transaction requiring disclosure under an analogous provision of state, local or foreign Tax Law. (j) There are no Liens for Taxes on the Company’s assets other than statutory liens for current Taxes that are not yet due or payable or liens for Taxes that are being contested in good faith by appropriate proceedings that are disclosed on the Company Disclosure Schedule. (k) Section 4.9(k) of the Company Disclosure Schedule sets forth all Tax exemptions, Tax holidays or other Tax reduction or incentives agreements or arrangements entered into by the Company and any Governmental Authority (and excluding, for the avoidance of doubt, any such exemptions, holidays or other arrangements that are generally applicable to all relevant taxpayers) (the “Tax Holidays”). The Company has made available to Parent all documentation relating to such Tax Holidays. (l) The prices and terms for the provision of any property or services by or to the Company to or from a Person related to the Company (as applicable) are at arm’s length for purposes of relevant transfer pricing Laws, including Treasury Regulations promulgated under Section 482 of the Code and all related documentation if required by such Laws has been timely prepared or obtained and, if necessary, retained. The Company properly and timely documented its transfer pricing methodology, to the extent required by Section 482 and the Treasury Regulations promulgated thereunder. (m) To the Company’s Knowledge, the Company has never engaged in a trade or business, had a “permanent establishment” (within the meaning of an applicable Tax treaty) or otherwise been subject to Tax in any country other than its country of formation. (n) The Company is (and has always been) treated as corporation for U.S. federal income Tax purposes and has not made an election pursuant to Treasury Regulation Section 301.7701-3. The Company has never elected (nor has any Person elected on its behalf) to be treated as an S corporation within the meaning of Sections 1361 and 1362 of the Code. (o) The Company has not constituted a “distributing corporation” or a “controlled corporation’’ (within the meaning of Section 355(a)(1)(A) of the Code) (i) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the Agreement Date or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition. (p) The Company will not be required to include in a taxable period ending after the Closing Date an amount of taxable income attributable to income that accrued in a taxable period prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period (or to exclude from taxable income in a taxable period ending after the Closing Date any deduction recognition of which was accelerated from such taxable period to a taxable period prior to the Closing Date) as a result of any prepaid amount received prior to the Closing, the installment

44 method of accounting or open transaction disposition made prior to the Closing, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, any change in, or use of an improper, method of accounting for Pre-Closing Tax Periods, any deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502, Section 481 of the Code or any election pursuant to Section 108(i) of the Code, made with respect to any taxable period ending on or prior to the Closing, or comparable provisions of state, local or non-U.S. Tax law. (q) To the Company’s Knowledge, all Stockholders holding Company Common Stock that are nontransferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which an election under Section 83(b) of the Code has been made timely and validly. All elections made under Section 83(b) of the Code by any Stockholder with respect to any Company Common Stock that are in the Company’s possession have been made available to Parent. (r) The Company is not, nor has it been required to report, under Section 999 of the Code, operations in a country subject to an international boycott. (s) The Company has not taken or agreed to take any action or knows of any fact, agreement, plan or other circumstances that is reasonably likely (i) to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (ii) cause the stockholders of the Company to recognize gain pursuant to Section 367(a)(1) of the Code. The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulations Section 1.368-1(d). (t) Notwithstanding anything to the contrary that may be contained in this Agreement, the representations and warranties made in this Agreement with respect to Taxes refer only to the past activities of the Company, and are not intended to serve as representations and warranties regarding, or a guarantee of, nor can they be relied upon with respect to, Taxes attributable to any Post-Closing Tax Period or any Tax position taken after the Closing Date, and no representations and warranties are provided with respect to any Tax attributes of the Company. The representations and warranties contained in this Section 4.9 and in Section 4.14 (to the extent related to Tax matters) are the sole and exclusive representations and warranties provided by the Company with respect to Tax matters. (u) The Company has properly classified its independent contractors and/or employees for Tax purposes and complied with the applicable employment withholding tax liabilities. 4.10 Real Property. (a) Section 4.10(a) of the Company Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Company as lessee or sublessor (individually, a “Real Property Lease” and collectively, the “Real Property Leases” and such leased properties being referred to herein individually as a “Company Property” and collectively

45 as the “Company Properties”). The Company does not own, and has never in the past owned, any real property. The Company Properties constitute all interests in real property currently used or currently held for use in connection with the Business. The Company has a valid and enforceable leasehold interest, free and clear of any Liens (other than Permitted Liens) (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)), under each of the Real Property Leases, and no party, except for the Company, has a right to occupy any of the premises subject to a Real Property Lease. (b) The Company has not received any written notice from any insurance company that has issued to the Company a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property. To the Knowledge of the Company, there are no structural, electrical, mechanical or other defects in any improvements located on any of the Company Properties. (c) The Company does not own or hold, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein. (d) There is no real property which is leased, subleased or owned by Stockholders and which is used by the Company. (e) The Company has made available to Parent a true, correct and complete copy of each Real Property Lease. 4.11 Tangible Personal Property. (a) The Company has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the material items of tangible personal property it purports to own or lease, free and clear of any and all Liens other than Permitted Liens. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the Business (if any) are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are reasonably suitable for the purposes used. (b) Except as set forth on Section 4.11(b) of the Company Disclosure Schedule, the Company is not a party to a lease of personal property (“Personal Property Leases”) relating to personal property used in the Business or to which the Company is a party or by which the properties or assets of the Company is bound. All of the items of personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are reasonably suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease. 4.12 Intellectual Property. (a) Section 4.12(a)(i) of the Company Disclosure Schedule sets forth a true,

46 correct and complete list of all Company Intellectual Property Registrations (including the name of applicant/registrant and record owner(s) thereof) and: (i) for each Patent included in the Company Intellectual Property Registrations, the application serial number and date filed, the jurisdiction, the title, the patent number and date issued if issued, and the present status thereof, (ii) for each Trademark included in the Company Intellectual Property Registrations, the application serial number and date filed, the jurisdiction, the registration number, and registration date if registered, and the class of goods or services covered, the nature of the goods or services, and the present status thereof, (iii) for each domain name included in the Company Intellectual Property Registrations, the domain, the registration date, any renewal date, the name of the registrar, (iv) for each Copyright included in the Company Intellectual Property Registrations, the title, the jurisdiction, the application number and filing date, and if registered the number and date of such registration, and (v) for each registered design included in the Company Intellectual Property Registrations, the application serial number and filing date, the title, the jurisdiction, the registration number and registration date if registered, and present status thereof. Section 4.11(a)(ii) of the Company Disclosure Schedule sets forth a list of all material unregistered Trademarks used by the Company. (b) To the Company's knowledge, each of the Company Intellectual Property Registrations (excluding applications) is valid and enforceable. Each of the Company Intellectual Property Registrations is subsisting, all necessary registration, maintenance and renewal fees due as of the Closing Date in connection with Company Intellectual Property Registrations have been made, and all necessary documents, recordations and certificates in connection with Company Intellectual Property Registrations have been filed with the relevant Registration Office for the purposes of prosecuting, perfecting and maintaining such Company Intellectual Property Registrations. Section 4.12(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all actions that must be taken within one hundred and twenty (120) days after the Closing Date for the purposes of obtaining, maintaining, renewing, or preserving any Company Intellectual Property Registrations, including the payment of any registration, maintenance or renewal fees or the filing of documents, applications or certificates or any responses to office actions. To the Company’s Knowledge, there are no materials, information, facts or circumstances that would render any of the Company Intellectual Property Registrations invalid or unenforceable or that would materially affect any pending applications for any Company Intellectual Property Registrations, except in the ordinary course of prosecution such as office actions and search reports. All applications for Company Intellectual Property Registrations have been prosecuted in compliance with all material aspects of applicable rules, policies and procedures of the relevant jurisdiction and Registration Office for prosecution of applications for issuance or registration of Intellectual Property Rights in all material respects. The original, first and joint inventors (as applicable) of the subject matter claimed in each of the Company’s Patents are properly named as inventors of such Company’s Patents. The applicable Laws governing marking of products covered by the inventions in each of the issued Company’s Patents have been complied with in all material respects, and no such notice has been used in a manner that is deceptive, intentionally misleading or unauthorized under such applicable Laws. To the Company’s Knowledge, There has been no conduct by or on behalf of the Company that would reasonably be expected to render any issued Company Patents or any claim thereof invalid or unenforceable. To the Company’s Knowledge, as of the Agreement Date, except as listed in Section 4.12(b)(i) of the Company Disclosure Schedule and except in the ordinary course of prosecution (such as office actions and search reports), there are no Legal Proceedings, including any inventorship challenge, opposition,

47 interference, derivation, reexamination, ex parte reexamination, inter partes review, inter partes reexamination, post grant review, reissue, invalidity, nullity or cancellation proceedings, pending for or involving or related to any of the Company Intellectual Property Registrations before any Registration Office, court, tribunal or other Governmental Authority, and, to the Knowledge of the Company as of the Agreement Date, no such Legal Proceedings are threatened or contemplated by any Governmental Authority or any other Person, nor does Company have Knowledge as of the Agreement Date of any circumstance or information that could give rise to any of the foregoing actions or proceedings. Except as listed in Section 4.12(b)(ii) of the Company Disclosure Schedule, no issuance or registration obtained and no application filed by the Company has been cancelled, abandoned, allowed to lapse or not renewed, except where the Company has in its reasonable business judgment decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application. (c) To the Company’s Knowledge, no Owned Company Intellectual Property, Owned Company Technology or Company Products are subject to any Legal Proceeding or Order against the Company, including any Legal Proceeding or Order restricting any use, transfer or licensing of such Owned Company Intellectual Property, Owned Company Technology or Company Products by the Company or that affects or challenges the validity, right to use or enforceability of such Owned Company Intellectual Property, Owned Company Technology or use of Company Products. To the Company’s Knowledge as of the date hereof, no Licensed Company Intellectual Property or Licensed Company Technology included in any Company Product or otherwise used or held for use by the Company, and deemed as material component therein is subject to any Legal Proceeding or Order restricting any use, transfer or licensing of such Licensed Company Intellectual Property or Licensed Company Technology by the Company. (d) The Company is the sole and exclusive owner of, and has good, exclusive and marketable title to, all Owned Company Intellectual Property and Owned Company Technology free and clear of any Liens (except Permitted Liens), and all Owned Company Intellectual Property and Owned Company Technology are not subject to any payments except as set forth in Section 4.12(d) of the Company Disclosure Schedule (other than salaries payable to employees and independent contractors). All Owned Company Intellectual Property and Owned Company Technology are fully transferable, alienable and licensable by the Company and can be amended and modified by the Company, in each case without restriction (except Permitted Liens and any licenses and contractual restrictions contained in agreements entered into by the Company in the ordinary course of business or otherwise disclosed in Section 4.12(l)(i) of the Company Disclosure Schedule) and without payment of any kind to any Person. (e) The Company has valid and enforceable license or other right to use, practice and exploit all Licensed Company Intellectual Property and Licensed Company Technology in the manner in which the foregoing Intellectual Property Rights or Technology are or have been used, practiced and exploited. To the Company’s Knowledge, the Company does not use, practice or exploit any Intellectual Property Rights and Technology in connection with its Business other than the Owned Company Intellectual Property, the Licensed Company Intellectual Property, the Owned Company Technology and the Licensed Company Technology. (f) To the Company’s Knowledge, no Person other than the Company has any ownership interest in or exclusive rights to any Owned Company Intellectual Property or Owned

48 Company Technology or any improvements made by or for the Company to any Company Products or any Owned Company Intellectual Property or Owned Company Technology. (g) The Company has not (i) transferred ownership of, or granted any exclusive license or exclusive right under or with respect to, or authorized the retention of any exclusive right with respect to or joint ownership of, any Owned Company Intellectual Property or Owned Company Technology, (ii) permitted the Company's rights in any Owned Company Intellectual Property or Owned Company Technology to lapse or enter the public domain (except (a) with respect to Confidential Information that the Company no longer desires to keep confidential and identified in Section 4.12(g) of the Company Disclosure Schedule, or (b) where the Company has in its reasonable business judgment decided to enable it to lapse or enter the public domain), or (iii) granted to any Person any right to bring any claim or cause of action arising out of or related to infringement, misappropriation or violation of any Owned Company Intellectual Property or Owned Company Technology. No current or former manager, director, shareholder, founder, officer, employee, contractor, distributor, reseller or consultant of the Company owns or retains (and after giving effect to the transactions contemplated herein no such Person will own or retain) any right, title or interest in or to any of the Owned Company Intellectual Property or Owned Company Technology (other than, with respect to employees, contractors and consultants, the right to use such Owned Company Intellectual Property or Owned Company Technology within the scope of such Person’s employment by or engagement with the Company). (h) Each current and former employee, contractor and consultant of the Company who was or is involved in or has contributed or is contributing to the creation or development of any Company Products, Owned Company Intellectual Property or Owned Company Technology for or on behalf of the Company has executed and delivered to the Company a written agreement, effective and enforceable in the jurisdiction in which such employee, contractor and consultant developed such Company Products, Owned Company Intellectual Property or Owned Company Technology, that (i) appropriately protects the confidentiality of all Confidential Information of the Company to which such employee, contractor or consultant has access, (ii) irrevocably assigns (to the fullest extent permitted by applicable Law) to the Company all right, title and interest in and to all Intellectual Property Rights or Technology created or developed by such Person during and in the scope of such Person’s employment by or engagement with the Company (and, in the case of founders of the Company, any Intellectual Property Rights or Technology materially relevant and necessary to the Business created prior to the founder's employment or engagement with the Company), and (iii) if applicable, includes a waiver of or license to any and all moral rights and other non-assignable rights (to the extent possible under applicable Law and to the extent such rights were not assigned to the Company) such Person may possess in such Owned Company Intellectual Property Right or Owned Company Technology (collectively, the “Invention Assignment Agreements”). The Company has made available to the Parent true, correct and complete copies of all Invention Assignment Agreements. To the Company’s Knowledge, no current or former employees, contractors or consultants of the Company who were or are involved in or has contributed or is contributing to the creation or development of any Owned Company Intellectual Property, Owned Company Technology or Company Products are in violation of their respective Invention Assignment Agreements. To the Company’s Knowledge, no current or former employee, contractor or consultant of the Company owns or has claimed to have any rights in any Company Product, Owned Company Intellectual Property or Owned Company Technology. To the extent any Intellectual Property Right or

49 Technology covered by an Invention Assignment Agreement relates to Company Intellectual Property Registrations, and to the extent provided for by, and in accordance with, applicable Laws, the Company has recorded such Invention Assignment Agreements or other documents sufficient to evidence the assignment of such Intellectual Property Right or Technology to the Company, as applicable and appropriate, with the relevant Registration Office or Governmental Authority such that such Company Intellectual Property Registrations are in the name of the Company with no break in the chain of title. No current or former employee, contractor or consultant of the Company has ever expressly excluded any Intellectual Property Right or Technology from any Invention Assignment Agreement executed by such Person within the scope of such Person’s employment by or engagement with the Company. (i) The Company has paid, in full, all mandatory payments to employees, contractors and consultants in relation to all Owned Company Intellectual Property and Owned Company Technology created and developed by such employees, contractors and consultants. Neither this Agreement nor any transaction contemplated herein is reasonably expected to result in any further amounts being payable to any current or former employees, contractors or consultants of the Company in relation to any Owned Company Intellectual Property and Owned Company Technology that would not have otherwise been payable in the absence of any transaction contemplated herein. The Company is not required to make any royalty payment, license payments or other payments, whether recurring or otherwise, to any Person, for the use of any Owned Company Intellectual Property or Owned Company Technology. (j) To the Company’s Knowledge, there is no Order or other governmental prohibition or restriction, other than such which apply in general to the Company’s industry, on the use, practice or exploitation of any Company Products, Owned Company Intellectual Property, Owned Company Technology or, to the Knowledge of the Company, Licensed Company Intellectual Property or Licensed Company Technology in any jurisdiction in which the Company currently conducts or has conducted Business or on the export or import of any of the Owned Company Intellectual Property or Owned Company Technology or Company Products from or to any jurisdiction which the Company currently conducts or has conducted Business. (k) To the Company's Knowledge, neither the current operation of the Business of the Company (including, as applicable, the design, development, manufacture, having manufactured, use, import, export, sale, offering for sale, provision, reproduction, display, performance, modification, licensing, disclosure, support, maintenance, commercialization or other exploitation of any Company Products or Company Software) nor the use, practice or exploitation of any Owned Company Intellectual Property or Owned Company Technology by or for the Company: (i) infringes or violates, has infringed or violated or; (ii) constitutes or results from misappropriation or misuse of, has constituted or resulted from misappropriation or misuse of any Intellectual Property Right or Technology of any Person; (iii) otherwise violates, or has violated any other rights of any Person (including any right to privacy); or (iv) constitutes, or has constituted unfair competition or trade practices. The Company has not received written notice from any Person of any claim (A) alleging any infringement, misappropriation, misuse, violation or unfair competition or trade practices with respect to any Intellectual Property Right or Technology, (B) that the Company must license from any Person or refrain from using any Intellectual Property Right or Technology or (C) challenging the validity, enforceability, effectiveness or ownership by the Company of any of the Owned Company Intellectual Property

50 or Owned Company Technology and to Company's Knowledge, no such claim is threatened by any Person and no reasonable and valid basis exists for any such claim. As of the Agreement Date, the Company has not received any written opinion of counsel regarding any allegation of infringement relating to the operation of the Business or to any Company Products, Owned Company Intellectual Property or Owned Company Technology. (l) Section 4.12(l)(i) of the Company Disclosure Schedule sets forth an accurate and complete list of all of the Contracts to which the Company is a party with respect to Owned Company Intellectual Property or Owned Company Technology licensed by the Company to any Person or pursuant to which the Company grants to any Person any immunity, authorization, consent, release, covenant not to sue or other right with respect to any Owned Company Intellectual Property or Owned Company Technology but excluding any Contract with a Person who was granted with a license or right to use Owned Company Intellectual Property or Owned Company Technology in order to perform services for the Company (“Outbound Intellectual Property Contracts“), except that non-disclosure agreements entered into in the ordinary course of business that constitute Outbound Intellectual Property Contracts need not be listed in Section 4.12(l)(i) unless the agreement includes commercial terms or Intellectual Property Rights licenses. As of the Agreement Date, the Company is not aware of any past or current material breach by any Person of the Outbound Intellectual Property Contracts. Section 4.12(l)(ii) of the Company Disclosure Schedule sets forth an accurate and complete list of all Contracts pursuant to which any Person has licensed any Intellectual Property Right or Technology to the Company or granted to the Company any immunity, authorization, consent, release, covenant not to sue or other right with respect to any Intellectual Property Right or Technology (“Inbound Intellectual Property Contracts”, and, together with the Outbound Intellectual Property Contracts, the “Intellectual Property Contracts”), except that the following Inbound Intellectual Property Contracts need not be listed in Section 4.12(l)(ii) of the Company Disclosure Schedule: (a) Open Source Licenses, (b) nondisclosure agreements entered in the ordinary course of business (unless the agreement includes commercial terms or Intellectual Property Rights licenses), (c) Invention Assignment Agreements, (d) nonexclusive licenses for generally commercially available software, including off the shelf and shrink-wrapped software, and (e) licenses requiring payments of up to US$25,000 per license per annum. As of the Agreement Date, the Company has been, and is, in compliance, in all material respects, with the terms and conditions of all Inbound Intellectual Property Contracts. The Company has not been subjected to an audit of any kind in connection with any Inbound Intellectual Property Contracts or received any notice of any intent to conduct any such audit. The Company has made available to Parent true, correct and complete copies of all Intellectual Property Contracts. (m) Immediately following the Closing, the Company will be permitted to exercise all of the Company’s rights under all Intellectual Property Contracts to the same extent the Company would have been able to had the transactions contemplated in this Agreement not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments that the Company would otherwise have been required to pay had such transactions not occurred; in each case, except to the extent resulting from circumstances related to the Parent and/or its Affiliates. (n) Neither this Agreement nor any of the transactions contemplated herein will result in any of the following under or pursuant to any Contracts to which the Company is a party:

51 (i) any Person being granted rights or access to, or the placement in or release from escrow of, any Software source code or other Intellectual Property Rights or Technology, (ii) the Company, Parent or any of its Affiliates granting to any Person any ownership interest in, or any license, covenant not to sue, release or right under or with respect to, any Intellectual Property Rights or Technology or (iii) Parent or any of its Intellectual Property Rights or Technology being bound by, or subject to, any restriction on the operation or scope of their respective business as currently conducted; in each case, except to the extent resulting from circumstances related to the Parent and/or its Affiliates. (o) Section 4.12(o) of the Company Disclosure Schedule sets forth a true, correct and complete list of all (i) code owned by or developed by or for the Company that is incorporated or embedded in or bundled with any Company Products (“Company Software“), (ii) code not owned by the Company that is incorporated or embedded in or bundled with Company Products. (p) Section 4.12(p) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Open Source Materials incorporated or embedded in, linked to or distributed with, any Company Software or Company Products, and (i) identifies the Open Source License (including version) applicable thereto, (ii) identifies, where available, a URL at which such Open Source Materials are available and at which such Open Source License is identified, (iii) states whether (and, if so, how) such Open Source Materials were modified by or for the Company, (iv) states whether such Open Source Materials were distributed by or for the Company, and (v) describes how such Open Source Materials are integrated with or interact with the Company Products or any portion thereof. (q) All use, modification and distribution of Company Software, Company Products and Open Source Materials by or for the Company or any of its Affiliates is in compliance in all material respects with all Open Source Licenses applicable thereto, including all copyright notice and attribution requirements. (r) The Company has not incorporated or embedded any Open Source Materials into, or combined, linked in any way, or distributed any Open Source Materials with, any Company Software or Company Products, or used or modified any Open Source Materials, in each case in a manner that requires or purports to require (or will require or purport to require following the Closing, when used in the same manner) any Company Software, Company Product, Owned Company Intellectual Property or Owned Company Technology, or any product or Software of Parent or any of Parent’s Affiliates, or any portion thereof, to be distributed or made available under any Open Source License or that requires or purports to require the Company, Parent or any of Parent’s Affiliates to grant any Patent license or other Patent rights. (s) Except as set forth in Section 4.13(s) of the Company Disclosure Schedule, neither the Company nor any of its employees, nor, to the Company's Knowledge, any of its contractors or consultants in the context of their employment or engagement with the Company (i) is or was a contributor, committer or submitter with respect to any open source projects or (ii) has licensed or made available any Company Software under any Open Source License. Section 4.12(s) of the Company Disclosure Schedule sets forth a true, correct and complete list of each open source project to which the Company or any of its employees, contractors or consultants in the context of

52 their employment or engagement with the Company has made contributions, commitments or submissions and, for each project (A) the name of the employee, contractor or consultant that made such contribution, commitment or submission in connection with such project, (B) the Open Source License pursuant to which such contribution, commitment or submission was made and (C) whether a corporate contribution license agreement was executed on behalf of the Company in connection with such project. (t) The Intellectual Property Rights and Technology owned by or validly licensed (pursuant to an enforceable written Inbound Intellectual Property Contract) to the Company constitute all Intellectual Property Rights and Technology necessary and sufficient for the Company to currently conduct its Business. None of the Transactions will alter, impair or otherwise adversely affect any rights of the Company in any Owned Company Intellectual Property or Owned Company Technology. (u) The Company has not: (i) disclosed, delivered or licensed, or permitted the disclosure, delivery or license of, any Company Software in source code form to any Person, whether through or from the Company, any escrow agent or any other Person, except to service providers engaged in development or hosting or storage activities for the Company in the Ordinary Course of Business pursuant to written agreements containing appropriate confidentiality obligations, (ii) granted any Person any rights, contingent or otherwise, to access or receive Company Software in source code form, except to service providers engaged in development or hosting or storage activities for the Company in the Ordinary Course of Business pursuant to written agreements containing appropriate confidentiality obligations, and (iii) entered into any escrow arrangement (or any Contract that contemplates any escrow arrangement) with respect to any Company Software. No event has occurred, and to the Company's knowledge, no circumstance or condition exists, that (with or without notice or lapse of time) will, or reasonably could be expected to, result in the delivery, license or disclosure of any such source code to any Person who is not, as of the Agreement Date, an employee, contractor or consultant of the Company who has executed an Invention Assignment Agreement or a service provider engaged in development or hosting or storage activities for the Company in the Ordinary Course of Business pursuant to a written agreement containing appropriate confidentiality obligations. (v) Except as set forth in Section 4.12(v) of the Company Disclosure Schedule, no (i) funding, personnel or facilities of any Governmental Authority, university, college, hospital or other academic or educational institution or research center (collectively, “Institutions“) or (ii) funding from any Person (other than funds received in consideration for the Company shares) were used by the Company in the development of any Owned Company Intellectual Property, Owned Company Technology or Company Product. No Institutions have any rights in or with respect to any Owned Company Intellectual Property, Owned Company Technology or Company Product (to the extent owned or purported to be owned by the Company). To the Knowledge of the Company, as of the Agreement Date, no current or former employee, non-employee director or officer, consultant or independent contractor of the Company, who was or is involved in, or who contributed or contributes to, the creation or development of any Owned Company Intellectual Property, Owned Company Technology or Company Product, has performed services for, attended or was employed by or was under a scholarship from any Institution during a period of time during which such employee, non-employee director or officer, consultant or independent contractor was also performing services for the Company.

53 (w) The Company has not entered into, applied for, requested, accepted, been notified in writing that it has been approved for, elected to participate in or received or become subject to or bound by any requirement or obligation relating to any Grants from any Governmental Authority, including any bi-national or multi-national (including European Union) grant programs for the financing of research and development or other similar funds. No Governmental Authority is entitled to receive any royalties or other payments from the Company, including, without limitation, with respect to any Owned Company Intellectual Property, Owned Company Technology or Company Products. (x) To the Knowledge of the Company as of the Agreement Date, no Person has infringed, misappropriated, misused or violated, or is infringing, misappropriating, misusing or violating, any Owned Company Intellectual Property, Owned Company Technology or Company Products. The Company has not made any claim against any Person alleging any infringement, misappropriation, misuse or violation of any Owned Company Intellectual Property, Owned Company Technology or Company Products, and has not invited any Person to take a license, authorization, covenant not to sue or the like with respect to any Owned Company Intellectual Property, Owned Company Technology or Company Products (except in the ordinary course of business development). (y) The Company has taken reasonable steps to protect and maintain the confidentiality of, and the rights of the Company in, the Company’s Confidential Information and Trade Secrets. Without limiting the foregoing, The Company has required each current and former employee, contractor and consultant of the Company who has access to Company’s Confidential Information to execute a written agreement that provides reasonable protection for such Confidential Information and Trade Secrets and all such current and former employees, contractors and consultants of the Company with access to such Confidential Information or Trade Secrets have executed such an agreement. All disclosures by the Company of any such Confidential Information or Trade Secrets have been made pursuant to a written agreement that provides reasonable protection for such Confidential Information and Trade Secrets. The Company has taken steps to protect the Trade Secrets or Confidential Information of any Person provided to the Company in accordance with its obligations of confidentiality with respect to such Trade Secrets or Confidential Information. (z) The Company has not received any written notice or request from any Person for indemnification with respect to any claim of infringement, misappropriation, misuse or violation of any Intellectual Property Rights or Technology. (aa) The IT Systems are adequate and sufficient (including with respect to working condition and capacity) for the operations of the Company as currently conducted. The Company has taken reasonable measures to preserve and maintain the performance, security and integrity of the IT Systems (and all Software, information or data stored thereon). Within the two (2) years prior to the Agreement Date, (i) there has been no failure with respect to any IT Systems that has had a material effect on the operations of the Company and (ii) to the Company’s Knowledge, there has been no unauthorized access to or use of any IT Systems (or any Software, information or data stored thereon). (bb) Section 4.12(bb) of the Company Disclosure Schedule sets forth an accurate

54 and complete list of all of the Contracts to which the Company is a party with respect to any Intellectual Property Rights or Technology developed, created, authored or reduced to practice by the Company on behalf of or for the benefit of any third party. (cc) No (i) Company Product, (ii) Owned Company Technology or Owned Company Intellectual Property, or (iii) Works of Authorship authored, published or distributed by the Company includes, is based on, is derived from or required the license to use any Intellectual Property Rights or Technology which was developed by the Company for the benefit of or on behalf of any third party as listed in Section 4.12(cc) of the Company Disclosure Schedule. (dd) Section 4.12(dd) of the Company Disclosure Schedule contains a list of all standards-setting organizations, university or industry bodies and consortia and other multi-party special interest groups and activities in which the Company is currently participating or has previously participated (“Industry Organizations“). The Company is not subject to any membership agreements, bylaws, practices or policies of any Industry Organization (including with respect to licensing or non-assertion or any obligation or requirement that would impair or limit the Company’s control of or ability to use or enforce any Intellectual Property Rights or Technology). The Company has not made any commitments, promises, submissions, suggestions, statements or declarations to any Industry Organization, including any of the foregoing that would obligate the Company to grant licenses or agree to non-assert obligations to any Person or otherwise impair or limit the Company’s control of or ability to use or enforce any Owned Company Intellectual Property or Owned Company Technology. No Company Patent has been identified by the Company, or, to the Knowledge of the Company, by any other Person, as essential to any standard promulgated by any Industry Organization. The Company does not implement any standard or specifications in any Company Products that would require the grant of any Intellectual Property Rights or Technology license to any Person. (ee) Except in the ordinary course of prosecution, no Registration Office has refused or rejected any Trademark application filed by or on behalf of the Company, and the Company is not aware of any other Person’s prior rights in or to any such Trademark. 4.13 Material Contracts. (a) Section 4.13(a) of the Company Disclosure Schedule sets forth a complete and accurate list or description of all of the following Contracts to which the Company is a party or by which it is bound (collectively, together with the Contracts listed in Section 4.13(b) of the Company Disclosure Schedule (collectively, the “Material Contracts”): (i) Contracts with any current officer, director or Affiliate of the Company (excluding employment or equity related arrangements and indemnification agreements which have been made available to the Parent); (ii) agreements with stockholders of the Company and any other investors’ rights agreement, voting agreements or registration rights agreements; (iii) Contracts required to be disclosed on Section 4.12(l) of the Company Disclosure Schedule;

55 (iv) Contracts that include any grant by the Company to any Person of any express license, right or covenant not to sue with respect to any Patents; (v) Personal Property Leases and Real Property Leases; (vi) (A) any pledge, security agreement, deed of trust or other Contracts that impose a Lien (other than Permitted Liens) on any of the Company’s Assets, other than the obligation to sell specific Company Products identified in Contracts with customers in the Ordinary Course of Business and licenses in the Ordinary Course of Business under Inbound Intellectual Property Contracts set forth on Section 4.12(l)(ii) of the Company Disclosure Schedule and any other Permitted Liens; or (B) loan or credit agreement, indenture, debenture, note or other Contracts that create, incur or guarantee any Indebtedness, or (C) Contracts under which the Company assumes, or otherwise becomes liable for, the obligations of any other Person; (vii) Contracts under which has made advances or loans to any other Person, except for advances of business expenses of up to $10,000 in the Ordinary Course of Business; (viii) Contracts with any manufacturer for the Company Products (intended for mass production); (ix) Contracts (or a group of related Contracts) that individually involved total payments by the Company in fiscal year of 2022 and in the first three months of 2023 in excess of $50,000; and Contracts (or a group of related Contracts) that based on the Company’s good faith estimate are reasonably expected to involve payments by the Company in fiscal year 2023 in excess of $150,000; (x) Contracts under which the Company is required to deliver or develop Company Products or to provide support and maintenance services for more than six (6) months from the Agreement Date; (xi) Contracts that are not terminable by the Company on notice of ninety (90) days or less without penalty or other monetary liability; (xii) Contracts relating to any single or series of related capital expenditures by the Company pursuant to which the Company has future financial obligations in excess of $100,000. (xiii) Contracts for (i) the sale of any of the business, properties or assets of the Company other than in the Ordinary Course of Business, (ii) the grant to any Person of any preferential rights to purchase any of its properties or assets or (iii) the acquisition by the Company of any operating business, properties or assets, whether by merger, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase of inventory or supplies entered into in the Ordinary Course of Business); (xiv) distributor, sales representative, marketing or advertising Contracts; (xv) Contracts that grant to any Person any (i) exclusive license, supply,

56 distribution or other exclusive rights, (ii) “most favored nation” rights, (iii) rights of first refusal, rights of first negotiation or similar rights or (iv) exclusive rights to purchase any of the Company Products or services; (xvi) Contracts for joint ventures or similar arrangements; (xvii) Contracts that by their terms explicitly purport to (A) limit, curtail or restrict the ability of the Company or any of its future subsidiaries or Affiliates to compete in any geographical area, market or line of business, (B) restrict the Persons to whom the Company or any of its future subsidiaries or Affiliates, may sell products or deliver services, (C) restrict the Persons the Company or any of its future subsidiaries or Affiliates may hire or (D) otherwise restrict the Company or any of its future subsidiaries or Affiliates from engaging in any aspect of the Company’s Business; (xviii) Contracts required to be disclosed on Section 4.14(a)(iii) of the Company Disclosure Schedule, including Contracts for the employment of any individual on a full-time or part-time basis (other than Contracts providing for at-will employment), or Contracts with any individual consultant (other than temporary service provider arrangements) under which the Company has any current or future monetary liability and which are not terminable by the Company on notice of ninety (90) days or less without penalty or other monetary liability and Contracts providing for severance, retention, change in control or other similar payments; (xix) Contracts that involve an option to purchase, a right of first refusal or other similar potential right to acquire any material Assets or property interest or any Securities of any Person; (xx) Contracts that (A) have any Governmental Authority as a party; or (B) are with a party who is a subcontractor to any Governmental Authority in connection with such Contract; (xxi) Contracts that relate to the settlement of any Legal Proceeding; (xxii) Contracts establishing powers of attorney or agency agreements on behalf of any of the Company; (xxiii) Contracts that contain unlimited indemnification obligations to their customers or manufacturers by the Company, other than agreements entered into in the Ordinary Course of Business; and (xxiv) other than as set forth elsewhere on Section 4.13 of the Company Disclosure Schedule, all other Contracts that are material to the Business or operations of the Company and commitments or agreements to enter into any of the foregoing. (b) Section 4.13(b) of the Company Disclosure Schedule sets forth all Contracts to which the Company is a party or bound with its eight largest suppliers or business affiliates (“Substantial Suppliers”) based on the amount paid or payable to such supplier or business affiliate by the Company. During 2022, no Substantial Supplier has: (i) stopped, or indicated in writing, an intention to stop, doing business with the Company; (ii) reduced, or indicated in writing, an

57 intention to reduce, substantially its business with the Company; or (iii) renegotiated or indicated in writing, that it has an intention to renegotiate the pricing terms or any other material terms of any Contract with such Substantial Supplier. (c) Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company has complied, in all material respects, with all of its performance requirements and obligations under the terms of all Material Contracts and the Company is not in material default or breach under the terms of any Material Contract , nor, to the Knowledge of the Company, does any condition exist that, with notice or lapse of time or both, would constitute a material default or breach thereunder by the Company. To the Knowledge of the Company, no other party to any Material Contract is in default or breach thereunder in any material respect, nor to the Knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute a material default or breach by any such other party thereunder. The Company has not received any written notice of termination or cancellation under any Material Contract or received any written notice of breach or default in any material respect under any Material Contract. The Company has made available to Parent true, correct and complete copies of all written Material Contracts (or a written description of the material terms of any Material Contract that is not written). 4.14 Employee Benefit Plans. (a) Section 4.14(a) of the Company Disclosure Schedule sets forth a correct and complete list of (i) all material “employee benefit plans” (as defined in Section 3(3) of ERISA), and (ii) all other material employee benefit plans, policies, agreements or arrangements (collectively, the “Company Plans”). (b) Correct, complete and accurate copies of the following material documents with respect to each of the Company Plans have been delivered or made available to Parent by the Company to the extent applicable: (i) any Company Plans and all sub-plans and trust documents, insurance contracts or other funding arrangements, and amendments related thereto, (ii) the most recent audited financial statements and Forms 5500 and all schedules thereto, (iii) the most recent actuarial report, if any, (iv) the most recent IRS determination or opinion or advisory or notification letter (a “Determination Letter“), (v) the most recent summary plan descriptions required under ERISA with respect to each Company Plan, (vi) all material communications with participants and all material written correspondence to or from any Governmental Authority relating to any Company Plans, and (vii) all written summaries of all unwritten Company Plans. (c) The Company Plans have been established, administered, funded and maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other applicable Laws. Each Company Plan providing for deferred compensation that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and the regulations promulgated thereunder) has been established, administered and maintained in compliance in all material respects with the requirements of

58 Section 409A of the Code and the regulations promulgated thereunder. All contributions and premium payments required to have been made under any of the Company Plans or by applicable Law (without regard to any waivers granted under Section 412 of the Code), have been timely made, except as would not reasonably be expected to result in material liability to the Company. (d) Each Company Plan that is intended to be tax qualified under Section 401(a) of the Code is so qualified and has received, is covered by or has applied for a favorable Determination Letter from the IRS, and any trusts intended to be exempt from federal income taxation under the Code are so exempt. To the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to cause the loss of such qualification or exemption, or the imposition of any material liability, penalty or Tax under ERISA or the Code. (e) Neither the Company, nor any other entity which, together with the Company, would be treated, or in the last six (6) years has been treated, as a single employer under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”) contributes to or has in the past six (6) years sponsored, maintained, contributed to or had any Liability in respect of (i) any defined benefit plan (as defined in Section 3(35) of ERISA), (ii) any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, (iii) a “multiemployer plan,” as defined in Section 3(37) of ERISA, or (iv) a “multiple employer plan” within the meaning of Section 413(c) of the Code. None of the Company Plans provide for, and the Company has not incurred any current or projected Liability in respect of, post-employment life or health insurance benefits or coverage for any current or former employee, Contractor or director or any beneficiary thereof, except as may be required under Part 6 of the Subtitle B of Title I of ERISA, or similar state Laws any at the sole expense of such individual. (f) There are no pending Legal Proceedings arising from or relating to the Company Plans (other than routine benefit claims) that would, individually or in the aggregate, reasonably be expected to result in material liability to the Company, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such Legal Proceeding. No event has occurred and no condition exists that would, directly or by reason of the Company’s affiliation with any of its ERISA Affiliates, subject the Company to any material Tax, fine, Lien (other than Permitted Liens), penalty or other liability imposed by ERISA, the Code or other applicable Law. With respect to each Company Plan, no investigation, audit, action or other Legal Proceeding by the Department of Labor, IRS or any other Governmental Authority that would, individually or in the aggregate, reasonably be expected to result in material liability to the Company is in progress, pending or, to the Knowledge of the Company, threatened. (g) Except as set forth on Section 4.14(g) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in combination with any other event) will under Law or Contract (i) result in any material payment becoming due to any current or former employee, Contractor or director of the Company, including any severance pay, retirement benefit or any other compensation or benefit according to any Law or Contract (ii) materially increase the compensation or benefits payable, including equity benefits, under any Company Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any such compensation or benefits, including equity benefits, under any such Company Plan, (iv) require any material contributions or payments to fund any obligations under any Company Plan, (v) create any material limitation

59 or restriction on the right of the Company to merge, amend or terminate any Company Plan, or (vi) give rise to the payment of any amount that would not be deductible by Parent or the Surviving Company or their respective Affiliates by reason of Section 280G of the Code or would be subject to withholding under Section 4999 of the Code. There is no Contract by which the Company is bound to compensate any Person for excise taxes paid pursuant to Section 4999 or 409A of the Code. (h) No Company Plan is subject to the laws of any jurisdiction outside the United States. 4.15 Labor. (a) Section 4.15(a)(A) of the Company Disclosure Schedule sets forth a true, correct and complete list of all employees of the Company and includes, each employee’s name and title, work location, date of hire or engagement, status, actual scope of employment (e.g., full or part-time or temporary), overtime classification (e.g., entitled or not entitled), prior notice entitlement, salary and any other material compensation and benefits, payable, maintained or contributed to or with respect to which any potential liability is borne by the Company (whether now or in the future) to each of the listed employees and including but not limited to the following entitlements: bonus (including type of bonus, calculation method and amounts received in 2022), deferred compensation, commissions (including calculation method and amounts received in 2022), overtime payment, severance obligations, obligation to provide compensation or benefits upon termination of employment or service other than as required by the law, vacation entitlement and accrued vacation, travel entitlement (e.g. travel pay, car, leased car arrangement and car maintenance payments) sick leave entitlement and accrual, shares and any other incentive payments, last compensation increase to date including the amount thereof, and whether the employee is on leave (and if so, the date on which such leave commenced and the date of expected return to work). Other than their salaries, the employees of the Company are not entitled to any material payment or benefit that may be reclassified as part of their determining salary for any purpose, including for calculating any social contributions. Except as set forth in Section 4.15(a)(B) of the Company Disclosure Schedule, the employment of each of the employees of the Company is terminable by the Company, at will, and upon termination of the employment of any such employee, no severance or other payments will become due, except as may be required under Part 6 of the Subtitle B of Title I of ERISA, or similar state Laws any at the sole expense of such individual. No employee of the Company is entitled (whether by virtue of any Law, Contract or otherwise) to any material benefits, entitlement or compensation that is not listed in Section 4.15(a)(A) of the Company Disclosure Schedule. The Company has not made any material promises or commitments to any of its employees, with respect to any future changes or additions to their compensation or benefits, as listed in Section 4.15(a)(A) of the Company Disclosure Schedule. Other than as listed in Section 4.15(a)(A) of the Company Disclosure Schedule (i) there are no other employees employed by the Company, and (ii) all current and former employees and Contractors of the Company have signed an employment agreement or engagement agreement (as the case may be) substantially in the form delivered or made available to Parent which in each case include undertakings concerning intellectual property and confidentiality. Details of any Person who has accepted an offer of employment made by the Company but whose employment has not yet started and any employee who was provided with or who received a notice of termination of his or her employment in the last twelve (12) months prior to the signing date of this Agreement

60 are contained in Section 4.15(a)(C) of the Company Disclosure Schedule. No Critical Employee of the Company has been dismissed in the last twelve (12) months prior to the signing date of this Agreement or has informed the Company (whether orally or in writing) of any plan to terminate employment with or services for the Company, and, to the Company’s Knowledge, no such Person or Persons has any plans to terminate employment with or services the Company. (b) The Company is not and has never been a party to any collective bargaining agreement, or other Contract or arrangement with a labor union, works council, trade union or other organization or body involving any of its employees or employee representatives, or is otherwise required (under any Law, under any Contract or otherwise) to provide benefits or working conditions under any of the foregoing. The Company is not and has never been a member of any employers’ association or organization. The Company has not paid, been required to pay nor has been requested to pay any payment to any employers’ association or organization. There are no and have never been any labor organizations representing, and to the Knowledge of the Company there are no labor organizations purporting to represent or seeking to represent, any employees of the Company, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with any labor relations tribunal. The Company has no Knowledge of any union organizing activities or proceedings of any labor union to organize any employees of the Company. The Company is not engaged, nor has ever been engaged, in any unfair labor practice of any nature. The Company has never had any strike, slowdown, work stoppage, lockout, job action or threat thereof, or question concerning representation, by or with respect to any of the employees of the Company. (c) The Company has not received written notice, and to the Company’s Knowledge any verbal notice, of complaints, charges or claims against the Company and, to the Knowledge of the Company, no such complaints, charges or claims are threatened in writing, and to the Company’s Knowledge any verbal threatened, by or before any Governmental Authority or based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by the Company, of any individual. The Company is, and has been, in material compliance in all respects with all Laws relating to employees, employment and labor issues, including but not limited to: all such Laws relating to wages, hours, overtime and overtime payment, working during rest days, social benefits contributions, severance pay, termination of employment, engaging employees through services providers in accordance with the WARN Act, collective bargaining, discrimination, civil rights, safety and health, immigration, privacy issues, fringe benefits, employment practices, workers’ compensation and the collection and payment of withholding or social security taxes and any similar tax. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company within the six (6) months prior to the date of this Agreement. The Company has properly classified all of its service providers as employed or self-employed, employees or independent contractors and as exempt or non-exempt for all purposes. (d) Section 4.15(d)(A) of the Company Disclosure Schedule sets forth a true and complete list of all present independent contractors and consultants (“Contractors“) to the Company, and includes each Contractor’s name, date of commencement, types of services provided, and rate of all regular compensation and benefits, bonus or any other compensation payable. Except as set forth in Section 4.15(d)(B) of the Company Disclosure Schedule, all

61 Contractors can be terminated on notice of thirty days or less to the Contractor. To the Company’s Knowledge, all present and former Contractors are and were rightly classified as independent contractors and would not reasonably be expected to be reclassified by any Governmental Authority as employees of the Company, for any purpose whatsoever or to be entitled to any rights of an employee. All current Company Contractors have received all the rights to which they are and were entitled according to their applicable Contract with the Company. The Company is not engaged with any personnel through manpower agencies. The Company has not used the services of any temporary employees or “leased employees” (within the meaning of Section 414(n) of the Code). (e) Except as set forth in Section 4.15(e) of the Company Disclosure Schedule, the termination of all former employees and Contractors was in compliance with all material applicable Laws and Contracts and there are no outstanding obligations or Liabilities of the Company to such former employees and Contractors.The Company has made available to Parent: (i) accurate and complete copies of all such standard agreement forms; (ii) accurate and complete copies of all employee manuals and handbooks, all Company’s policies and guidelines with regard to engagement terms and procedures and other material documents relating to the engagement of the employees and Contractors of the Company; (iii) a written summary of all unwritten policies, practices and customs in the Company; (iv) accurate and complete copies of all the employment agreements with the Critical Employees. (f) The Company is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business, consistent with past practice). There are no pending claims against the Company under any workers’ compensation plan or policy or for short or long term disability. (g) To the Knowledge of the Company, no current employee or Contractor of the Company: (i) has received an offer to join a business that may be competitive with the Business; (ii) is in violation of any term of any employment Contract, invention assignment agreement, patent disclosure agreement, non-competition agreement, non-solicitation agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the Business or to the use of trade secrets or proprietary information of others; or (iii) is providing any business or commercial services to any third party outside of his or her engagement with the Company that creates a conflict with such engagement with the Company. (h) Without derogating from any of the above representations, except as set forth in Section 4.15(h) of the Company Disclosure Schedule, the Company’s liability towards its employees regarding severance pay, accrued vacation and contributions to all Company Plans are fully funded or if not required by any source to be funded are accrued on the Company’s financial statements as of the date of such financial statements. All amounts that the Company is legally or contractually required to either (A) deduct from their employees’ salaries and any other compensation or benefit or to transfer to such employees’ Company Plans or (B) withhold from employees’ salaries and any other compensation or benefit and to pay to any Governmental Authority as required by any applicable Law, have been duly deducted, transferred, withheld and

62 paid, in accordance with applicable Law, or if not required to be so withheld, have been accrued, and the Company has no outstanding obligation to make any such deduction, transfer, withholding or payment (other than routine payments, deductions or withholdings to be timely made in the Ordinary Course of Business and consistent with past practice). (i) Section 4.15(i)(A) of the Company Disclosure Schedule sets forth a true, correct and complete list of all employees and Contractors of the Company who are working in the United States and, to the Knowledge of the Company, are not United States citizens or permanent residents all of which hold proper work authorizations. Other than as detailed in Section 4.15(i)(B) of the Company Disclosure Schedule the Company does not engage any employee or Contractor, whose employment or engagement, to the Knowledge of the Company, requires special visas, licenses or permits. (j) To the Knowledge of the Company: (i) no allegations of sexual harassment have been made against any officer, director employee, or Contractor of the Company its Affiliates, and (ii) the Company and any of its Affiliates have not entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by an officer, director, employee or Contractor. 4.16 Litigation. Except as set forth on Section 4.16 of the Company Disclosure Schedule, there is (a) no pending or, to the Knowledge of the Company, threatened, Legal Proceeding against the Company or any of its properties or assets, (b) no pending or, to the Knowledge of the Company, threatened, audit, examination or, to the Knowledge of the Company, investigation by any Governmental Authority against the Company or any of its properties or assets, (c) no pending or, to the Knowledge of the Company, threatened Legal Proceeding that challenges the validity, or seeks to prevent, materially impair or materially delay consummation of the Mergers or any of the transactions contemplated hereby, (d) no pending or threatened in writing Legal Proceeding by the Company against any third party, (e) no settlement or similar agreement that imposes any material ongoing obligation or restriction on the Company, (f) no Order imposed or, to the Knowledge of the Company, threatened to be imposed upon the Company or any of its properties or assets, except for any Order which generally applies to all companies or similar companies in the industry, and (g) to the Knowledge of the Company, no Legal Proceeding threatened or pending against any of the directors, officers or employees of the Company in their capacity as such. Except as set forth on Section 4.16 of the Company Disclosure Schedule, the Company has not settled or compromised any Legal Proceeding or claim, whether filed or threatened, which settlement or compromise is or was material to the Company (other than a separation and release agreement entered into with a departing employee or consultant). Notwithstanding the foregoing, for all purposes of this Agreement, the Company does not make any representation or warranty (pursuant to this Section 4.16 or elsewhere in the Agreement) as to whether the Mergers will be the subject of any actual or threatened Legal Proceeding after the Agreement Date or will be challenged under any U.S. or foreign Antitrust Laws, unless at the Agreement Date it has a reasonable reason to believe that such Legal Proceeding will be brought after the Agreement Date. 4.17 Compliance with Laws; Permits. (a) The Company is and has been in compliance (i) with its Fundamental Documents, as in effect from time to time and (ii) in all material respects with all Laws and Orders

63 applicable to the Company and any of its business, properties or assets, and, to the Knowledge of the Company, no condition or state of facts exists that is reasonably likely to give rise to a material violation of, or a material liability or default under, any applicable Law or Order. The Company has not received any written notice to the effect that a Governmental Authority claimed or alleged that the Company was not in compliance in all material respects with all Laws or Orders applicable to the Company and any of its business, properties, or assets, except as would not reasonably be expected to be material to the Company. (b) Section 4.17(b) of the Company Disclosure Schedule contains a list of all material Permits which are required for the operation of the Business. The Company has all material Permits which are required for the operation of the Business. Company is not in default or violation, and, to the Company's Knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation, in any material respect, of any term, condition or provision of any material Permit to which it is are a party, to which its business is subject or by which its properties or assets are bound. Company has not received any written notification from any Governmental Authority or any other Person asserting that (A) the Company is not in compliance with any Law, Permit or Order applicable to the Company or its Assets or Business; or (B) the Company may have an obligation to undertake, or to bear all or any portion of the cost of, any curative action of any nature. 4.18 Environmental Matters. The Company has not released any amount of any Hazardous Material. To the Knowledge of the Company, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or other Persons to Hazardous Materials in violation of any applicable Law or in a manner that would result in liability to the Company, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as “Hazardous Materials Activities”) in violation of any rule, regulation, treaty or statute promulgated by any Governmental Authority to prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activity. The Company has at all times complied with, and its uses and activities in the Facilities have at all times complied, in all material respects, with all Environmental Laws. Company has not received any written notice of any noncompliance of the Facilities or of its past or present operations with Environmental Laws. No notices, administrative actions or suits are pending or threatened in writing against the Company relating to Hazardous Materials or alleging a material violation of any Environmental Laws. Company has all material Permits and licenses required to be issued in connection with Environmental Laws and it is in compliance in all material respects with the terms and conditions of such Permits and licenses. 4.19 Insurance. Set forth on Section 4.19 of the Company Disclosure Schedule is a true, correct and complete list of all insurance policies held by the Company setting forth, in respect of each such policy, the policy name, carrier, term, type and amount of coverage. The Company has made available to Parent true, correct and complete copies of all such insurance policies. Such insurance policies (a) have been issued by insurers which, to the Knowledge of the Company, are reputable and financially sound, (b) are in full force and effect and (c) are for such amounts as are sufficient for all requirements of Law and all Contracts to which the Company is a party or by

64 which it is bound. No notice of cancellation or termination has been received by the Company with respect to any of such insurance policies and the Company has not received written notice of any retroactive material upward adjustment in premiums under any such insurance policies. To the Knowledge of the Company, no event has occurred, and the Company has not failed to give any notice or information, or given any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company under, or would permit the termination or modification of, any such insurance policies. There is no claim by the Company outstanding under any such insurance policies, nor to the Knowledge of the Company, are there any circumstances likely to give rise to a claim. 4.20 Related Party Transactions. Except as set forth on Section 4.20 of the Company Disclosure Schedule, to the Knowledge of the Company, none of the respective directors, officers, or Stockholders of the Company (a) to the Company's Knowledge, owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (i) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (ii) engaged in a business related to the Business, or (iii) a participant in any transaction to which the Company is a party or (b) is a party to any Contract with the Company, in each case, except in the Ordinary Course of Business. For clarity, no disclosure will be required pursuant to this Section 4.20 with respect to any portfolio company of any venture capital, private equity or angel investor in Company. 4.21 Bank Accounts. Section 4.21 of the Company Disclosure Schedule contains a complete and correct list of each bank account or safe deposit box of the Company, the names and address of all banks in which the Company holds accounts or safe deposit boxes, and the names of all persons authorized to draw thereon or to have access thereto. No person holds a power of attorney to act on behalf of the Company. 4.22 Brokers and Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement or any other Transaction Document and no Person is entitled to any fee or commission or like payment in respect thereof. 4.23 Anti-Corruption Laws; Certain Business Practices. The Company has not nor has any director, officer, employee, or, to the Company’s Knowledge, agent or other Person acting on behalf of the Company (a) violated the Foreign Corrupt Practices Act of 1977, as amended, the rules and regulations thereunder, applicable laws passed pursuant to the OECD Convention on Combating Bribery of Foreign Public Officials in International Transactions, dated 21 November 1977, or other similar (local or foreign) and applicable Laws that prohibit bribery, or corruption or any similar Law (“Anti-Corruption Laws”), (b) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to foreign or domestic government officials, employees or others in violation of Anti-Corruption Laws, (c) accepted or received any unlawful contributions, payments, gifts or expenditures in violation, or which could be considered to be in violation, of any Anti-Corruption Laws or (d) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. Neither the Company nor any director, officer, employee or, to the Company’ s Knowledge, agent of the Company has used any corporate funds

65 to maintain any off-the-books funds or engage in any off-the-books transactions nor has any of the before-stated parties falsified any documents of the Company. The Company has not conducted any internal or government-initiated investigation, or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any violation of any Anti-Corruption Laws. 4.24 Export Compliance. (a) The Company has not, nor, to the Company’s Knowledge, has any director, officer, agent, employee or other Person acting on behalf of the Company violated or failed to comply in any material respect with any applicable Law related to the export or reexport of goods (including hardware, Software and technology), services and Know-how, including the Laws of (a) the Foreign Assets Control regulations administered by the Office of Foreign Assets Control in the United States Department of the Treasury (“OFAC”), the Export Administration Regulations administered by the United States Department of Commerce Bureau of Industry and Security (“BIS”), and the International Traffic in Arms Regulations administered by the U.S. Department of State’s Directorate of Defense Trade Controls, (b) any other cognizant United States Governmental Authority; or (c) any other national government whose jurisdiction pertains to the Company and the Business (collectively, “Trade Control Laws”). None of the Company Products or the Company Technology (i) has any encryption means, or devices, or any other encrypted application or other technology whose development, commercialization or export is restricted under applicable Law or (ii) require the Company to obtain a license from an authorized body pursuant to applicable Law regulating the development, commercialization or export of technology. None of the Company Products are listed on the Commerce Control List of the Export Administration Regulations or subject to the International Traffic in Arms Regulations. The Company has not received any written notice of or been charged with the violation of, or to the Company's Knowledge has been under investigation for violation of Trade Control Laws. (b) The Company has not, during the past five years, engaged in any transactions, or otherwise dealt directly or indirectly, with (i) any Person organized under the laws of or ordinarily resident in a country or territory that is the subject of comprehensive sanctions (which currently comprise Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine (“Restricted Countries”), or (ii) any Person designated on any Restricted Party list maintained by the U.S. government, including the Specially Designated Nationals and Blocked Persons List and the Foreign Sanctions Evader List administered by OFAC or the Denied Persons or Entity List administered by BIS, or any Person owned or controlled by, or acting on behalf of, a Person on any of the aforementioned U.S. government lists outlining individuals and entities deemed as, or connected with, terrorist organizations or “unlawful associations” (collectively, the “Restricted Parties”). (c) The Company has made available to Parent copies of all written correspondence with any Governmental Authority relating to the export control classification of its products, enforcement matters, or any other inquiries, requests or communications with any Governmental Authority. The Company is not a Restricted Party and is not owned or controlled by, or acting on behalf of, a Restricted Party. To the Company's Knowledge, no Person affiliated with the Company, including its Employees, is a Restricted Party or owned or controlled by, or acting on behalf of a Restricted Party.

66 4.25 Social Media. Section 4.25 of the Company Disclosure Schedule sets forth a true, correct and complete list of all Social Media Accounts that the Company uses, operates or maintains, including in connection with marketing or promoting any Company Products. Section 4.25 of the Company Disclosure Schedule also lists, for each such Social Media Account, any account name(s), user name(s), nickname(s), display name(s), handle(s), and other identifiers registered or used by or for the Company with respect to such Social Media Account (collectively, “Social Media Account Names“). All use of the Social Media Accounts complies in all material respects with (i) all material terms and conditions, terms of use, terms of service and other Contracts applicable to such Social Media Accounts and (ii) applicable Law. 4.26 Solvency. There has been no request by the Company or, to the Company’s Knowledge, by any other person with respect to the Company for, nor, to the Company’s Knowledge, has there been issued or commenced against or with respect to it any bankruptcy, receivership, freeze of proceedings, liquidation (whether voluntary or not), winding-up, arrangement with creditors, scheme of arrangement or other similar insolvency events, orders or proceedings, in each case, whether temporary or permanent. 4.27 Privacy. (a) The Company has (i) materially complied with all applicable Privacy Laws governing the receipt, collection, use, storage, registration of databases, processing, sharing, security disposal, disclosure, safeguarding, security or transfer (including cross-border) of Personal Information that is collected, processed or shared by or otherwise subject to the control of the Company, and materially complied with the Company’s privacy policy and similar disclosures published on the Company’s websites or otherwise communicated to third parties, (ii) implemented and maintained commercially reasonable technical and organizational measures designed to provide safeguards that will assist the Company to materially comply with such applicable Privacy Laws, including that the Company shall not acquire, fail to secure, share or use such Personal Information in a manner materially inconsistent with (A) such applicable Privacy Laws, (B) any notice to or consent from data subjects with regard to the use of their Personal Information, (C) any publicly available policy duly adopted by the Company, (D) any contractual commitment made by the Company that is applicable to such Personal Information, (E) any privacy policy or privacy statement from time to time published or otherwise made available by the Company to the Persons to whom the Personal Information relates, or (F) the Payment Card Industry Data Security Standard, with respect to any payment card data collected or handled by the Company, if any, or by third parties on the Company’s behalf or having authorized access to the Company’s records. (b) With respect to all Personal Information collected by Company, the Company has taken commercially reasonable steps required and necessary under the applicable Privacy Laws and its contractual obligations to protect such Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse, including implementing and monitoring compliance with reasonable measures with respect to technical and physical security of such Personal Information. The Company has industry standard safeguards (but not less than reasonable safeguards) in place to protect Personal Information in its possession or control from unauthorized access, including by its employees, independent contractors and consultants. To the Knowledge of the Company, there has been no loss or data breach incidents,

67 including any unauthorized access to or other misuse of any Personal Information maintained or processed by the Company or on behalf of the Company, and, to the knowledge of the Company, no third party misused any Personal Information collected by the Company. (c) The transfer of Personal Information in connection with the Transactions will not violate any applicable Privacy Laws or the Company’s privacy policies as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained. The Company is not subject to any contractual requirements or other legal obligations that, following the Closing, would materially prohibit the Company from receiving or using Personal Information in the manner in which the Company received and used such Personal Information prior to the Closing. (d) In connection with each third-party servicing, outsourcing or similar arrangement involving Personal Information acquired from or with respect to the Company, the Company has employed commercially reasonable efforts to contractually obligate any service provider to (i) comply with the applicable Privacy Laws with respect to Personal Information, (ii) take reasonable steps to protect and secure Personal Information from unauthorized disclosure, (iii) restrict use of Personal Information to those authorized or required under the servicing, outsourcing or similar arrangement, and (iv) certify the return or adequate disposal of Personal Information. (e) Except for disclosures of information required by applicable Privacy Law, authorized by the provider of Personal Information or pursuant to the Company’s privacy policy and similar disclosures published on the Company’s websites or otherwise communicated to providers of Personal Information, the Company has not sold, rented or otherwise made available, and does not sell, rent or otherwise make available, to third parties any Personal Information. (f) The Company has not received any written notice of any claims, investigations, or alleged violations of applicable Privacy Laws with respect to Personal Information possessed by or otherwise subject to the control of the Company, and, to the Knowledge of the Company, there are no facts or circumstances which are reasonably likely to form the basis for any such violation. (g) All employees of the Company with access to Personal Information are subject to a contractual or legal confidentiality obligation with respect to Personal Information and have received training in accordance with applicable Privacy Law and industry standards with respect to the processing and safeguarding of Personal Information. (h) The Company employs commercially reasonable efforts to make disclosures to, and obtain any necessary consents from, users, consumers, customers, employees, contractors, and other applicable Persons required by applicable Privacy Law and has filed any required registrations with the applicable data protection authority. A list of such required registrations is set forth in Section 4.27(h) of the Company Disclosure Schedule. Without limiting the generality of the foregoing, the Company, when required by applicable Privacy Law, has provided appropriate notice to, and, where required, received affirmative express consent from, all natural persons prior to the collection and processing of Personal Information by the Company.

68 4.28 Full Disclosure. This Agreement does not, and the Company Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) to the Company’s Knowledge, omit to state any material fact necessary in order to make the representations, warranties and information contained herein and therein in the light of the circumstances under which such representations, warranties and information were or will be made or provided not false or misleading. REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I, AND MERGER SUB II Parent and each Merger Sub, jointly and severally, hereby represent and warrant to the Company, as of the Agreement Date and as of the Closing Date (or, if given as of a specific date, at and as of such date), as follows: 5.1 Corporate Existence and Power. Each of Parent, Merger Sub I and Merger Sub II (each, a “Parent Party“) is a corporation (or, with respect to Parent, a limited partnership and with respect to Merger Sub II, a limited liability company) duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Since the date of its incorporation, Merger Sub I has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Sub I was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the outstanding capital stock of Merger Sub I is, and at the First Effective Time, will be owned directly by Parent. Except for obligations or liabilities incurred in connection with its incorporation and as contemplated by this Agreement, Merger Sub I has not, and prior to the First Effective Time will not have, incurred, directly or indirectly through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person. Since the date of its formation, Merger Sub II has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Sub II was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the outstanding equity interests of Merger Sub II are, and at the Second Effective Time, will be owned directly by Parent. Except for obligations or liabilities incurred in connection with its incorporation and as contemplated by this Agreement, Merger Sub II has not, and prior to the Second Effective Time will not have, incurred, directly or indirectly through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person. All of the outstanding stock of Parent at the First Effective Time and Second Effective Time will be, owned indirectly by Oddity. Each of Oddity, Parent, Merger Sub I, and Merger Sub II is in good standing in each jurisdiction and would have not a Material Adverse Effect on the ability of Oddity, Parent, Merger Sub I, or Merger Sub II to consummate the transactions contemplated by this Agreement. 5.2 Corporate Authorization. Each Parent Party has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and each Transaction Document, and to consummate the transactions contemplated hereby and thereby; and the execution, delivery and performance by each Parent Party of this Agreement and each Transaction Document, have been duly authorized by all necessary action on the part of such

69 Parent Party and Oddity and no further action is required on the part of Oddity, Parent, Merger Sub I, or Merger Sub II to authorize this Agreement and each Transaction Document to which it is each a party to, and the transactions contemplated hereby and thereby. This Agreement and the actions to be performed hereunder constitutes the legal, valid and binding obligation of each Parent Party, enforceable against such Parent Party in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. Parent has the absolute and unrestricted right, power and authority to cause Oddity to perform all of its obligations under this Agreement, including without limitation, to timely and duly issue all Consideration Shares, Future RSUs and any other portion of the consideration hereunder (in cash or equity), either directly or indirectly, as set forth in this Agreement. 5.3 Consideration Shares. All Consideration Shares issued hereunder will be, when issued in accordance with the terms thereof: (A) duly authorized, validly issued, fully paid and non-assessable, and free from a Security Interest (other than as contemplated in Oddity’s Fundamental Documents and as may be generally applicable under law, and with respect to the Restricted Class A Ordinary Shares only, which will be subject to the restrictions set forth in Schedule 5.3), and (B) issued in compliance with applicable securities laws and not subject to any preemptive rights created by statute, the articles of association of Parent, or any Contract to which Oddity, is a party or by which it is bound, nor subject to any restrictions on transfer created by Oddity (other than restrictions under this Agreement, Oddity’s Fundamental Documents, and as may be generally applicable under applicable securities laws) and will have the rights, preferences, privileges, and restrictions set forth in the articles of association of Oddity, and will be duly registered in the name of the Equityholders in the Oddity’s shareholders register. 5.4 Litigation. As of the Agreement Date, there is no there is no litigation, action, suit, proceeding, or arbitration pending or, to the knowledge of Parent, threatened against Oddity, Parent, Merger Sub I, or Merger Sub II, or to which Oddity, Parent, Merger Sub I, or Merger Sub II is otherwise a party, that in any manner challenges or would otherwise reasonably be expected to prevent, enjoin, alter or materially delay the Mergers or the other transactions contemplated by this Agreement. 5.5 No Prior Merger Sub Operations. Each of Merger Sub I and Merger Sub II was formed solely for the purpose of effecting the Mergers, has no assets or liabilities and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. 5.6 Capitalization (a) The authorized share capital of Oddity as of immediately prior to First Effective Time is NIS 14,000 divided into (i) 10,000,000 Class A Ordinary Shares of nominal value NIS 0.001, each (ii) 2,000,000 Class B Ordinary Shares of nominal value NIS 0.001 each, and (iii) 2,000,000 Redeemable A Shares of nominal value NIS 0.001 each; All of the issued and outstanding shares of Oddity are duly authorized and validly issued, fully paid and nonassessable, and were issued in compliance with all applicable Laws and all requirements set forth in applicable Contracts. There is no liability for dividends declared or accrued and unpaid by Oddity.

70 (b) As of the date hereof, other than as reflected in the Capitalization Table of Oddity made available to the Company prior to the date of this Agreement, at the date of this Agreement there are no other outstanding issued shares, securities or other instruments (including, but not limited to, any options, convertible notes, and warrants) of Oddity convertible into or exchangeable for shares or other securities of Oddity. (c) No shareholder of Oddity, other than LCGP3 Pro Makeup, L.P., entities controlled by Mr. Oran Holtzman and shareholders who received their securities pursuant to Oddity’s incentive plan, is subject to(i) any voting trusts, proxies, or other agreements or understandings with respect to the voting of the Oddity’s issued and outstanding or unissued share capital; or, to Parent’s knowledge (ii) any agreements in respect of registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights, or “drag-along” rights) of any of the Oddity’s issued and outstanding unissued share capital, except as set forth in the articles of association of Oddity. (d) Oddity will have at or prior to the First Effective Time, sufficient reserved shares in its authorized but unissued share capital to allow the issuance and grant, as applicable, of the Consideration Shares. (e) To Parent’s Knowledge, Oddity has not obtained, received or made aware of any valuation of Oddity’s shares which is inconsistent with the Agreed Value. 5.7 Conflicts; Consents of Third Parties. (a) Neither the execution and delivery by Parent, Merger Sub I, and Merger Sub II of this Agreement and of the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, by Parent, Merger Sub I, and Merger Sub, nor the compliance by Oddity, Parent, Merger Sub I, and Merger Sub II with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or bylaws of Oddity, Parent, Merger Sub I, or Merger Sub II, (ii) conflict with, violate, result in the breach of, or constitute a default under any material Contract to which Oddity, Parent, Merger Sub I or Merger Sub II is a party or by which Oddity, Parent, Merger Sub I or Merger Sub II or their respective properties or assets are bound, (iii) violate any Order by which Oddity, Parent, Merger Sub I or Merger Sub II is bound or (iv) conflict with or result in the violation of any applicable Law. (b) The execution, delivery (where applicable) and performance by Oddity, Parent, Merger Sub I and Merger Sub II of this Agreement and the consummation by each Parent Party and Oddity of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificates of Merger with respect to the Mergers with the Delaware Secretary of State, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws or the laws of any national securities exchange, and (iii) any actions or filings the absence of which would not be reasonably expected to materially impair the ability of any Parent Party to consummate the transactions contemplated by this Agreement. (c) Parent represents that none of Parent or its respective directors, officers,

71 employees, or affiliates is (a) a Restricted Party; (b) organized under the laws of or ordinarily resident in a Restricted Country; or (c) 50% or more owned or controlled, directly or indirectly, by Restricted Parties or the government of a Restricted Country. 5.8 Sufficiency of Funds. Parent has sufficient Cash on hand or other sources of immediately available funds to enable it to make payment of the Net Cash Aggregate Merger Consideration and consummate the transactions contemplated by this Agreement. 5.9 Reorganization; Tax Matters. (a) For U.S. federal income Tax purposes, (i) each of Oddity, Parent, and Merger Sub I is, and through the First Effective Time and Second Effective Time will be, classified as a C corporation (as defined in Section 1361(a)(2) of the Code), and (ii) Merger Sub II is, and through the First Effective Time and Second Effective Time will be, classified as a disregarded entity, and (iii) effective prior to the Closing and through the First Effective Time and Second Effective Time, Oddity will be “in control” of Parent for purposes of Section 368(a)(2)(D) of the Code. Neither Oddity, Parent, Merger Sub I, Merger Sub II, nor any of their Affiliates, have taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely (A) to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (B) cause the stockholders of the Company to recognize gain pursuant to Section 367(a)(1) of the Code. It is the present intention of Oddity and Parent through the Surviving Company, to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company’s historic business assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d). (b) For the entire thirty-six month period immediately preceding the Mergers, either Parent or a qualified subsidiary (as defined in Treasury Regulations Section 1.367(a)- 3(c)(5)(vii)) or a qualified partnership (as defined in Treasury Regulations Section 1.367(a)- 3(c)(5)(viii)) has been engaged in an active trade or business outside the United States, for purposes of Treasury Regulations Section 1.367(a)-3(c)(3). None of Oddity, Parent, Merger Sub I nor Merger Sub II (nor any of their Affiliates) has a plan or intention to substantially dispose of or discontinue (or to allow any qualified subsidiary or qualified partnership to substantially dispose of or discontinue) the active trade or business referred to in the preceding sentence. The fair market value of the total outstanding equity of Parent (not taking into account assets acquired outside the ordinary course of business, unless Parent is permitted to take such assets into account by Treasury Regulations Section 1.367(a)-3(c)(3)(iii)) is at least equal to the fair market value of the total outstanding equity of the Company.2 (c) Neither Parent nor any Affiliate was a passive foreign investment company within the meaning of Section 1297(a) of the Code for its taxable year that immediately precedes 2 Could you explain why do we need outbound transfer language in a deal where a US corporation is acquiring another US corporation via a two steps merger structure? Response: Revela US shareholders are treated as exchanging stock in a US corp for stock in a non-US corp in the transaction, and thus are subject to the rules governing outbound transfers of US corp stock in a tax-free transaction. See Treasury Regulations Section 1.367(a)-3(d).

72 the Closing Date, and neither Parent nor any Affiliate expects that it will be a passive foreign investment company for its taxable year that includes the Closing Date. 5.10 Parent Financial Condition. Schedule 5.10 contains true, correct and complete copies of the consolidated and audited financial statements of Oddity as of December 31, 2021, and the consolidated and unaudited balance sheets of Oddity as of June 30, 2022, and September 30, 2022, which has been prepared in accordance with GAAP, consistently applied by the Company throughout the periods presented and presents fairly, in all material respects, the financial position, results of operations and cash flow of the Parent as an operational company as of the dates and for the periods indicated therein. COVENANTS OF THE COMPANY 6.1 Conduct of the Business Pending Closing. Except as required by applicable Laws, as expressly required by this Agreement or any other Transaction Document or with the prior written consent of Parent, during the period from the Agreement Date until the earlier of the First Effective Time and the termination of this Agreement in accordance with its terms, the Company shall, except to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld or conditioned) or except as contemplated by this Agreement (provided that Parent shall promptly respond (and in no event later than three Business Days from the date of a request) to any request for a consent under this Section 6.1 or Section 6.2.): (a) conduct its business only in the Ordinary Course of Business; (b) use commercially reasonable efforts, consistent with past practices, to (i) preserve its present business operations and organization intact, (ii) keep available the services of its present employees and (iii) preserve its present relationship with Persons having material business dealings with the Company (including customers and suppliers); (c) use commercially reasonable efforts consistent with past practices to maintain (i) all of its material assets and properties in their current condition, ordinary wear and tear, casualty and condemnation excepted, and (ii) its existing insurance policies in such amounts and of such kinds comparable to that in effect on the Agreement Date; (d) maintain the books, accounts and records in the Ordinary Course of Business; (e) maintain its current cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue, and acceptance of customer deposits in the Ordinary Course of Business; and

73 (f) not take any action inconsistent with the provisions of this Agreement or any of the other Transaction Documents to which it is a party. 6.2 Restrictions on the Conduct of the Business Pending Closing. Except (i) as required by applicable Laws, (ii) as expressly required by this Agreement or any other Transaction Document or (iii) with the prior written consent of Parent (such consent not to be unreasonably withheld or conditioned), during the period from the Agreement Date until the earlier of the First Effective Time and the termination of this Agreement in accordance with its terms, the Company shall not: (a) declare, set aside, make or pay any dividend or other distribution in respect of Company Capital Stock or repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock or other securities of, or other ownership interests in, the Company (except for repurchases of Company Capital Stock pursuant to Company repurchase rights arising upon termination of service of any employee, director or consultant of the Company); (b) transfer, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of Company Capital Stock or stock units or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company Common Stock or other shares pursuant to the exercise of stock options or other rights exercisable or convertible into Company Capital Stock (including the Company SAFEs) outstanding as of the Agreement Date and disclosed on Section 4.3(b) of the Company Disclosure Schedule or the conversion of shares of Company Preferred Stock outstanding as of the Agreement Date and disclosed on Section 4.3(b) of the Company Disclosure Schedule; (c) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company; (d) amend the Fundamental Documents, except as needed to issue shares pursuant to the terms of the Company SAFEs; (e) (i) except for promises made and documented in the Ordinary Course of Business prior to the date of this Agreement, increase the compensation or fringe benefits of any present or former director, officer, employee or Contractor of the Company (except for payment of accrued or earned but unpaid bonuses), (ii) grant any new right to change in control, bonus, severance, termination or similar pay to any present or former director, officer, employee or Contractor of the Company except as required under applicable Law, Order or Company Plan set forth on Section 4.14(a) of the Company Disclosure Schedule, (iii) loan or advance any money or other property to any present or former director, officer, employee or Contractor of the Company, (iv) establish, adopt, enter into, amend or terminate any Company Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Plan if it were in existence as of the Agreement Date, except as required under applicable Law or Order, (v) grant any equity or equity-based awards, or (vi) hire, promote or change the classification or status in respect of any employee or individual in a level of directors and higher or whose annual salary is more than $150,000, or (vii) grant accelerate or change the vesting of, or terminate, any equity or

74 equity based award, except for acceleration provisions that are disclosed on Section 4.3(b) of the Company Disclosure Schedule; (f) issue, create, incur, assume or guarantee any Indebtedness; (g) fail to promptly pay and discharge current Liabilities except where disputed in good faith by appropriate proceedings; (h) directly or indirectly acquire any material properties or assets, sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the Company or encumber or subject to any Lien (other than Permitted Liens), or allow or suffer to be encumbered any of the material properties or assets of the Company, in each case, whether tangible or intangible, except in the Ordinary Course of Business; (i) invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person or introduce any material change with respect to the operation of the Company; (j) cancel or compromise any debt or claim or waive or release any material right of the Company except in the Ordinary Course of Business and which, in the aggregate, would not be material to the Company; (k) enter into commitments for capital expenditures in excess of $250,000 for all commitments in the aggregate; (l) enter into any labor or collective bargaining agreement, through negotiation or otherwise, or make any commitment or incur any liability to any labor organization, except when required by applicable Law or Order; (m) make a material change in its accounting reporting principles, methods, policies or practices; (n) make, change or revoke any material Tax election, settle or compromise any income or other material Tax claim, change (or make a request to any Taxing Authority to change) any material aspect of its method of accounting for Tax purposes, consent to any extension or waiver of the limitation period applicable to any claim or assessment relating to Taxes, file any amended income or other material Tax Return; (o) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, merger, consolidation or other reorganization, other than the Mergers; (p) (i) enter into any Contract that if it was in force as of the Agreement Date would be a Material Contract or amendment to any Material Contract, or (ii) terminate, supplement, restate or amend, or waive any rights under, any Material Contract or material Permit; in each case, other than in the Ordinary Course of Business. (q) commence any Legal Proceeding;

75 (r) release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Company; (s) grant or enter into a license, sublicense or transfer to any Person any rights to any Owned Company Intellectual Property or Owned Company Technology other than in the Ordinary Course of Business; (t) fail to (i) pay any annuity or any filing, prosecution, maintenance or other fee or file any document, response to office action or other filing in connection with any Company Intellectual Property Registrations when due or (ii) diligently prosecute and maintain all Company Intellectual Property Registrations; (u) enter into any agreement for the creation or development by a third party (except for consultants or independent contractors engaged by the Company in the Ordinary Course of Business pursuant to a Contract containing an assignment (including a present assignment) of Intellectual Property Rights to the Company) of any material Intellectual Property Rights, products or services for the Company; or (v) agree, in writing or otherwise, to take any of the foregoing actions. 6.3 No Control of the Company’s Business. Without derogating the provisions of Section 6.1 and Section 6.2, Parent acknowledges and agrees that nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Closing and (ii) prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations. 6.4 Exclusive Dealing. (a) The Company shall, and shall cause its Affiliates, directors, officers, employees, agents and other representatives to, immediately following the execution of this Agreement discontinue any discussions or negotiations with any Person (other than Parent Merger Sub I and Merger Sub II) relating to any Acquisition Transaction. (b) Until the earlier of the First Effective Time or the termination of this Agreement pursuant to Article IX, the Company will not, and will cause its Affiliates, directors, officers, employees, agents and other representatives not to, take any of the following actions with any Person other than Parent, Merger Sub I, and Merger Sub II: (i) solicit, initiate, authorize, recommend, propose, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any Person relating to an Acquisition Transaction, (ii) furnish or cause to be furnished to any Person, other than Parent, Merger Sub I, and Merger Sub II, information relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, an Acquisition Transaction, or (iii) enter into any agreement with any Person providing for an Acquisition Transaction. (c) If the Company or any of its Affiliates, directors, officers, employees, agents or other representatives receives any inquiry or proposal relating to an Acquisition Transaction from any Person (other than Parent, Merger Sub I, and Merger Sub II) at any time

76 prior to the First Effective Time, then the Company shall immediately (and in no event later than one (1) Business Day after the Company becomes aware of such inquiry or proposal) (i) advise Parent orally and in writing of such inquiry or proposal (including the identity of the Person making such inquiry or submitting such proposal, and the terms thereof), (ii) provide to Parent a copy of such inquiry or proposal if in writing, and (iii) notify such Person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits it from considering the bid, expression of interest or information, provided that if restricted by confidentiality obligations existing as of the Agreement Date, the Company may omit the identity of the Person making such inquiry or proposal and the terms and copy of such inquiry or proposal. 6.5 Stockholder Approval; Notice of Stockholder Action; Consent. (a) On the date hereof, or immediately thereafter and in no event more than five Business Days following the date hereof, the Company shall obtain written consents executed by Stockholders representing, at least, (i) a majority of the holders of the issued and outstanding Company Capital Stock, voting together as a single class, (ii) a majority of the holders of the issued and outstanding Company Common Stock, and (iii) a majority of the holders of the issued and outstanding Company Preferred Stock, voting together as a single class (the “Company Requisite Vote”), each in the form attached hereto as Exhibit A (the “Written Stockholder Consent”). Promptly following receipt of the Company Requisite Vote, the Company shall cause its corporate Secretary to deliver a copy of the duly executed Written Stockholder Consent to Parent, together with a certificate executed on behalf of the Company by its corporate Secretary certifying that the Company Requisite Vote has been obtained. As promptly as practicable following the receipt of the Company Requisite Vote, the Company will send an information statement to those Stockholders who did not execute the Written Stockholder Consent, which information statement shall be subject to Parent’s prior review and approval and shall contain, among other things, such disclosure materials required pursuant to applicable Law (including pursuant to Sections 228(e) and 262 of the DGCL), the COI and Company’s By-laws, which shall be in a form reasonably acceptable to Parent. (b) As soon as reasonably practicable after the receipt of the Company Requisite Vote, the Company shall use commercially reasonable efforts to obtain executed Written Stockholder Consents from all Stockholders that have not previously executed the Written Stockholder Consent. 6.6 Payoff Letters and Invoices. If needed, the Company shall exercise commercially reasonable efforts to obtain and deliver to Parent no later than three (3) Business Day prior to the Closing Date, an accurate and complete copy of: (a) a payoff letter, dated no more than two (2) Business Days prior to the Closing Date, with respect to all Indebtedness, if any, of the Company owed to such lender and the amounts payable to the lender thereof to (i) satisfy such Indebtedness as of the Closing and (ii) terminate and release any Liens (which Liens might be terminated post-First Effective Time) related thereto (each, a “Payoff Letter”); and (b) an invoice from each advisor or other service provider to the Company with respect to all Transaction Expenses estimated to be due and payable to such advisor or other service provider, as the case may be, as of the Closing

77 Date and which will remain unpaid at the Closing (each, an “Invoice”). ADDITIONAL COVENANTS AND AGREEMENTS 7.1 Access to Information. The Company agrees that, prior to the First Effective Time, Parent, Merger Sub I, and Merger Sub II shall be entitled, at Parent’s expense, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and such examination of the books, records and financial condition of the Company as it reasonably requests, excluding with respect to any source code or similar technical information, any customers, suppliers or similar business partners, or to any employee or Contractor of the Company (access to such employees and Contractors to be made available loosely prior to Closing). Any such investigation and examination shall be conducted upon prior notice during regular business hours and under reasonable circumstances and in a manner that does not interfere with the normal business operations of the Company, and the Company shall use commercially reasonable efforts to cooperate therewith. In order that Parent, Merger Sub I and Merger Sub II may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company, the Company shall cause its representatives to use commercially reasonable efforts to cooperate with such representatives in connection with such review and examination. Notwithstanding the foregoing, the Company shall not be required to permit Parent, Merger Sub I and Merger Sub II any examination or inspection or other access, or to disclose to Parent, Merger Sub I or Merger Sub II any information, if the Company believes in good faith, based on a written advice of counsel, that such examination, inspection, access, or disclosure could violate (i) any applicable Law or (ii) any contractual obligation of the Company as of the date hereof (provided, that the Company shall, upon the reasonable request of Parent, use its commercially reasonable efforts to obtain the required consent of any third party to such access or disclosure), provided, however, that the Company shall use reasonable efforts to allow for the examination, inspection, access, or disclosure to the maximum extent, including the entry into common interest agreements. 7.2 Efforts; Regulatory Compliance. (a) Each of the parties to this Agreement shall use its commercially reasonable efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and by or before the Termination Date) and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain all approvals, consents, registrations, permits, waiting period expirations or terminations, authorizations and other confirmations (“Consent”) from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the parties shall cooperate with, and do all things reasonably requested to assist, one another in the prompt preparation and filing (which filings shall occur no later than ten (10) days after the Agreement

78 Date) of any filings required under the HSR Act or any foreign antitrust, merger control, or competition law. Parent shall be responsible for making, with the Company’s reasonable assistance, any filing that may be required under any foreign antitrust, merger control, or competition law and shall consider in good faith any matters or comments raised by the Company. The Parties shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from the United States Federal Trade Commission, the United States Department of Justice and any other applicable Governmental Authority and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act or such other applicable Law. Without limiting the generality of the foregoing, each party shall provide to the other (or the other’s respective advisors) upon request copies of all correspondence between such party and any Governmental Authority relating to the transactions contemplated by this Agreement. The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 7.2 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. In addition, to the extent reasonably practicable, all discussions, telephone calls, and meetings with a Governmental Authority regarding the transactions contemplated by this Agreement shall include representatives of both Parties. Subject to applicable Law, the parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Authority regarding the transactions contemplated by this Agreement by or on behalf of any party. Each party shall use its commercially reasonable efforts to obtain expiration or termination of the waiting period under the HSR Act. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the expiration or termination of the waiting period under the HSR Act or receipt of any Consent from any Governmental Authority under the HSR Act or under any other applicable Law or in connection with the consummation of the Mergers, neither the Parent nor any of its Affiliates shall be required to divest, sell, license or hold separate material portions of their respective businesses, product lines, properties or assets, or otherwise take or commit to take any action that materially restricts its rights with respect to any of its businesses, product lines, properties or assets, or its ability to retain itself as an entity or to make any license, payment or commercial concession to any third party as a condition to obtaining any required consent of any third party. (b) If any administrative or judicial Legal Proceeding is instituted (or threatened to be instituted) by a Governmental Authority challenging the consummation of the Mergers as violative of any applicable Law, each of the Parent and the Company shall, and shall cause their respective Affiliates to, cooperate with the other parties and use their commercially reasonable efforts to contest and resist any such Legal Proceeding, including any Legal Proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the Mergers; provided, however, nothing in this Section 7.2(b) or otherwise in this Agreement shall require the Company, Parent or their Affiliates, nor permit the Company, Parent or their Affiliates, to enter into or agree to enter into any understanding, undertaking, settlement, consent decree, stipulation or agreement that would limit in any manner such Person's or any of its Affiliates’ ability to operate its business following the Closing in its absolute discretion, or require the sale, divestiture, holding separate (including by establishing a

79 trust or otherwise) or license of any of their assets, securities or businesses of such Person or any of its Affiliates. 7.3 Notification of Certain Matters. From the Agreement Date until the earlier termination of this Agreement in accordance with its terms and the First Effective Time, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any written notice or other communication received by such party from any Governmental Authority in connection with the Mergers or other transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement, (b) any actions, suits, claims, known investigations or other Legal Proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or its subsidiaries which relate to the Mergers or the other transactions contemplated by this Agreement, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, has caused any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate such that the condition set forth in Section 8.2(a) or Section 8.3(a) would not be satisfied at Closing, and (d) any failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder such that the condition set forth in Section 8.2(b) or Section 8.3(b) would not be satisfied in all material respects at Closing. For the avoidance of doubt, the delivery of any notice pursuant to this Section 7.3 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement, (ii) limit the remedies available to the party receiving such notice (except that notice of any new event, condition, fact or circumstance that occurs after the Agreement Date shall exempt the Escrowed Holders from claims based on fraud or intentional misrepresentation related to such new events, conditions, facts or circumstances), (iii) constitute an acknowledgment or admission of breach of this Agreement, or (iv) will be deemed to amend or supplement the Company Disclosure Schedule. 7.4 Fees and Expenses. Except as otherwise set forth in this Agreement (including with respect to Transaction Expenses), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated hereby are consummated. 7.5 Tax Matters. (a) Filing of Tax Returns; Payment of Taxes. (i) The Company shall timely file or cause to be timely filed all Tax Returns in respect of the Company that are required to be filed on or prior to the Closing Date (taking into account any period of extension) and shall pay or cause to be paid all Taxes of the Company due on or before the Closing Date. All such Tax Returns shall be prepared in a manner consistent with prior practice (unless otherwise required by applicable Laws). (ii) Following the Closing Date, Parent shall cause to be timely filed all Tax Returns with respect to Pre-Closing Tax Periods required to be filed by the Company after the Closing Date (taking into account any period of extension) and shall pay or cause to be paid all Taxes shown due on such Tax Returns (subject to the rights to payment from the Escrowed Holders

80 under Section 10.2(a)(vi)). All such Tax Returns shall be prepared in a manner consistent with prior practice (unless otherwise required by applicable Laws), and the terms of this Agreement. (iii) Parent shall cause the Company to provide Representative with copies of such completed Tax Returns (or relevant portions of such Tax Returns with respect to a Straddle Period) that include a Pre-Closing Tax Period at least thirty (30) days prior to the due date for filing thereof, along with supporting workpapers. Representative and Parent shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing. In the event that Representative and Parent are unable to resolve any dispute with respect to such Tax Return at least ten (10) days prior to the due date for filing, then Section 7.5(e) shall apply, and any resolution reached pursuant thereto shall be binding on the parties. (iv) Any deductions with respect to Transaction Expenses and other transaction costs incurred by or on behalf of the Company in connection with the transactions contemplated hereby that, in each case, arise from expenses or costs that are economically borne by the Escrowed Holders (including any expenses or costs paid before the Closing) that are reflected as deductions in determining the Net Aggregate Consideration shall, to the extent permitted by applicable Law, be allocated to and reported on Tax Returns for Pre-Closing Tax Periods. Any net operating losses, net capital losses and other Tax credits or similar Tax assets and attributes of the Company generated in a Pre-Closing Tax Period that are available as of the Closing Date, shall be utilized, to the extent permitted by applicable Law, to reduce the liabilities of the Company for Taxes (if any) in such Pre-Closing Tax Period. (b) Straddle Period Tax Allocation. The Company will, if permitted by applicable Law, close the taxable period of the Company as of the close of business on the Closing Date. If applicable Law does not permit the Company to close its taxable year as of the close of business on the Closing Date, with respect to a Straddle Period, Taxes shall be allocated (i) to the Escrowed Holders for the period up to and including the close of business on the Closing Date and (ii) to Parent for the period subsequent to the Closing Date. The amount of Property Taxes for the Straddle Period allocated to a Pre-Closing Tax Period shall be determining by multiplying (A) the amount of such Taxes for the entire Straddle Period by (B) a fraction, the numerator of which is the number of calendar days in such Straddle Period in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period. For all other Taxes, the amount of Taxes relating to a Straddle Period shall be allocated based on a closing of the books method, provided that exemptions, allowances or deductions that are calculated on an annual basis shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period. (c) Tax Audits. If notice of any Legal Proceeding with respect to Taxes of the Company shall be received by an Indemnitee for which the Escrowed Holders may reasonably be expected to be liable pursuant to Section 10.2 (a “Tax Claim”), Parent shall promptly notify Representative of such claim (provided, however, that the failure of the Indemnitee to give Representative notice as provided herein shall not relieve the Escrowed Holders of the obligations under this Section 7.5 or Section 10.2(a)(vi) except to the extent that the Escrowed Holders are actually prejudiced thereby). Representative shall have the right to control the conduct and the defense of such claim, including any settlement or compromise thereof, to the extent related to a Tax period that ends on or prior to the Closing Date; provided, however, that Representative shall

81 keep Parent reasonably informed of the progress of any such Tax Claim and shall not settle any such Tax Claim, without the consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed. Parent shall control the conduct and defense of any other Tax Claim (including any Tax Claim that Representative does not elect to control hereunder), including any settlement or compromise thereof; provided, however, that Parent shall keep Representative reasonably informed of the progress of any such Tax Claim and shall not settle any such Tax Claim, to the extent such Tax Claim relates to a Pre-Closing Tax Period, without the consent of Representative, such consent not to be unreasonably withheld, conditioned or delayed; provided, further, that if the consent of Representative is so obtained, such settlement of that portion of any such claim shall alone be determinative of the amount of indemnification pursuant to Article X, and neither Representative nor any person who has a beneficial interest in the Escrow Fund shall have any power or authority to object under any provision of this Section 7.5 or Article X to the amount of any demand by Parent against the Escrow Fund with respect to such settlement. (d) Transfer Taxes. Parent shall be liable for and shall pay or cause to be paid all sales, use, stamp, documentary, filing, recording, transfer or similar fees or Taxes or governmental charges as levied by any Governmental Authority including any interest and penalties) in connection with the transactions contemplated by this Agreement. (e) Disputes. Any dispute as to any matter covered hereby which Parent and the Representative are unable to amicably resolve in good faith discussions within twenty (20) days after delivery of notice by either party of the applicable dispute, shall be resolved by an independent accounting firm mutually acceptable to the Representative and Parent (the “Expert”). The Expert shall be required to make a determination as soon as reasonably practicable and in any event within twenty (20) Business Days of his or her appointment. The Expert’s determination shall be deemed final and binding on the parties. The fees and expenses of such Expert shall be borne equally by the Escrowed Holders, on the one hand, and Parent, on the other. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, then the party responsible for preparing such Tax Return shall use commercially reasonable efforts to extend the filing date of such Tax Return, and only upon the expiration of such extensions (if obtained), such Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return deems correct. (f) Tax Actions. Without the prior written consent of Representative (which consent shall not be unreasonably withheld, delayed or conditioned), Parent shall not, and shall not cause its Affiliates or the Surviving Company to (i) make, change or revoke any election that has any retroactive effect on any Pre-Closing Tax Period, (ii) refile, revoke, amend or cause to be amended any Tax Return of the Company for Pre-Closing Tax Periods or Straddle Period,, (iii) extend or waive any statute of limitations or other period for the assessment of any Tax or deficiency related to a Tax Return of or with respect to the Company for any Pre-Closing Tax Period, or (iv) initiate or otherwise approach any Governmental Authority regarding any voluntary disclosure (or similar) agreement or procedure with respect to Taxes payable by or with respect to the Company related to any Pre-Closing Tax Period, unless, in each case, such action (A) is required by a determination (within the meaning of Section 1313(a)(1) of the Code or any comparable provision of state or local law) or (B) would not reasonably be expected to create or

82 increase an indemnity claim under this Agreement with respect to Taxes.. (g) Tax Refunds. Any Tax refund (including any interest in respect thereof or credit received in lieu of a refund) including VAT refunds, if any, actually received or recognized by Parent, the Surviving Company, or any of their Affiliates after the Closing that relate to any Taxes paid by the Company in a Pre-Closing Tax Period (including the portion of any Straddle Period on or prior to the Closing Date), reflected as a deduction in the determination of Net Aggregate Consideration or borne by the Escrowed Holders under Section 10.2(a)(vi) shall be for the account of the Escrowed Holders, except to the extent such Tax refund (or credit) resulted from the carry back of a net operating loss or other Tax attribute or Tax credit that was generated after the Closing. Parent shall pay, or cause to be paid to the Paying Agent for further distribution to the Escrowed Holders any such refund or credit, in each case, net of any Tax or other reasonable costs incurred by Parent the Surviving Company, or any of their Affiliates resulting from the obtaining and receipt of such refund or credit, within ten (10) days after (x) the receipt of any such refund or (y) the recognition of such credit against a Tax, as applicable. (h) Access. Parent, on the one hand, and Representative, on the other hand, agree to furnish or cause to be furnished to the other, upon reasonable request, as promptly as practicable, such information and assistance relating to Taxes, including access to books and records, in such party’s possession as is reasonably necessary for the filing of all Tax Returns by Parent or the Company, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Without limiting the foregoing, Parent agrees to furnish or cause to be furnished to Representative, upon reasonable request, as promptly as practicable, such information and assistance that may reasonably be needed to determine whether Parent or any relevant Affiliate thereof is a passive foreign investment company within the meaning of Section 1297(a) of the Code, and such information and assistance that may reasonably be needed by Representative or any Person that receives Consideration Shares hereunder to prepare and file all Tax Returns, and make any relevant elections, in connection with the rules applicable to holding stock in a passive foreign investment company. (i) Intended Tax Treatment. (i) The Company and each Parent Party agree and acknowledge that the Mergers, taken together, are intended to (A) be a single integrated transaction, consistent with the principles set forth in Rev. Rul. 2001-46, 2001-2 C.B. 321, that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and (B) qualify for an exception to the general rule of Section 367(a)(1) of the Code, pursuant to the provisions of Treasury Regulations Section 1.367(a)-3(c)(1). The Company and each Parent Party agree to file all Tax Returns, and take all positions regarding Taxes in front of any Governmental Authority, in a manner consistent with the intended treatment described in the foregoing sentence (including, for the avoidance of doubt, by complying with the reporting requirements of Treasury Regulations Section 1.367(a)-3(c)(6), to the extent applicable), unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or similar provision of state, local, or non-U.S. Law). (ii) Neither the Company nor any Parent Party shall take or fail to take (and the Company and each Parent Party shall cause its respective Affiliates not to take or

83 knowingly fail to take) any action that could reasonably be expected to (A) prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (B) cause the stockholders of the Company to recognize gain pursuant to Section 367(a)(1) of the Code. This Agreement is intended to be, and is hereby adopted by the Company and each Parent Party as, a “plan of reorganization” for purposes of Sections 354, 361, and 368 of the Code and the Treasury Regulations promulgated thereunder. (j) Coordination with Article X. In the event of a conflict between the provisions of Section 7.5(c) and the provisions of Section 10.2(e), the provisions of Section 7.5(c) shall control. 7.6 Employee Benefits. (a) Unless Parent directs the Company otherwise in writing no later than five (5) Business Days prior to the First Effective Time, no later than immediately prior to the First Effective Time, the Company will terminate any and all Company Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code (“Company 401(k) Plans“). At the request of Parent, the Company will provide Parent with evidence that each such Company 401(k) Plan has been terminated effective no later than immediately prior to the First Effective Time pursuant to resolutions duly adopted by the board of directors of the Company or such other applicable governing body or committee thereof. (b) The provisions of this Section 7.6 are solely for the benefit of the parties to this Agreement, and no employee of the Company or Contractor (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third party beneficiary of this Agreement, and no provision of this Section 7.6 shall create such rights in any such persons. Nothing herein shall guarantee employment or engagement for any period of time or preclude the ability of Parent, the Surviving Company to terminate the employment of any Company’s employee or Contractor at any time and for any reason. 7.7 Resignation of Directors and Officers. The Company shall cause the directors and officers of the Company in office immediately prior to the First Effective Time to resign as directors and officers, as applicable, effective as of the First Effective Time. 7.8 Further Assurance. From and after the Closing, each of the Company Merger Sub I, Merger Sub II, and Parent shall execute and deliver such further instruments of conveyance, transfer and assignment and shall take such other reasonable and lawful actions as a Party may reasonably request of another party in order to effectuate the purposes of this Agreement and the other Transaction Documents to which they are parties and to carry out the terms hereof and thereof. 7.9 Directors’ and Officers’ Insurance; Indemnification Agreements. (a) From and after the First Effective Time and subject to applicable Law, the Company and any successor in interest thereof (including the Surviving Company) shall, and Parent shall cause the Company and the Surviving Company and any successor in interest thereof to, fulfill and honor in all respects all the obligations of the Company pursuant to (i) each indemnification agreement in effect between the Company and each person who is or was a

84 director or officer of the Company and listed in Section 7.9(a)(I) of the Company Disclosure Schedule pursuant to written agreements outstanding on the Agreement Date made available to the Parent and disclosed in Section 7.9(a)(II) of the Company Disclosure Schedule (each such director or officer, a “Covered Person“ and, collectively, the “Covered Persons“) in accordance with their terms; and (ii) any indemnification, exculpation and expense advancement provisions under the COI, in the case of each of (i) and (ii) solely with respect to claims arising from or related to facts or events that occurred at or before the First Effective Time including with respect to matters, acts or omissions occurring in connection with the approval of or entering into this Agreement or the consummation of the Merger. Without limiting the foregoing, from and after the First Effective Time, Parent shall, until seven years from the First Effective Time, cause the Fundamental Documents of the Surviving Company (or any successor thereof) (as amended from time to time) to contain provisions no less favorable to the Covered Persons with respect to exculpation and limitation of liabilities of directors and officers and indemnification (including provisions relating to expense advancement) than are set forth as of the date of this Agreement in the Fundamental Documents of the Company as currently in effect, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Covered Persons with respect to exculpation and limitation of liabilities and indemnification, all of the foregoing subject to applicable Law, it being the intent of the parties hereto that the current and former officers and directors of the Company prior to the Closing shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under applicable Law; provided, however, that all rights to indemnification in respect of any claims asserted or made within such seven (7) year period shall continue until the disposition of such claim. (b) Without derogating from the other provisions of this Section 6.1 and Section 6.2 above, prior to the Closing, the Company shall purchase, and Parent shall cause the Company (and its successors, if applicable) following the First Effective Time to maintain, for the benefit of the Covered Persons, policies of directors’ and officers’ and fiduciary liability “tail” or “run-off” insurance providing for such coverage in amount and scope no less than the Company’s existing directors’ and officers’ liability insurance coverage for a period of no less than seven (7) years after the First Effective Time (the “D&O Tail Policy”). Any cost and expenses related to the acquisition of such insurance shall be considered part of the Transaction Expenses. (c) The Covered Persons and their heirs or successors to whom this Section 7.9 applies shall be intended third party beneficiaries of this Section 7.9. (d) Each of Parent and the Covered Person shall cooperate, and cause its, his or her respective Affiliates to cooperate, in the defense of any claim for indemnification by a Covered Person and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. 7.10 280G Approval. If required to avoid the imposition of Taxes under Section 4999 of the Code or the loss of deduction under Section 280G of the Code with respect to any payment or benefit in connection with the transactions contemplated by this Agreement, the Company will (a) no later than three (3) Business Days prior to the Closing Date, obtain and deliver to Parent from each “disqualified individual” (as defined in Section 280G(c) of the Code) whom may receive any

85 payment or benefits that would constitute a “parachute payment” (within the meaning of Section 280G(b)(2)(A) of the Code) a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits” and, each such waiver, a “280G Waiver”) so that all remaining payments or benefits, if any, shall not be “excess parachute payments” (within the meaning of Section 280G of the Code) and (b) as soon as practicable following the delivery of the 280G Waivers to Parent but no later than prior to the Closing Date, with respect to each such disqualified individual who provides a duly executed 280G Waiver, submit to a stockholder vote for approval (along with adequate disclosure satisfying the requirements of Section 280G(b)(5)(B)(ii) of the Code and any regulations promulgated thereunder) the rights of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to soliciting 280G Waivers from the “disqualified individuals”, the Company shall provide drafts of such waivers and disclosure materials to Parent for its review and approval (which approval will not be unreasonably withheld, conditioned or delayed). If any of the Waived 280G Benefits fail to be approved by the stockholders as contemplated above, such Waived 280G Benefits shall not be made or provided. Prior to the Closing, the Company shall deliver to Parent written confirmation (i) that a Company stockholder vote was solicited in conformance with Section 280G of the Code, and the requisite Company shareholder approval was obtained with respect to any payments and/or benefits that were subject to the Company shareholder vote (the “Section 280G Approval”) or (ii) that the Section 280G Approval was not obtained and as a consequence, pursuant to the 280G Waivers, such “parachute payments” shall not be made or provided. The Company shall use commercially reasonable efforts to seek the 280G Approval in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Department of Treasury regulations promulgated thereunder. 7.11 Retention RSUs. At or prior to the First Effective Time, Parent shall grant restricted stock units covering Oddity’s Class A Ordinary Shares to certain employees and/or Contractors as shall be determined by Parent in consultation with the Company, based on a per share price, for each unit, of $430.31, with vesting in two equal portions on the third and fourth anniversaries of the Effective Date (the “Future RSUs”). The number of restricted stock units covering Oddity’s Class A Ordinary Shares granted, pursuant to this Section 7.10, shall not exceed, in aggregate, the Retention Bonus Amount, to be calculated based on a per share price, for each unit, of $430.31. Any Future RSUs granted pursuant to this Section 7.10, shall be granted in accordance with Oddity's applicable equity plan, and shall be evidenced by an award agreement in Oddity’s standard form made available to the Company. 7.12 Obligations by Oddity. Each Parent Party hereby covenants to cause Oddity to duly and timely perform and complete any and all obligations which by their nature are to be performed by Oddity, directly or indirectly, under this Agreement, any Transaction Documents or otherwise in order for all Parent Parties to fully perform and comply with all obligations, covenants and actions required to be performed by Oddity or any other Parent Party in connection with the consummation of the Transaction, including without limitation, the issuance by Oddity of any portion of the Consideration Shares, the New RSUs, or any other form of consideration payable under this Agreement (in cash or equity).

86 CONDITIONS TO CLOSING 8.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the First Effective Time of the following conditions: (a) Governmental Approval. The waiting period (and any extensions thereof) applicable to the consummation of the Mergers and the transactions contemplated hereby under the HSR Act shall have expired or been terminated. (b) No Injunctions or Restraints. No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect (whether temporary, preliminary or permanent) enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Mergers illegal. 8.2 Conditions to Obligation of the Company. The obligation of the Company to effect the Mergers is further subject to the satisfaction (or waiver thereof in writing by Company, if permissible under applicable Law) at or prior to the First Effective Time of the following conditions: (a) Representations and Warranties. Each of the representations and warranties of Parent, Merger Sub I, and Merger Sub II set forth in this Agreement shall be true, correct and complete as of the Agreement Date and, (i) in all material respects (other than any representations and warranties qualified by materiality), as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date) or (ii) in all respects (for representations and warranties qualified by materiality), as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date). (b) Performance. Parent, Merger Sub I and Merger Sub II shall have performed and complied, in all material respects, with each covenant and obligation required by this Agreement to be so performed or complied with by Parent, Merger Sub I and Merger Sub II at or prior to the Closing. (c) Deliveries. The deliveries referred to in Section 0 shall have been made. (d) Oddity Guarantee. Oddity shall have delivered to the Company an executed copy of the Limited Guarantee in the form attached as Exhibit I hereto. (e) No Legal Proceedings. There shall not be instituted or pending any Legal Proceeding initiated by any Governmental Authority challenging or seeking to make illegal or otherwise restraining or prohibiting the consummation of the Mergers. (f) Certificate of Parent. Parent shall have delivered to the Company a certificate executed by an officer of Parent and in the form attached hereto as Exhibit J, to the effect that the conditions specified in Section 8.2(a) and Section 8.2(b) have been satisfied (the

87 “Parent Closing Certificate“). 8.3 Conditions to Obligations of Parent, Merger Sub I and Merger Sub II. The obligations of Parent, Merger Sub I and Merger Sub II to effect the Mergers are further subject to the satisfaction (or waiver thereof in writing by Parent, Merger Sub I and Merger Sub II, if permissible under applicable Law) at or prior to the First Effective Time of the following conditions: (a) Representations and Warranties. Each of the representations and warranties of the Company (i) set forth in the Fundamental Representations shall be true, correct and complete in all respects as of the Agreement Date and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), (ii) set forth in Article IV (other than the Fundamental Representations) shall be true, correct and complete in all material respects as of the Agreement Date and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date). (b) Performance. The Company shall have performed and complied, in all material respects, with each covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before the Closing. (c) No Material Adverse Effect. Since the Agreement Date, a Material Adverse Effect shall not be continuing at the Closing Date. (d) Certificate of the Company. The Company shall have delivered to Parent, Merger Sub I and Merger Sub II a certificate, duly signed by the Company’s chief executive officer, in the form attached hereto as Exhibit K,to the effect that the conditions specified in Section 8.38.3, Section 8.3(b), Section 8.3(c), Section 8.3(g), Section 8.3(h) and Section 8.3(m), have been satisfied (the “Company Closing Certificate“). (e) No Legal Proceedings. There shall not be instituted, pending or threatened a Legal Proceeding initiated by, or before, any Governmental Authority challenging or seeking to make illegal or otherwise directly restrain or prohibit the consummation of the Mergers and no Legal Proceeding shall be pending against Parent, Merger Sub I, Merger Sub II or the Company or any Equityholders: (i) which seeks to frustrate or prevent the consummation of either Merger on the terms, and conferring upon Parent and the Company all of their respective rights and benefits, contemplated by this Agreement, or (ii) which could limit in any manner or impose any limitations on the ownership or operation by Parent of all or any portion of businesses or assets of the Company, or require the sale, divestiture, or license of any of the Assets, Securities or businesses of any of the Parent or the Company. (f) Non-Competition Agreements. The Non-Competition Agreements between Parent and each of the Identified Persons shall be in full force and effect at the First Effective Time. (g) Continuing Employment and Engagement. All of the Key Employees and Key Contractors, to whom Parent has extended offer letters or engagement letters, as shall solely be determined by Parent, to become employees or contractors, as applicable, of Parent or any of its Affiliates (as shall solely be determined by the Parent) (the “Employing Member“) (on at least the same terms of their current employment or engagement) shall have accepted Parent’s offer of

88 employment or engagement to become an employee or contractor of the Employing Member immediately following the Closing and shall not have evidenced any intention to terminate employment or engagement with the applicable Employing Member following the Closing. (h) Waiver or Expiration of Appraisal Rights. Stockholdersrepresenting at least ninety percent (90%) of the outstanding shares of Company Capital Stock (calculated on an as-converted-to-Company-Common-Stock basis) issued and outstanding as of immediately prior to the First Effective Time shall have waived their appraisal rights (and Parent shall have received evidence reasonably satisfactory to it for such waivers), or such appraisal rights shall have otherwise expired (and such expiration is confirmed in writing by a letter duly signed by the Company's chief executive officer and delivered to the Parent). (i) Contracts and Consents. All (i) Contracts listed on Schedule 8.3(a)(i)(i) shall have been duly terminated, and (ii) consents listed on Schedule 8.3(a)(i)(ii), which are required in connection with (A) the execution and delivery of this Agreement or any other Transaction Document, the compliance by the Company with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, or (B) the continuing validity and effectiveness immediately following the Closing of any Permit or Contract of the Company, shall have been duly received. (j) FIRPTA Certificate. Prior to the Closing, the Company shall have delivered to Parent a certificate (the “FIRPTA Certificate”) pursuant to Treasury Regulations section 1.1445- 2(c)(3), duly executed and acknowledged by an authorized officer of the Company, in the form of Exhibit L hereto, certifying that interests in the Company are not “U.S. real property interests,” together with the notice required to be mailed to the IRS under Treasury Regulations section 1.897- 2(h). (k) Company Plans. Unless otherwise directed by Parent under Section 7.6(a), Parent shall have received evidence reasonably satisfactory to it that each Company 401(k) Plan shall have been terminated. (l) 280G Approval. The Company shall deliver to Parent evidence reasonably acceptable to Parent that a vote of the stockholders of the Company was solicited in accordance with the foregoing provisions of Section 7.9(d) and that either (i) the requisite number of votes of the stockholders of the Company was obtained with respect to any Waived 280G Benefits (the “280G Approval“) or (ii) the 280G Approval was not obtained, and, as a consequence, any Waived 280G Benefits shall not be made or provided for in any manner. (m) Company Requisite Vote. The Company Requisite Vote shall have been received and evidence thereof shall have been delivered to Parent and shall be in full force and effect. (n) Minimum Cash Amount. As of the Closing Date, and after giving effect to the repayment of all Outstanding Indebtedness, the Company shall have at least 85% of the

89 Minimum Cash Amount at its bank accounts. (o) Deliveries. The deliveries set forth in Section 3.14(a) shall have been made. (p) Repayment of Outstanding Indebtedness and Termination of Credit Lines. At or prior the First Effective Time, all Outstanding Indebtedness shall have been repaid and all Credit Lines, if any, shall have been terminated. TERMINATION 9.1 Termination. At any time prior to the First Effective Time, whether before or after approval of the matters presented in connection with the Merger by the Stockholders, this Agreement may be terminated: (a) by either the Company or Parent, by written notice to the other party, if the First Effective Time shall not have occurred on or before May 31, 2023 (“Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(a) shall not be available to any party whose action or failure to act has been the principal cause of or resulted in the failure of the Mergers to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement; (b) by mutual agreement in writing of Parent and the Company; (c) by Parent, by written notice to the Company, if (i) Parent is not in material breach of any of its obligations under this Agreement and the Company shall breach in any respect any representation, warranty, obligation or agreement hereunder which breach would give rise to a failure of a condition set forth in Section 8.3 or Section 8.3(b) and such breach shall not have been cured, or such breach is incapable of being cured, within twenty (20) days following receipt by the Company of written notice of such breach, or (ii) any permanent injunction or other Order of a court or other competent authority preventing the consummation of the Mergers shall have become final and nonappealable; (d) by the Company, by written notice to Parent, if (i) the Company is not in material breach of any of its obligations under this Agreement and the Parent shall breach in any respect any representation, warranty, obligation or agreement hereunder which breach would give rise to a failure of a condition set forth in Section 8.2(a) or Section 8.2(b) and such breach shall not have been cured, or such breach is incapable of being cured, within twenty (20) days following receipt by Parent of written notice of such breach, or (ii) any permanent injunction or other Order of a court or other competent authority preventing the consummation of the Mergers shall have become final and nonappealable; (e) by either Parent or the Company, if a Governmental Authority shall have issued any order, injunction or other decree or taken any other action, in each case, which has

90 become final and nonappealable and which restrains, enjoins or otherwise prohibits the Mergers; (f) by Parent if there shall have occurred a Material Adverse Effect; or (g) by Parent, if evidence of receipt of the Company Requisite Vote has not been provided to Parent within five days following the execution of this Agreement. 9.2 Procedure Upon Termination. In the event of termination and abandonment by Parent or the Company, or both, pursuant to Section 9.1 hereof (other than pursuant to Section 9.1(b)), written notice thereof shall forthwith be given to the other party or parties setting forth a reasonably detailed description of the basis on which such party is terminating this Agreement, and this Agreement shall terminate without further action by Parent or the Company. 9.3 Effect of Termination. In the event that this Agreement is validly terminated as provided in this this Article IX, this Agreement shall forthwith become void, each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination, and such termination shall be without Liability to Parent, either Merger Sub, the Company, Representative, the Equityholders or their respective officers, directors, stockholders or affiliates; provided, however, that the obligations of the parties set forth in Section 7.4 (Fees and Expenses), this Article IX (Termination), Article XI (Miscellaneous) and the Mutual Non-Disclosure Agreement, by and between the Company and Oddity, dated as of January 10, 2023 (the “Confidentiality Agreement”) shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this Section 9.3 shall relieve Parent, either Merger Sub, the Company or Representative of any Liability for a breach of this Agreement prior to the effective date of termination or from any claims, causes of action or remedies arising from fraud or intentional breach of this Agreement. SURVIVAL; INDEMNIFICATION 10.1 General Survival. The representations and warranties of the Company contained in this Agreement and Company Closing Certificate shall survive the Mergers and continue until the date that is eighteen (18) months from the First Effective Time (such date, the “General Expiration Date“); provided, however, that (a) the representations and warranties contained in (i) Section 4.1 (Organization and Good Standing), Section 4.2 (Authorization of Agreement), Section 4.3(b) (Capitalization), and Section 4.22 (Brokers and Financial Advisors), shall survive until the expiration of the applicable statute of limitations with respect to the underlying subject matter of such representations and warranties (the representations and warranties set forth in this clause (i) being hereinafter referred to as “Fundamental Representations“), (b) Section 4.9 (Taxes) (the “Tax Representations“) shall survive until the expiration of the applicable statute of limitations with respect to the underlying subject matter of such representations and warranties (including all periods of extension and revisiting whether automatic or permissive), (c) the representations and warranties contained in Section 4.12 (Intellectual Property) (the “IP Representations“) shall survive the Merger and continue until the date that is thirty-six (36) months from the First Effective Time, (d) any claim for breach by the Company of its representations and warranties contained in this Agreement and Company Closing Certificate involving fraud or intentional misrepresentation

91 shall survive indefinitely, and (e) if a Claim Notice is duly and timely given under and in accordance with this Article X prior to the applicable expiration date with respect to any indemnifiable Loss resulting from, arising out of, relating to, imposed upon or incurred by any Indemnitee by reason of a breach of any representation or warranty, such claim shall be preserved until such claim is finally resolved or waived in accordance with the procedures set forth herein (each of the foregoing time periods, a “Survival Period“). The right of any Indemnitee to make a claim for Losses with respect to Section 10.2(a)(ii) through 10.2(a)(vi) of this Agreement shall survive the Merger in accordance with the Survival Period. 10.2 Indemnification. (a) Indemnity. Subject to the limitations in this Section 10.2, from and after the First Effective Time and until the expiration of the applicable Survival Period as set forth in Section 10.1, if any, Parent, Merger Sub I, Merger Sub II, the First Surviving Corporation and the Surviving Company and their respective affiliates, officers, directors, stockholders, representatives and agents (collectively, the “Indemnitees“) shall be indemnified and held harmless, by each Stockholder who does not perfect his, her or its appraisal rights pursuant to Section 262 of the DGCL, each Dissenting Stockholder who withdraws or otherwise terminates his, her or its appraisal rights pursuant to the DGCL, each Optionholder,on a several and not joint basis (collectively, “Escrowed Holders“), from and against and in respects of all Losses to the extent resulting from, arising out of, relating to, imposed upon or incurred by Parent, Merger Sub I, Merger Sub II, the First Surviving Corporation and the Surviving Company or any other Indemnitee by reason of: (i) any breach of, or inaccuracy in, a representation or warranty of the Company in this Agreement or the Company Closing Certificate; (ii) any breach or failure by the Company prior to Closing to perform any of the covenants, agreements or obligations of the Company contained in this Agreement; (iii) any payments in respect of Dissenting Shares, to the extent, in the aggregate, exceeding the amounts that otherwise would have been payable pursuant hereto upon the exchange of such Dissenting Shares; (iv) subject to the limitations of Section 3.15, any inaccuracy in the Allocation Schedule; (v) any claims by any current or former holder any Security Right of the Company (including any predecessors), including Company Capital Stock, Company Stock Options or Company SAFEs to the effect that such Person is entitled to any Security Right or any payment in connection with the Mergers other than as specifically set forth on the Allocation Schedule and that entitles any such Person to any portion of the Net Aggregate Consideration not in accordance with the Allocation Schedule; or (vi) disregarding any disclosure on the Company Disclosure Schedule but excluding any amount that is included in Transaction Expenses or the calculation of Closing Indebtedness), (A) without duplication, Taxes, including taxes payable, of or owed by the Company with respect to any Pre-Closing Tax Periods (with any Taxes with respect to any Straddle

92 Period determined as provided in Section 7.5(b)), (B) Taxes for which the Company (or any predecessor of the foregoing) is held liable under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) by reason of such entity being included in any consolidated, affiliated, combined or unitary group at any time on or before the Closing Date, , or (C) any failure by the Escrowed Holders to timely pay any and all Taxes required to be borne by a certain Escrowed Holder pursuant to Section 7.5(d), in each case to the extent not taken into account as part of Transaction Expenses or Closing Indebtedness; (b) Escrow Fund. Subject to the limitations set forth in Section 10.2(c), if any Indemnitee seeks to assert a Claim Notice for indemnification pursuant to this Agreement (an “Indemnification Claim”), such Indemnitee shall be required to first submit such Claim Notice, and any dispute with respect to such indemnification claim shall be resolved, in accordance with the terms of Section 10.2(d) or Section 10.2(e) of this Agreement. Prior to any such Indemnitee seeking payment directly from any Escrowed Holder with respect to such Indemnification Claim to the extent there are funds available in the Escrow Fund, such Indemnitee shall first seek payment from the Escrow Fund based on, with respect to the portion of the Losses attributed to such Escrowed Holder, such Escrowed Holder’s Indemnity Pro Rata Share of the funds in the Escrow Fund (payable from the Escrow Fund, based on the same pro rata ratio between cash and Consideration Shares applicable to such Escrowed Holder in accordance with the Allocation Schedule); provided, however, that if there are not sufficient funds in the Escrow Fund, subject to the limitations set forth in Section 10.2(c), such Indemnitee shall be permitted to seek indemnification directly from the Escrowed Holders, based on each Escrowed Holder’s Indemnity Pro Rata Share, to the extent of any shortfall. Notwithstanding the aforesaid, the recourse of an Indemnitee with respect to claims resulting from fraud or intentional misrepresentation by (i) any Escrowed Holder, solely with respect to such Escrowed Holder who committed such fraud or intentional misrepresentation and (ii) the Company, solely with respect to an Escrowed Holder who had actual knowledge of such of Company’s fraud or intentional misrepresentation, shall, in both cases, be, as shall be determined by Parent at its sole discretion, either from (X) the Escrow Fund or (Y) directly from the applicable Escrowed Holder. For the avoidance of doubt, notwithstanding the partial payment of the Net Aggregate Consideration in Consideration Shares, the Net Aggregate Consideration for the purpose of this Article X shall be deemed equal to $69,200,259, as may be adjusted pursuant to the final Allocation Schedule, pursuant to the terms of the Agreement and each Consideration Share shall be valued for purposes of indemnification and this Article X as the value of such share at the Closing, i.e., $ 430.41 (the “Agreed Value”). (c) Limitations. (i) Except for fraud or intentional misrepresentation and without derogating from any Indemnitees’ entitlement to seek any equitable remedy, including a preliminary or permanent injunction or specific performance, the Escrowed Holders shall not be liable for any Losses with respect to the matters set forth in Section 10.2(a)(i) until the aggregate amount of all such Losses exceeds an amount in United States Dollars equal to 0. 5% of the Net Aggregate Consideration (as set forth on the Allocation Schedule); (the “Basket“); provided, however, that Losses attributable to breach of, or inaccuracy in, any Fundamental Representations shall not be subject to the Basket; provided, further, however, that if such aggregate amount

93 exceeds the applicable Basket, then the Indemnitees shall be entitled to indemnification for the entire amount of all such Losses within the Basket (and all such Losses shall remain subject to the limitations set forth in this Article X). For purposes of calculating Losses with respect to any breach or breaches by the Company of any of its representations and warranties contained in or made by or pursuant to this Agreement that are qualified by materiality or Material Adverse Effect (including for the purpose of determining whether the Basket has been satisfied) (but not for purposes of determining whether such a breach has occurred), all such qualifications shall be disregarded. (ii) The total amount of Losses which the Escrowed Holders shall be obligated to pay to the Indemnitees under Section 10.2(a)(i) shall not exceed the Escrow Amount (the “Cap“); provided, however, notwithstanding the foregoing, the total amount of Losses which shall be recoverable by the Indemnitees from the Escrowed Holders (A) with respect to Fundamental Representations or in connection with fraud or intentional misrepresentation (except for any such fraud or intentional misrepresentation of the Company of which an Escrow Holder had actual knowledge and failed to disclose such knowledge prior to the First Effective Time, in which case no cap shall apply) shall not exceed the Net Aggregate Consideration (inclusive of the Escrow Fund, the Adjustment Escrow Fund, the Representative Expense Amount and any other amount deducted from the Net Aggregate Consideration payable pursuant to this Agreement) actually received by such Escrowed Holder (the “Fundamental Representations Cap”) and the amount of Losses each Escrowed Holder shall be obligated to pay the Indemnitees with respect thereto shall not exceed its, his or her Indemnity Pro Rata Share of the Fundamental Representations Cap, and (B) with respect to IP Representations shall not exceed twenty five percent (25%) of the Net Aggregate Consideration (the “IP Representations Cap”) and the amount of Losses each Escrowed Holder shall be obligated to pay the Indemnitees with respect thereto shall not exceed its, his or her Indemnity Pro Rata Share of the IP Representations Cap (provided that in the event that an Indemnitee is indemnified for any Losses from the Escrow Fund, the IP Representations Cap amount shall be reduced by the amount of such Losses); provided, further, however, that, notwithstanding the foregoing, the total amount of Losses which an Escrowed Holder shall be obligated to pay the Indemnitees in the event of fraud or intentional misrepresentation of which such Escrowed Holder had actual knowledge and failed to disclose such knowledge prior to the First Effective Time, shall not be subject to the Cap, the Fundamental Representations Cap or the IP Representations Cap. Subject to the other limitations in this Article X, the total amount of Losses which the Escrowed Holders shall be obligated to pay to the Indemnitees under this Agreement or otherwise in connection with the transactions contemplated by this Agreement or under Section 10.2(a)(ii) through Section 10.2(a)(vi) shall not exceed the Net Aggregate Consideration (inclusive of the Escrow Fund, the Adjustment Escrow Fund, the Representative Expense Amount and any other amount deducted from the Net Aggregate Consideration payable pursuant to this Agreement) actually received by such Escrowed Holder and the amount of Losses each Escrowed Holder shall be obligated to pay the Indemnitees with respect thereto shall not exceed the portion of the Net Aggregate Consideration (inclusive of the Escrow Fund, the Adjustment Escrow Fund, the Representative Expense Amount and any other amount deducted from the Net Aggregate Consideration payable pursuant to this Agreement) actually received by such Escrowed Holder and attributed to such Escrowed Holder. (iii) An Indemnitee’s right to indemnification under this Article X based on the breach of any representation or warranty or the failure of any representation or warranty to

94 be true and correct as of the Agreement Date and in all material respects as of the Closing Date (or, if given as of a specific date, at and as of such date), or the failure to perform any covenant shall not be diminished or otherwise affected in any way as a result of the existence of such Indemnitee’s knowledge of such breach, untruth or nonperformance as of the Agreement Date and the Closing Date (or, if given as of a specific date, at and as of such date), regardless of whether such knowledge exists as a result of the Indemnitee’s investigation or as a result of disclosure by the Company (or any other Person), unless (except otherwise provided in this Agreement or in the Company Disclosure Schedule) such disclosure was set forth in this Agreement or in the Company Disclosure Schedule and subject to other terms related to such disclosure as set out herein. (iv) When determining the amount of Losses payable hereunder, any amount of Losses shall be reduced by any amount actually received by any Indemnitees (net of any increase in premium, deductibles and other costs and expenses incurred by such Indemnitee as a result of seeking recovery for such Losses) under applicable insurance policies, indemnification provisions or otherwise in respect of such Losses, and any Tax benefits realized by any Indemnitees in respect of such Losses, as if such insurance proceeds, indemnification or other amounts or Tax benefits had been received or realized prior to the collection of any Losses under this Agreement and any excess Losses previously collected after such recalculation shall be repaid to the Escrow Fund, or after the release of the Escrow Fund, such amount shall be paid to the Paying Agent for distribution to the Escrowed Holders, based on their respective Indemnity Pro Rata Share. The Indemnitees shall not be required to file or bring a lawsuit, arbitration or other action or Legal Proceeding with respect to any insurance policy or third party, provided however that nothing in this Agreement shall derogate from Indemnitees’ obligation to use commercially reasonable efforts to mitigate any Losses. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the Indemnitees shall be entitled to seek indemnification under this Article X concurrently with seeking recovery from any third party insurance policies or other third party. Furthermore, Losses will be calculated (A) net of any third party indemnification or contribution payments actually received by any Indemnitee (including, without limitation, insurance payments discussed above) and (B) without regard to any punitive damages (unless actually awarded to a third party). (v) No Indemnitee shall be indemnified more than once for the same Loss suffered, regardless if such Loss may be attributed to more than one indemnity, breach of several paragraphs of the representations, warranties or the breach of or default in connection with several covenants or obligations herein, and regardless whether or not such breaches of covenants or misrepresentations are made with fraud. (vi) Notwithstanding any other provision of this Agreement, the Escrowed Holders shall not have any liability or indemnification obligation under Section 10.2 (a)(vi) for (A) any Taxes of the Company resulting from any election made under Section 338 of the Code with respect to the Mergers, or (B) any Taxes of the Company resulting from any action taken outside the ordinary course of business by the Company after the Closing on the Closing Date. (vii) The representations and warranties of the Company contained in this Agreement and in Company Disclosure Schedule constitute the sole and exclusive representations and warranties made by or on behalf of the Company in connection with the transactions

95 contemplated by this Agreement, and Parent understands, acknowledges and agrees that all other representations and warranties made by or on behalf of the Company of any kind or nature, express or implied, are specifically disclaimed by the Company. In addition, no Escrowed Holder shall have any liability with respect to the representations, warranties, covenants and agreements made by any other Party other than the Company. (d) Indemnification Procedure. (i) Subject to the provisions of Section 7.5(c) which shall govern with respect to Tax Claims, if at any time prior to the expiration of applicable Survival Period, Indemnitee becomes aware of facts or circumstances that Indemnitee believes, in good faith, gives rise to indemnification claim hereunder, then Parent shall promptly notify in writing the Representative of such claim by delivering a written notice (a “Claim Notice”), with a copy to the Escrow Agent (if and to the extent seeking recourse against the Escrow Fund). The Claim Notice shall (A) state that the Indemnitee has paid, sustained, suffered or incurred (or, if it is reasonably anticipates, that it will have to pay, sustain, suffer or incur) Losses, the amount of such Losses (which, in the case of Losses not yet actually paid, suffered, incurred or sustained, shall be a good faith estimate of the amount thereof, followed by an additional Claim Notice when such Losses are incurred and paid), (B) specify in reasonable detail the individual items of Losses included in the amount so stated, (C) identify the nature of the misrepresentation, breach of warranty, covenant or specific indemnity to which such Loss is allegedly attributable and the material facts (including any supporting documentation, if applicable) giving rise to the Losses and (D) a description, in reasonable detail, of the facts, circumstances or events giving rise to such alleged indemnifiable Losses, including (1) the basis for such anticipated liability and the nature of the breach to which such Losses relate, (2) the identity of any third party claimant (if any), and (3) copies of any formal demand or complaint from any third party claimant (if any) and together with any other supporting documentation or evidence. Parent and the Indemnitees shall afford the Representative and its designated representatives and advisors such additional information, documents and material as are reasonably requested by the Representative in order to allow the Representative to properly consider, evaluate, respond and discuss with the Parent and the Indemnitee the claim for indemnification, and the Representative shall be entitled to discuss, receive information and consult with any Escrowed Holder on such matter. (ii) On or prior to the date that is thirty (30) days from the date that a Claim Notice is deemed duly received by the Representative, the Representative may deliver to Parent a written response (the “Response Notice“) in which the Representative either: (A) agrees to the Losses claimed in the Claim Notice as owed to the Indemnitees; (B) agrees that a portion, but not all, of the Losses claimed in the Claim Notice (such portion, the “Agreed Amount“) are owed to the Indemnitees; or (C) indicates that no Losses claimed in the Claim Notice are owed to the Indemnitees. Any Losses claimed that are not agreed to be owed to the Indemnitees pursuant to the Response Notice shall be referred to as a “Contested Amount.” (iii) If the Representative delivers to the Parent a Response Notice agreeing to the entirety of the Losses claimed in the Claim Notice or to an Agreed Amount, then (A) to the extent there are funds available in the Escrow Fund, the Representative shall promptly (and no later than three (3) Business Days) instruct the Escrow Agent to distribute such Agreed Amount to the Indemnitee (based on the same pro rata ratio between cash and Consideration Shares

96 applicable to each Escrowed Holder in accordance with the Allocation Schedule) and (B) to the extent there are no funds available in the Escrow Fund, subject to the limitations in 10.2(c), within twenty (20) Business Days following the delivery of such Response Notice to Parent, each Escrowed Holder shall pay to the Indemnitees, in each case subject to the limitations set forth herein, such Indemnity Pro Rata Share of the Losses so agreed (less any amounts recovered from the Escrow Fund with respect thereto, if any), whether by cash or Consideration Shares, at such Escrowed Holder’s discretion. The delivery of any Consideration Shares under this Agreement for purposes of satisfying the indemnification obligation of Indemnitee shall be at the Agreed Value. (iv) If the Representative delivers to Parent a Response Notice indicating that there is a Contested Amount, the Representative and Parent shall attempt in good faith to resolve the dispute related to the Contested Amount within the thirty (30) days following the delivery of such Response Notice. If Parent and the Representative resolve such dispute, such resolution shall be binding and a settlement agreement stipulating the amount owed to the Indemnitees (the “Stipulated Amount”) shall be signed by the Indemnitees and the Representative, and (A) to the extent there are funds available in the Escrow Fund, the Representative shall promptly (and no later than three (3) Business Days) instruct the Escrow Agent thereof and the Escrow Agent shall deliver such Agreed Amount to the Indemnitees (based on the same pro rata ratio between cash and Consideration Shares applicable to each Escrowed Holder in accordance with the Allocation Schedule) as instructed and (B) to the extent there are no funds available in the Escrow Fund, subject to the limitations in 10.2(c), within twenty (20) Business Days following execution of the settlement agreement, each Escrowed Holder shall pay to the Indemnitees, in each case subject to the limitations set forth herein, such Indemnity Pro Rata Share of the Losses so agreed (less any amounts recovered from the Escrow Fund with respect thereto, if any), whether by cash or Consideration Shares, at such Escrowed Holder’s discretion. (v) If the Representative and Parent are unable to resolve the dispute related to the Contested Amount within thirty (30) days following the delivery of such Response Notice, either of Parent or Representative may bring suit in the courts of the State of Delaware and Federal Courts of the United States of America, in each case, located within the State of Delaware to resolve the matter in accordance with Section 11.2. Judgment upon any award rendered by the competent court may be entered in any court having jurisdiction. (vi) Any amount under the Escrow Fund at the end of the Escrow Period shall be retained by the Escrow Agent in escrow in order to satisfy any unresolved claims specified in any Claim Notice that has been properly delivered by an Indemnitee prior to the expiration of the applicable Survival Period until finally resolved (the “Retained Escrow Amount”). Any remaining amount under the Escrow Fund (which amount includes the Accrued Interest) less the Retained Escrow Amount shall be released by the Escrow Agent to the Paying Agent to be further distributed to such Escrowed Holders based on their Indemnity Pro Rata Share of such remaining amount, three (3) Business Days following the end of the Escrow Period. (e) Third Party Claims. (i) If an Indemnitee becomes aware of a third party claim (including a claim, demand, audit, investigation or an inquiry by any Governmental Authority) that Parent believes, in good faith, may result in an indemnification claim pursuant hereto (each, a “Third

97 Party Claim”), Parent shall promptly, deliver to Representative a Claim Notice of such claim in writing and in reasonable detail, accompanied by the documents relating to the claim, and Parent shall conduct the defense of such claim on behalf of the Indemnitees. The Representative shall be entitled, at its sole option and expense, to participate in, but not to determine or control, any defense of the Third Party Claim or settlement negotiations with respect to the Third Party Claim. The costs of participating in such defense or settlement incurred by Representative shall be borne or paid by the Escrowed Holders. Parent shall and shall cause the Indemnitees to (A) reasonably cooperate with the Representative and its counsel in defending or settling the Third Party Claim, (B) give the Representative and its counsels the opportunity to comment and advise on strategy with respect to the defense or settlement of the Third Party Claim and be involved in the various proceedings undertaken for the purpose of defending or settling the Third Party Claim, and (C) provide the Representative and its counsel with copies of all pleadings, notices and material communications with respect to the Third Party Claim in a timely manner, to the extent that receipt of such documents does not breach any material privilege relating to any Indemnitees (being specified that in such case, the joint defense doctrine, communality of interest or any equivalent shall benefit to the Representative and its counsel, and the Indemnitees and the Representative shall execute the required agreements in such respect). The failure to notify the Representative of a Third Party Claim as set forth in this Section 10.2(e) shall relieve the Escrowed Parties from liability in connection therewith to the extent that such failure materially and adversely effects the ability of the Escrowed Parties to defend their interests in such action or that the Escrowed Holders or otherwise materially prejudiced thereby. (ii) No settlement of any such Third Party Claim with any third party claimant shall be determinative of the existence of or amount of Losses or the Indemnitees’ entitlement to indemnity relating to such matter, except with the consent of the Representative, which consent shall not be unreasonably withheld, conditioned or delayed. However, if the consent of Representative is obtained to the settlement of a Third Party Claim, such settlement of that portion of any such claim shall alone be determinative of the amount of the claim against the Escrow Fund, and neither Representative nor any Person who has a beneficial interest in funds in the Escrow Fund shall have any power or authority to object under any provision of this Article X to the amount of any demand by Parent against the funds in the Escrow Fund with respect to such settlement; provided, that nothing in such consent shall be deemed as an agreement to waive or amend any limitation on such indemnification and any indemnity with respect thereto shall be subject to the limitations contained in this Agreement unless otherwise specified in such consent. (iii) In the event the Indemnitees elect not to defend a Third Party Claim, the Representative may defend such claim at the Escrowed Holders’ sole cost and expense. In such event, neither the Escrowed Holders nor the Representative shall have any right to settle, adjust or compromise any Third Party Claim without the express written consent of the Indemnitees against whom the third party claim has been asserted, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that such consent shall not be required if the sole remedy in the settlement or compromise is monetary remedies to be borne by the Escrowed Holders or any Person other than the Indemnitees, and the Indemnitees against whom the Third Party Claim has been asserted are provided with full and complete release from such claims. (iv) With respect to any Third Party Claim subject to indemnification hereunder, the Indemnitees and the Representative: (A) shall each keep the other informed in all

98 material respects of the status of such Third Party Claim and any related Proceedings at all stages, and (B) assist as the other may reasonably require and cooperate in good faith with each other in order to ensure the proper and adequate defense or settlement of any Third Party Claim. For the avoidance of doubt, Third Party Claims which are Tax Claims shall not be governed by this Section 10.2(e), but shall rather be governed by Section 7.5(c). (f) Exclusive Remedy. Parent, Merger Sub I, Merger Sub II, and Indemnitees agree that Indemnitees’ sole and exclusive remedy after the First Effective Time with respect to any and all Losses relating to this Agreement and the transactions contemplated by this Agreement, and any and all Losses with respect to any representations, warranties, covenants, special indemnification claims, and agreements in this Agreement and the Company Closing Certificate, shall be pursuant to the indemnification provisions set forth in this Article X; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any party of any right to bring a claim against any other party to a Transaction Document, specific performance or injunctive relief, or any right or remedy against an Escrowed Holder arising by reason of any fraud or intentional misrepresentation of such Escrowed Holder or fraud or intentional misrepresentation of the Company of which such Escrowed Holder had knowledge, with respect to this Agreement or the Company Closing Certificate. Subject to the other limitations contained herein, the obligations of the Escrowed Holders under this Article X shall not be reduced, offset, eliminated or subject to contribution by reason of any action or inaction by the Company prior to the First Effective Time that contributed to any inaccuracy or breach giving rise to such obligation, it being understood that the Escrowed Holders, not the Company or the Surviving Company, shall have the sole obligation for the indemnification obligations under this Article X, subject to Section 7.9. (g) Without derogating from and subject to Section 7.9, no Escrowed Holder shall initiate any Legal Proceeding for indemnification or contribution from the Company, or any employee, officer, director or agent thereof, in their capacity as such, with respect to any indemnity claims arising under or in connection with this Article X, to the extent that any Person is entitled to indemnification hereunder for such claim, and each Equityholder hereby waives any such right of indemnification or contribution from the Company that it has or may have in the future. (h) Tax Treatment of Payments. The parties hereto shall treat any payments made pursuant to this Article X as adjustments to the Aggregate Merger Consideration for Tax purposes unless applicable Tax Law causes such payment not to be so treated. 10.3 Representative. For purposes of this Agreement, the Escrowed Holders, by virtue of the approval of the Mergers and this Agreement and without any further action on the part of any such Escrowed Holder or the Company, shall be deemed to have consented to the appointment of the Representative, as the exclusive agent and attorney-in-fact under this Agreement, the Paying Agent Agreement, and the Escrow Agreement for and on behalf of each such Escrowed Holder and the taking by Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under and subject to the terms, conditions and limitations, of this Agreement, the Paying Agent Agreement, and the Escrow Agreement, including the exercise of the power to (a) prepare, execute and deliver this Agreement and the Transaction Documents to which it is a party, any document, certificate or other instrument required to be delivered by or on behalf of the Escrowed Holders and any amendments hereto and thereto, (b) authorize delivery to Parent and the Surviving Company of the Escrow Fund or any

99 portion thereof, in satisfaction of Indemnification Claims, (c) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims and to pursue remedies and Legal Proceedings in connection with any alleged breach of this Agreement, (d) resolve any Indemnification Claims, (e) make and settle determinations and calculations with respect to distributions and allocations of the Net Aggregate Consideration and any portion thereof, including, the Escrow Fund and the Representative Expense Amount, (f) to give and receive notices and communications hereunder, and (g) take all actions necessary in the judgment of Representative for the accomplishment of the foregoing (including engaging counsel, accountants or other advisors in connection with the foregoing matters) and all of the other terms, conditions and limitations of this Agreement, the Paying Agent Agreement, and the Escrow Agreement or that are specifically mandated by the terms of this Agreement. Notwithstanding the foregoing, the Representative shall have no obligation to act on behalf of the Escrowed Holders, except as expressly provided herein, in the Escrow Agreement and the Paying Agent Agreement, and for purposes of clarity, there are no obligations of the Representative in any ancillary agreement, schedule, exhibit or the Company Disclosure Schedule. The powers, immunities and rights to indemnification granted to the Representative Group hereunder: (i) are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of any Escrowed Holder and shall be binding on any successor thereto, and (ii) shall survive the delivery of an assignment by any Escrowed Holder of the whole or any fraction of his, her or its interest in the Escrow Fund. The Escrowed Holders and their successors will be bound by all actions taken by Representative in connection with this Agreement, the Escrow Agreement, and the Paying Agent Agreement as if expressly confirmed and ratified in writing by the Escrowed Holders, all defenses which may be available to any Escrowed Holder to contest, negate or disaffirm the action of the Representative taken in good faith under this Agreement, the Escrow Agreement, or the Paying Agent Agreement are waived, and Parent and the Surviving Company shall be entitled to rely on any action or decision of Representative.. Neither the Representative nor its members, managers, directors, officers, contractors, agents and employees (collectively, the “Representative Group”), will incur liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction in connection with the acceptance or administration of the Representative’s responsibilities hereunder, under the Escrow Agreement or the Paying Agent Agreement, except its own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement, the Escrow Agreement or the Paying Agent Agreement, Representative may: (i) rely on the advice of counsel, and Representative will not be liable to the Escrowed Holders for anything done, omitted or suffered in good faith by Representative based on such advice, (ii) rely upon the Allocation Schedule, (iii) rely upon any signature believed by it to be genuine, and (iv) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Escrowed Holder or other party. The Escrowed Holders shall, severally and not jointly, based on their Indemnity Pro Rata Share, indemnify, defend and hold harmless the Representative Group and its successors and assigns from and against any and all suits, actions, causes of action, losses, liabilities, damages, claims, penalties, fines, forfeitures, fees, costs, judgments, amounts paid in settlement and expenses (including reasonable attorneys’ fees and court costs and fees and expenses of counsel and experts and in connection with seeking recovery from insurers, and all expenses of document location, duplication and shipment) (collectively,

100 “Representative Losses”) actually incurred in connection with any actions taken or omitted to be taken by the Representative pursuant to the terms of this Agreement, the Paying Agent Agreement, or the Escrow Agreement, in each case as such Representative Loss is incurred; provided that in the event it is finally adjudicated that a Representative Loss or any portion thereof was primarily caused by the willful misconduct, bad faith or gross negligence of the Representative, the Representative will reimburse the Escrowed Holders the amount of such indemnified Representative Loss attributable to such willful misconduct, bad faith or gross negligence. Any Representative Losses actually suffered or incurred may be recovered by the Representative only in the following order: (i) first, from the Representative Expense Amount, (ii) second, from the amounts in the Escrow Fund otherwise distributable to the Escrowed Holders pursuant to the terms hereof and the Escrow Agreement, if any, at the time such amount can be released to the Escrowed Holder pursuant to the terms hereof and the Escrow Agreement in accordance with written instructions delivered by the Representative to the Escrow Agent; and (iii) last, directly by the Escrowed Holders, in which case indemnification for Representative’s losses actually suffered or incurred shall be limited to each Escrowed Holder’s Indemnity Pro Rata Share thereof. In no event will the Representative be required to advance or risk its own funds on behalf of the Escrowed Holders or otherwise in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Escrow Agreement, or the transactions contemplated hereby or thereby, and the Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Representative may resign at any time and the majority of the Escrowed Holders can appoint a new Representative by written consent by sending notice and a copy of the duly executed written consent appointing such new Representative to Representative, Parent and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent, Merger Sub I, Merger Sub II (or, if after the First Effective Time, the Surviving Company) and the Escrow Agent. MISCELLANEOUS 11.1 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that there may not be any adequate remedy at law for any violation by any party of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at Law or in equity. 11.2 Governing Law; Submission to Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State without giving effect to any principles with respect to conflicts of laws that could

101 result in the application of the laws of any other state. (b) Any actions and proceedings under this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in Section 11.7 and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this Section 11.2 shall affect or eliminate any right to serve process in any other manner permitted by Law. 11.3 Entire Agreement. This Agreement, the Company Disclosure Schedule and the other Transaction Documents (including the schedules and exhibits hereto and thereto and the Confidentiality Agreement) represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, superseding, without limitation, that certain non-binding Term Sheet by and between Oddity and the Company, dated February 2, 2023. 11.4 Amendment. Except as is otherwise required by applicable Law, prior to the First Effective Time may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent, Merger Sub I, Merger Sub II and the Company. Except as is otherwise required by applicable Law, after the First Effective Time may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent, Merger Sub I, Merger Sub II and the Representative. 11.5 Extension; Waiver. At any time prior to the First Effective Time, Parent, Merger Sub I and Merger Sub II, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if, and to the extent, set forth, in an instrument in writing signed on behalf of such party. No action, except an actual waiver, taken pursuant to this Agreement or any other Transaction Document, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. 11.6 No Third Party Beneficiaries. This Agreement, the Company Disclosure Schedule

102 and the other Transaction Documents (including the schedules and exhibits hereto and thereto) are not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except for Section 7.9 which is for the benefit of the Covered Persons, and Article X, which is for the benefit of the Indemnitees covered thereby. 11.7 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given (a) when delivered or sent if delivered in person or sent by facsimile or email transmission (provided electronic confirmation of facsimile or email transmission is obtained) or, if delivered on a non-Business Day, then on the first Business Day following delivery or facsimile or email transmission (with electronic confirmation of transmission), (b) on the third (3rd) Business Day after dispatch by registered certified mail, or (c) on the next Business Day if transmitted by national overnight courier, in each case as follows (provided, however, that any notice of change of address shall only be valid upon receipt): If to the Company, to: Revela, Inc. __________ __________ Attention: ___________ Facsimile: ___________ Email: ___________ With a copy to (which shall not constitute notice): Presidio Legal, P.C. 340 S. Lemon Ave., Suite 9501 Walnut, CA 91789 USA Attention: Sean Mahsoul E-mail: sean@presidio.legal and with a copy to (which shall not constitute notice): Meitar, Law Offices 16 Abba Hillel Rd. Ramat Gan 5250608 Israel Attention: Yael Nardi Email: ynardi@meitar.com

103 If to Parent, Merger Sub I, Merger Sub II or the Surviving Company, to: Oddity Tech Ltd. 8 Haharash St, Tel Aviv, Israel Attention: Oran Holtzman; Jonathan Truppman Email: oran@oddity.com JonathanT@oddity.com With a copy to (which shall not constitute notice): Herzog Fox & Neeman 4 Yitzhak Sadeh Street, Tel Aviv 6777504, Israel Attention: Itay Lavi, Adv. Fax: +972-3-696-6464 Email: lavii@herzoglaw.co.il If to the Representative, to: ____________ ____________ ____________ With a copy to (which shall not constitute notice): Presidio Legal, P.C. 340 S. Lemon Ave., Suite 9501 Walnut, CA 91789 USA Attention: Sean Mahsoul ________________ E-mail: sean@presidio.legal ________________ and with a copy to (which shall not constitute notice):

104 Meitar, Law Offices 16 Abba Hillel Rd. Ramat Gan 5250608 Israel Attention: Yael Nardi Email: ynardi@meitar.com 11.8 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible. 11.9 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of each other party hereto, except that (i) each of Parent, Merger Sub I and Merger Sub II may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to one (1) or more of its Affiliates, but no such assignment shall relieve Parent, Merger Sub I or Merger Sub II, as applicable, of any of its obligations hereunder, and (ii) the rights of the Escrowed Holders as of the First Effective Time to receive any portion of the Escrow Fund and/or Representative Expense Amount, if and to the extent released, shall be assignable by the Escrowed Holders from time to time, in whole or in part, whether by assignment, operation of law or otherwise. Parent shall cause the Indemnitees to act in accordance with this Agreement, as if an original party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 11.9 shall be null and void. 11.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one (1) and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. 11.11 No Right of Setoff. Except as explicitly set forth herein, the Parent shall not be entitled to set-off against any payment obligations owing by it to the Company or any of the Equityholders under this Agreement, any Transaction Document, any related agreement, or any other certificate, agreement, document or other instrument to be executed and delivered by the Parent in connection with the transactions contemplated hereby, or against any claims that the Parent may have against any of the Equityholders under such agreements. 11.12 Conflict Waiver. Notwithstanding that the Company has been represented by

105 Meitar, Law Firm and Presidio Legal, P.C. (the “Firms”) in the preparation, negotiation and execution of this Agreement and the transactions contemplated herein (“Transaction”), the Company agrees that after the Closing Date the Firms may represent the Representative, the Escrowed Holders and/or their Affiliates in matters related to this Agreement and ancillary agreements hereto, the Transaction Agreements and any documents related thereto, including without limitation in respect of any indemnification claims. The Company hereby acknowledges, on behalf of itself and its Affiliates that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and it hereby waives any conflict arising out of such future representation. Neither the Company nor the Indemnitees may waive attorney-client privilege with respect to the Transaction without Stockholders’ Representative written consent. [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Mergers to be duly executed and delivered as of the date first above written. IM PRO MAKEUP NY L.P., By: /s/ Oran Holtzman Name: Oran Holtzman Title: IM PRO MAKEUP NY MERGER SUB, INC., By: /s/ Oran Holtzman Name: Oran Holtzman Title: ODDITY LABS, LLC, By: /s/ Oran Holtzman Name: Oran Holtzman Title: DocuSign Envelope ID: D7571BB2-9B41-45D3-9FFC-FB40C07F8242

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Mergers to be duly executed and delivered as of the date first above written. EVAN ZHAO, representative Doc ID: ec3748f3b4e46dfd241b55ddf9fb31e239442bea REVELA, INC. By: /s/ Evan Zhao Name: Evan Zhao Title: Chief Executive Officer EVAN ZHAO, solely in his capacity as Representative /s/ Evan Zhao